UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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Next, Inc.
(Name of Registrant as Specified in Its Charter)

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NEXT, INC.

7625 HAMILTON PARK DRIVE
SUITE 12
CHATTANOOGA, TENNESSEE 37421

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 10, 2010

To the Stockholders of Next, Inc.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the "Special Meeting") of Next, Inc., a Delaware corporation ("Next" or the "Company") will be held on September 10, 2010 at 10:00 a.m., local time at the executive offices of the Company's subsidiary, Next Marketing Inc., located at 1295 Vernon Street, Wabash, Indiana 46992.

The Board of Directors has called the Special Meeting for the following purposes:

1.           Sale of Assets.  To approve the sale of certain of the assets (the "Sale of Assets") of Next Marketing, Inc. ("Next Marketing"), a Delaware corporation (the "Sale of Assets"), pursuant to an Asset Purchase Agreement (the "Asset Purchase Agreement") by and among T-Shirt International, Inc., a West Virginia corporation ("TSI"), Next Marketing, and the Company, dated as of August 16, 2010.

2.           Dissolution of the Company.  To approve the voluntary dissolution and liquidation of Next pursuant to a Plan of Liquidation and Dissolution (the "Plan of Dissolution").

3.           Other Business.  To transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

The Board of Directors recommends that you vote: (1) "FOR" the approval of the Sale of Assets and (2) "FOR" the approval of the Plan of Dissolution.

The Board of Directors has fixed the close of business on August 23, 2010 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournment thereof. Only our stockholders of record at the close of business on Record Date will be entitled to notice of, and to vote at, the Special Meeting.

You may attend the Special Meeting.  However, whether or not you plan to attend, complete, sign, date and return the accompanying proxy card as soon as possible in the enclosed envelope.  If you attend the Special Meeting, you may revoke your earlier vote if you wish and vote personally.

By Order of the Board of Directors

/s/ David O. Cole
David O. Cole
Chief Financial Officer and Secretary

YOUR VOTE IS IMPORTANT!

ALL STOCKHOLDERS MAY ATTEND THE SPECIAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU SHOULD READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND VOTE YOUR SHARES BY INTERNET, BY TELEPHONE OR BY COMPLETING, DATING AND SIGNING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURNING IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE SPECIAL MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME OR BRING AN ACCOUNT STATEMENT OR LETTER FROM THE NOMINEE INDICATING YOUR BENEFICIAL OWNERSHIP AS OF THE RECORD DATE.

PROXY STATEMENT

NEXT, INC.
7625 HAMILTON PARK DR.
SUITE 12
CHATTANOOGA, TN 37421

FOR SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 10, 2010

This Proxy Statement is being furnished to the stockholders (the "Stockholders") of Next, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") from holders of the outstanding shares of the Company's common stock, $0.001 par value per share ("Common Stock"), to be used at a Special Meeting of Stockholders (the "Special Meeting") to be held on September 10, 2010 at 10:00 a.m., local time at the executive offices of the Company's subsidiary, Next Marketing Inc., located at 1295 Vernon Street, Wabash, Indiana 46992.

The Board has fixed the close of business on August 23, 2010 as the record date for the determination of Stockholders entitled to vote at the Special Meeting. Each share of Common Stock entitles the holder thereof on the record date to one vote. As of August 23, 2010, there were issued and outstanding 27,399,055 shares of Common Stock.

The Board of Directors has called the Special Meeting for the following purposes:

1.           Sale of Assets.  To approve the sale of certain of the assets (the "Sale of Assets") of Next Marketing, Inc. ("Next Marketing"), a Delaware corporation, pursuant to an Asset Purchase Agreement (the "Asset Purchase Agreement") by and among T-Shirt International, Inc., a West Virginia corporation ("TSI"), Next Marketing, and the Company, dated as of August 16, 2010.

2.           Dissolution of the Company.  To approve the voluntary dissolution and liquidation of Next pursuant to a Plan of Liquidation and Dissolution (the "Plan of Dissolution").

3.           Other Business.  To transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

The Board of Directors recommends that you vote: (1) "FOR" the approval of the Sale of Assets and (2) "FOR" the approval of the Plan of Dissolution.

This Proxy Statement, together with the Notice of Special Meeting and the accompanying proxy card is to be first mailed or otherwise distributed to Company shareholders on or about August 31, 2010.

SUMMARY TERM SHEET

This summary highlights selected information from this Proxy Statement and may not contain all the information that is important to you. To fully understand the proposed Sale of Assets and the Plan of Dissolution, you should carefully read this entire Proxy Statement and the materials attached to this Proxy Statement.

●          The Company.

The Company is a creative and innovative sales and marketing organization that designs, develops, markets and distributes licensed and branded imprint sportswear primarily through key licensing agreements in addition to the Company's own proprietary designs. Products are imported, outsourced and embellished in-house via both the screenprint and embroidery processes. (See page 7).

●           Purpose of the Special Meeting.

At the Special Meeting, the Stockholders of the Company will be asked to approve:  (1) the Sale of Assets and (2) the Plan of Dissolution.

●          Proposal 1:  Sale of Assets.

The Board of Directors asks the stockholders of the Company to approve the sale of substantially all the assets of the Company to TSI pursuant to the Asset Purchase Agreement by and among TSI, Next Marketing and the Company. TSI will pay the Company cash at the closing of the Sale of Assets in an amount estimated to be approximately $1,234,000, subject to adjustments prior to the closing and pay the Company's outstanding debt to National City Bank, estimated to be $1,950,000.  (See pages 16 -17).

●          Reasons for Sale of Assets.

As we have previously disclosed, in Forms 10-Q and 10-K filed with the SEC, we have had recurring losses since 2006 and have had to rely on our line of credit, equity financings and our term debt to finance our operations. We have reached the point where sufficient external capital financing is not available and it is becoming extremely difficult to generate internal capital, so we believe that we will not be able to continue much longer as a going concern. We sought over the past three and one-half years, but were unsuccessful in finding, any other viable alternatives to sell the Company or its assets.  (See pages 8 -14).

●          Use of Proceeds.

The proceeds from the Sale of Assets would be used to pay off the Company's debts and ongoing costs associated with the completion of the Sale of Assets and Plan of Dissolution. The remaining amounts, if any, would be distributed to Stockholders. (See page 16).

●          Conditions to the Sale of Assets.

Completion of the Sale of Assets requires the approval of Stockholders holding a majority of our outstanding shares of Common Stock, as well as satisfaction of customary conditions set forth in the Asset Purchase Agreement. (See page 16).

●          Proposal 2:  Plan of Dissolution.

The Board of Directors asks the stockholders of the Company to approve the adoption of the Plan of Dissolution, providing for, among other things, in the event that the Sale of Assets is approved by our stockholders and the Sale of Assets is subsequently consummated, the transfer of all of our remaining assets, (collectively, the "Remaining Assets"), together with all liabilities, to our creditors and stockholders, as appropriate, and, if the Sale of Assets is not approved or consummated, authority to our Board of Directors to dispose of all of our Assets, and, in either case, our complete liquidation and dissolution, and voted to recommend that our stockholders approve the Plan of Dissolution. (See pages 18 - 26).

●          Information about the Special Meeting.

The Special Meeting will be held on September 10, 2010 at 10:00 a.m., local time at the executive offices of the Company's subsidiary, Next Marketing Inc., located at 1295 Vernon Street, Wabash, Indiana 46992.  The record date for determination of Stockholders entitled to notice of and to vote at the Special Meeting is August 23, 2010.  Proxies for the Special Meeting are being solicited on behalf of the Company. Shares represented by properly executed proxy cards received in time for the Special Meeting will be voted in accordance with the directions on such proxies. If no directions are specified, the proxy shares will be voted (1) for the Sale of Assets and (2) for the Plan of Dissolution. You may revoke the proxy at any time prior to the exercise of the authority granted thereby by providing written notice to the Secretary of the Company, by delivering a later-dated proxy or by attending the Special Meeting and electing to vote in person.

FORWARD-LOOKING STATEMENTS

In addition to the historical information contained herein, this Proxy Statement contains forward-looking statements that are subject to risks and uncertainties. Forward-looking statements are not based on historical information but relate to future operations, strategies, financial results or other developments. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. Certain statements contained in this Proxy Statement, including, without limitation, statements containing the words "believe," "are of the opinion that," "anticipate," "estimate," "expect," and words of similar import, constitute "forward-looking statements." In particular, statements about our plans or expectations with respect to distributions of cash to the Stockholders are forward-looking statements. You should not place any undue reliance on these forward-looking statements.

RISK FACTORS

Risks Related to the Sale of Assets and Plan of Dissolution.

Our Stockholders may not approve both the Sale of Assets and the Plan of Dissolution.

If the Stockholders do not approve both the Sale of Assets and the Plan of Dissolution, then we believe that we will be forced to discontinue our operations and proceed with the liquidation and bankruptcy of the Company and that there will not be any funds or other assets available for distribution to our Stockholders.

There is no assurance as to when the Sale of Assets will be completed and the Company's winding up will have progressed sufficiently to permit distribution of the remaining assets to the Company's stockholders, or that there will be assets available to distribute.

There is no guarantee that the Sale of Assets and the winding up of the Company will not take longer than anticipated.  It may take longer than currently anticipated to complete the necessary proceedings and unanticipated claims may be raised against the Company, the resolution of which may delay completion of the Company's winding up. In addition, it may be necessary for the Company to utilize some or all of its assets as security for disputed, conditional or contingent claims while they are being resolved. If there are valid claims against the Company, it may be necessary for the Company to utilize some or all of its assets to satisfy these claims. Accordingly, there is no guarantee that we will be able to distribute all, or any, of the remaining assets to Stockholders as anticipated herein.

Risks Related to our Business.

We may not be able to continue as a going concern.

We are dependent upon available cash, operating cash flow, term debt and our line of credit to meet our capital needs. We currently do not have a replacement bank for our asset based line of credit. We have attempted strategic options and alternatives to improve our liquidity and provide us with working capital to fund our continuing business operations which include debt and equity financing as an alternative to supply our cash needs, however we have not been successful in negotiating financing in any form. We will likely not be able to continue operations, develop or enhance services or products, respond to competitive pressures, or continue as a going concern.

You should not rely on our past results to predict our future performance.

The Company's operating results fluctuate due to factors that are difficult to forecast and often out of the Company's control. We do not believe that the Company's past revenues and other operating results are accurate indicators of the Company's future performance. We expect the Company's operating results to continue to deteriorate. The factors that may contribute to this deterioration include: fluctuations in aggregate capital spending, cyclicality and other economic conditions in one or more markets in which the Company sells its products; changes or reductions in demand in the markets the Company serves; a change in market acceptance of the Company's products or a shift in demand for the Company's products; new product introductions by the Company's competitors; changes in product mix and pricing by the Company, its suppliers or its competitors; pricing and related availability of raw materials for the Company's products; the Company's failure to manufacture a sufficient volume of products in a timely and cost-effective manner; the Company's failure to anticipate changing product requirements of its customers; changes in the mix of sales by distribution channels; exchange rate fluctuations; and extraordinary events such as litigation or acquisitions.

We may be unable to renew licenses.

A substantial portion of the Company's revenue is derived from its licensing program and Company owned brands. The Company is a party to numerous licensing agreements to utilize "branded" logos for its products. Licenses from colleges and universities comprise the greatest segment of the Company's licenses and these licenses are grouped into master licenses. All of these master license arrangements have duration of one to three years and may not contain automatic renewal options. Although the Company has had no difficulty renewing these license arrangements in the past and obtaining new licenses, there can be no assurance that the Company will be able to do so in the future. The loss of any one group of licenses or any master license may have a material adverse effect on the Company's financial conditions and results of operations.

We face intense competition.

The principal competitive factors affecting the market for the Company's products include product functionality, performance, quality, reliability, delivery, price, compatibility, conformance with customer and licensor standards, and lack of exclusivity. Several of the Company's existing and potential competitors are larger than the Company and may have substantially greater financial, sourcing and other resources than the Company. In addition, the Company may in the future face competition from new entrants in its markets and there can be no assurance that these competitors will not offer better price points for competitive products and offer better terms to the Company's customers than those offered by the Company to obtain greater market share or cause the Company to lower prices for its products, any of which could harm the Company's business.

We depend on the continued contribution of key executive management and key operations and sales management.

The loss of the services of one or more key executives could have a material adverse effect on the Company. The Company's success also depends on its ability to attract and retain additional highly qualified management personnel. Competition for these individuals is intense and they are often subject to offers from competing employers, some of whom may be better able to offer more lucrative compensation incentives than those offered by the Company. Although most of the Company's key employees have been with the Company for an extended period of time, there can be no assurance that the Company will be able to retain its key employees, or that it will be able to attract or retain additional skilled personnel as needed.

Disruption of availability from foreign suppliers could increase costs.

The Company sources a significant amount of its products from international suppliers. Relationships with foreign suppliers present a greater risk of disruption due to political and economic instability than relationships with domestic suppliers. Although the majority of the products used by the Company are available from multiple sources both domestically and internationally, any disruption in availability of products and services from these foreign suppliers could lead to increases in the Company's product costs. The Company believes it can locate alternative products from several supplier sources to obtain the quality, and delivery standards if a disruption in international sources should occur.

Inability to expand our customer base could hurt our business.

Historically, the Company's customer base has been comprised primarily of national and regional mass merchandise and specialty retailers. The Company has made concerted efforts to expand our customer base. For example, in 2002 the Company acquired CMJ Ventures, Inc. (which was subsequently merged into the Company in 2006), which sold to over five hundred specialty retailers. We also have introduced major product lines and distribution channels, such as our Motor Sports division in 2002, which sold to a dealer network of approximately 9,000 auto dealers. In 2003, the Company acquired Lil' Fan, Inc. (which also subsequently merged into the Company in 2006), expanding the Company's customer base with the addition of a full line of design and merchandising primarily focusing on children's licensed college and motor sports products. Lil' Fan customers were complementary to, and did not overlap with, the Company's existing customers. In 2005, the Company's acquisition, through a subsidiary (which also subsequently merged into the Company in 2006), of assets from Sports-2-School, LLC also expanded our customer base to a large national retailer to which we had previously not sold merchandise. As a result of these efforts, the Company developed a diverse distribution network, ranging from national, large regional, and specialty retail chains, corporate accounts, college book stores, motor sports, souvenir and gift shops, and golf shops. If the Company is unable to sustain the expansion of its customer base or if it is unable to maintain its customer base, it could have a negative impact on the Company's financial condition and results of operations.

Economic conditions could limit the number of customers or cause customers to delay payment.

In recent years, the retail industry has experienced consolidation and other ownership changes. In the future, retailers may undergo changes that could decrease the number of stores that carry the Company's products or increase the ownership concentration within the department store retail industry, including: consolidating their operations, undergoing restructurings or reorganizations, or realigning their affiliations. These situations may concentrate the Company's credit risk in a smaller number of retailers, and, if any of these retailers were to experience a shortage of liquidity, it would increase the risk that their outstanding payables to us may not be paid timely or at all. The current credit market crisis of 2008-2010 has not had a material impact on the Company's customer base due to bankruptcies of customers, so far. It has had other, less quantified effects, such as delivery dates being deferred and payments being delayed. It has also had an adverse impact on the Company's ability to secure alternative sources of financing, which has led the Company to its current circumstances and is a major reason why it has had to consider selling its assets and liquidating.

Litigation could harm our financial position and results of operations.

The Company is from time to time a party to claims and litigation proceedings. Such matters are subject to many uncertainties and the Company cannot predict with confidence the outcomes and ultimate financial impacts of them. There can be no guarantees that actions that have been or may be brought against the Company in the future will be resolved in the Company's favor or that insurance carried by the Company will be available or paid to cover any litigation exposure. Any losses resulting from settlements or adverse judgments arising out of these claims could materially and adversely affect the Company's financial position and results of the operations.

There is a limited trading market for our stock.

The Company's common stock is quoted on the OTC Bulletin Board. There is a limited trading market for the Common Stock.

Our Common Stock is volatile.

The market price of the Common Stock is more volatile than the price of common stock of more established companies, because of the limited number of Stockholders and the low volume of trading. In addition, the price is subject to a variety of factors, including the business environment; the operating results of companies in the industries we serve; future announcements concerning the Company's business or that of its competitors or customers; the introduction of new products or changes in product pricing policies by the Company or its competitors; litigation matters; changes in analysts' earnings estimates; developments in the financial markets; quarterly operating results; and perceived dilution from stock issuances for acquisitions and other transactions. Furthermore, stock prices for many companies fluctuate for reasons that may be unrelated to their operating results. Those fluctuations and general economic, political and market conditions, such as recessions, terrorist actions or other military actions, or international currency fluctuations, as well as public perception of equity values of publicly traded companies may adversely affect the market price of our Common Stock.

INFORMATION ABOUT THE COMPANY

Business Development.

Next, Inc., a Delaware corporation, was formed January 2, 1987. It has two wholly owned subsidiaries: (i) Next Marketing, Inc., a Delaware corporation ("Next Marketing"), and (ii) Choice International, Inc., a Delaware corporation ("Choice"). All references herein to the "Company," "we," "us," "our" or "Next" refer to Next, Inc.

The Company, as it currently operates, commenced its operations on February 1, 2002, after the completion of a stock exchange between Sporting Magic, Inc., a Delaware corporation, and Next, Inc., a Delaware corporation (the "Exchange"). Following the Exchange and until December 27, 2002, the Company operated under the name Sporting Magic, Inc., at which time Next, Inc. was merged with and into Sporting Magic, Inc. and the name Sporting Magic, Inc. was changed to Next, Inc.

The Business.

We are a creative and innovative sales and marketing organization that designs, develops, markets and distributes licensed and branded imprinted sportswear primarily through key licensing agreements in addition to our own proprietary designs. Products are imported, outsourced and embellished in-house via both the screenprint and embroidery processes.

Our product offerings include sportswear branded with our own proprietary designs, which include American Biker®, American Wildlife®, Ragtops Sportswear™, Campus Traditions USA®, Class Threads™ and Cadre Athletic®. We distribute our licensed and proprietary products pursuant to various arrangements, including the following:

●          Approximately 200 licenses and agreements to distribute our Cadre Athletic®, and Campus Traditions USA® line for most major colleges and universities in the United States; and

●          Licensing and distribution agreements with GRITS (Girls Raised In The South) and Chuck E. Cheese.

MEETING AND VOTING INFORMATION

The Board has fixed the close of business on August 23, 2010 as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Special Meeting. Each share of Common Stock entitles the holder thereof on the record date to one vote. As of August 23, 2010, there were issued and outstanding 27,399,055 shares of Common Stock.

Proxies for the Special Meeting are hereby being solicited on behalf of the Company. In connection with the solicitation of proxies, the Board has designated Robert M. Budd and David O. Cole, or either of them, as proxies. Shares represented by all properly executed proxy cards received in time for the meeting (the "Proxy Shares") will be voted at the Special Meeting and any adjournment(s) thereof in accordance with the directions on such proxies. If no directions are specified, the Proxy Shares will be voted (a) "FOR" the Sale of Assets; (b) "FOR" the Plan of Dissolution; and (c) in the best judgment of the person(s) named in the enclosed proxy in connection with the transaction of such other business as may properly come before the Special Meeting. The Board knows of no other business that will be presented for consideration at the Special Meeting other than the matters described in this Proxy Statement.

You may revoke the proxy, at any time prior to the exercise of the authority granted thereby, by providing written notice to the Secretary of the Company, by delivering a later dated proxy or by attending the Annual Meeting and electing to vote in person.

This Proxy Statement is dated August 30, 2010 and it and the accompanying notice and form of proxy are first being mailed to the Stockholders on or about August 31, 2010. All costs of preparing, printing, assembling and mailing the form of proxy and the material used in the solicitation will be paid by the Company.

The presence in person or by proxy of the holders of a majority of the shares of Common Stock will constitute a quorum for the transaction of business at the Special Meeting. Votes cast by proxy or in person at the Special Meeting will be counted by the person appointed by the Company to act as election inspector for the meeting. The election inspector will treat Proxy Shares that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but abstentions will not be counted as votes for or against any proposal. Because approval of both Proposal 1: the Sale of Assets and Proposal 2: the Plan of Dissolution require the affirmative vote of a majority of the outstanding shares of Common Stock, an abstention has the same effect as a vote against each proposal. In those instances where shares are held by brokers who are prohibited from exercising discretionary authority for beneficial owners who have not given voting instructions ("broker non-votes"), those shares will be counted as present for quorum purposes. Broker non-votes will not be counted as votes for or against any proposal.

PROPOSAL 1:  SALE OF ASSETS

Overview of Sale of Assets.

At the Special Meeting, our Stockholders will be asked to consider and vote upon a proposal to approve the sale of substantially all of our assets to TSI, except for certain items of inventory and all the Company's real estate, machinery and equipment and certain contract rights. The assets to be sold consist primarily of inventory held in the Company's wholly owned subsidiary, Next Marketing.

As consideration for the sale of substantially all of our assets to TSI, on the closing date of the Sale of Assets (the "Closing Date") we will receive the difference between $3,184,000 and the aggregate principal amount of indebtedness owed by the Company as of the Closing Date on its line of credit with National City Bank of Indiana, plus or minus the difference between the value of the Company's inventory and prepaid royalties to be sold as of the Closing Date and $934,000. TSI will pay the Company's debt to National City Bank, estimated to be $1,950,000.  In addition TSI will assume certain liabilities associated with the assets sold.

The Sale of Assets will be made pursuant to an Asset Purchase Agreement by and among TSI, Next Marketing and the Company dated as of August 16, 2010. The material terms of the Asset Purchase Agreement are presented below under the caption "Description of the Asset Purchase Agreement," and a copy of the Asset Purchase Agreement is attached to this Proxy Statement as Annex A. Stockholders are urged to carefully review the Asset Purchase Agreement in its entirety.

Background of the Sale of Assets.

Since approximately April 2007, the Company has struggled with declining sales, banking covenant problems, the faltering economy and the credit crisis of 2009, all of which have combined in some way or another to contribute to the net operating losses incurred for fiscal years ended in 2007, 2008 and 2009.  2010 year to date for the six-month period ended May 30, the Company has continued to lose money.  Since 2007, the Company has slashed expenses, personnel, programs, capital spending and taken permanent pay cuts of 10% and executive management has taken pay deferrals for up to six months each year of 50% of salary.  Recent efforts at increasing sales with key accounts have been successful with the Company's largest customer, but have been disappointing with others.  Despite operating losses, the Company has been successful at generating positive cash flow.  Now, faced with the prospect of impending reductions to the Company's line of credit by its bank that will become much deeper in the next two months, and no current prospect of replacing that line of credit, the Board of Directors has come to the conclusion that the proposed Sale of Assets is the only reasonable course of action to attempt to preserve any value for the Stockholders.

Over the past three years, the Company has contacted approximately fifty banks, merger and acquisition targets and private equity firms, all of whom rejected the Company's proposals.  The following is a chronological discussion of efforts made beginning in April 2007.

In April 2007, the Company notified National City Bank that it would not make its financial covenants for the quarter ending in April.  The Company also implemented a 50% executive management salary deferral, which began in April and ran into September of 2007, with amounts deferred from April through August being paid out in September 2007.

During May and June 2007, the Company began discussions with a potential strategic investor and met with it and other principals in California.   The Company also became involved in discussions to merge with TSI and another company as a step in the process of the discussions with the potential investor.  Discussions broke down when the potential investor declined to move forward.

In July 2007, the Company began discussions with an investment banking firm, which were terminated, and also determined it was in the Company's best interest to find a lender to replace National City Bank.

During the second half of 2007, the Company held discussions with six banks, two private equity sponsors and certain individual investors.

On November 8, 2007, the Company entered into an agreement (the "Commitment") with National City Bank (the "Bank"), pursuant to which the Bank committed to waive prior covenant violations and to revise and update the structure of its relationship with the Company under that certain Amended and Restated Credit Agreement dated January 31, 2006.  Pursuant to the Commitment, the maturity date of the facility was to be changed to the first anniversary of the date on which the closing of the transactions contemplated by the Commitment occurred, the advance rate on eligible raw materials was to be decreased to 55%, the interest rate was to be increased to prime plus a percentage ranging from .75% to .25% (depending on certain financial ratios), and revised financial covenants, including the addition of a covenant providing for a minimum EBITDA and capitalization levels, and limited personal guarantees were to be put into effect.  The terms of the Commitment were subject to a number of conditions, including the completion of a proposed $500,000 equity injection, the extinguishment of a $350,000 over-advance line of credit and the ability of the Company to make payment of up to $200,000 on its subordinated indebtedness following the execution of the revised relationship between the Company and the Bank.

Also on November 8, 2007, the Board of Directors of the Company appointed C.W. (Bill) Reed to serve as an additional director of the Company.  Mr. Reed accepted such appointment, and his election to the Company's Board of Directors became effective on November 8, 2007.  At that time, the Company expected to enter into a securities purchase agreement (the "Securities Purchase Agreement") with Mr. Reed later that same month, pursuant to which the Company would issue 2,000,000 shares of common stock and  warrants for the purchase of up to 1,087,500 shares of common stock (collectively, the "Securities") for an aggregate offering price of $500,000 in cash.  As contemplated, the warrants would be exercisable immediately upon issuance for a term of seven years and have an exercise price equal to (i) $0.35 per share for the first five years thereof and (ii) $0.50 per share for the remaining two years thereof, subject to adjustment as provided in the warrants.

On November 19, 2007, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement") with C.W. (Bill) Reed (the "Purchaser"), then a director of the Company, pursuant to which the Company issued 2,173,913 shares of common stock and warrants (the "November Warrant") for the purchase of up to 1,087,500 shares of common stock (the "November Warrant Shares") (the Shares, the November Warrant and the November Warrant Shares are referred to herein collectively as the "Securities") for an aggregate offering price of $500,000 in cash.  The November Warrant was exercisable, in whole or in part, at any time and from time to time for a period of seven years following the date of issuance and had an exercise price equal to (i) $0.35 per share for the first five years thereof and (ii) $0.50 per share for the remaining two years thereof.  The exercise price and the number of November Warrant Shares issuable upon exercise of the November Warrant were subject to adjustment as provided in the November Warrant.  Under the terms of the Purchase Agreement, the Purchaser had certain demand registration rights that could be exercised with respect to the Shares and the November Warrant Shares.

After satisfying the conditions of the Commitment, on November 21, 2007, the Company entered into an amendment (the "Amendment") to its Amended and Restated Credit Agreement dated January 31, 2007, as amended (the "Existing Credit Agreement"), by and between the Company and National City Bank (the "Bank").  Pursuant to the Amendment, the Bank waived any violations of the financial covenants under the Existing Credit Agreement prior to date of the Amendment, the maturity date of the Company's line of credit facility was changed to November 30, 2008, the advance rate on eligible raw materials was decreased to 55%, the interest rate was increased to prime plus a percentage ranging from .75% to .25% (depending on certain financial ratios), an over-advance line of credit was extinguished, and certain financial ratios and covenants were revised, including the addition of a covenant providing for minimum levels of EBITDA plus equity or subordinated capital injections. In connection with the closing of the transactions contemplated by the Amendment, the Company executed and delivered a replacement promissory note evidencing its $7,500,000 line of credit with the Bank and certain limited personal guarantees were confirmed.

The Company began discussions with a number of potential strategic suitors as part of a strategy to determine alternatives that may be available to it.

In December 2007, the Company conducted its initial meeting with Management of TSI.

In February 2008, the Company initiated contact with four banks and certain members of the Company's management met with TSI at its facility to discuss possible transactions.

During March 2008, the Company negotiated with another bank, conducted a follow-up conference call with TSI and began discussions with a major sporting goods supplier.

During April 2008, the Company engaged Concord Financial Advisors to assist in placing bank debt.  Also, during April, the Company implemented a second 50% executive management salary deferral, which began in April and ran into September 2008, with amounts deferred from April through August being paid out in September.

On April 28, 2008, the Company entered into securities purchase agreements (the "Purchase Agreements") with each of Charles W. Reed, Danny F. Cooke, the William B. Hensley III Family Trust and Jeffery R. Kellam (collectively, the "Investors"), pursuant to which the Company issued an aggregate of 5,500,000 shares of common stock and warrants (the "April Warrants") for the purchase of an aggregate of up to 2,750,000 shares of common stock (the "April Warrant Shares") (the Shares, the April Warrants and the April Warrant Shares are referred to herein collectively as the "Securities") for an aggregate offering price of $550,000 in cash.  Each share was sold to the Investors at a purchase price of $0.10 per Share, with each of Messrs. Reed and Cooke, who are directors of the Company, and the William B. Hensley III Family Trust purchasing 1,500,000 of the Shares and a warrant for the purchase of up to 750,000 of the Warrant Shares, and Mr. Kellam purchasing 1,000,000 of the Shares and a warrant for the purchase of up to 500,000 of the Warrant Shares.  Under the terms of the Purchase Agreements, the Investors had certain demand registration rights that could have been exercised with respect to the Shares and the Warrant Shares.  In connection with this private offering, the Company and Mr. Reed agreed to amend the November Warrants granted him (i) to reflect the automatic reduction, in accordance with the terms of the November Warrant, in the stated exercise price to $0.10 per share during the entire seven-year exercise period thereof as a result of the private offering and (ii) to change the effect of certain anti-dilution provisions to specify an increase in the number of shares of common stock issuable thereunder to up to 1,367,000 shares, in each case subject to further adjustment as provided in the November Warrant, as so amended.

Between May and October 2008, the Company conducted plant tours, visits and discussions with eight banks and one economic development official.

On October 17, 2008, the Company entered into a letter of intent with Marquette Business Credit with respect to a new credit facility to replace the existing credit facility with National City Bank.

During October 2008, the Company permanently cut all management and supervisory salaries by 10% and laid off non-essential salaried employees.

On November 28, 2008, the Company entered into a Promissory Note Modification Agreement, which was effective as of November 30, 2008 (the "Modification Agreement"), with National City Bank relating to the Company's previously disclosed $7,500,000 line of credit facility with the National City Bank (the "Existing Credit Facility").  Pursuant to the terms of the Modification Agreement, the maturity date of the replacement promissory note (the "Note") evidencing the Existing Credit Facility was extended from November 30, 2008 to December 15, 2008 and the interest rate on the daily unpaid principal balance of the Note was increased to prime plus 4%.  The Company also paid a $5,000 fee for the extension.  The Modification Agreement was granted by the National City Bank to give the Company time to complete arrangements to enter into a new credit facility with Marquette Business Credit.

On December 15, 2008, the Company entered into a second Promissory Note Modification Agreement, which was effective on December 15, 2008 (the "Modification Agreement"), with National City Bank relating to the Company's previously disclosed $7,500,000 line of credit facility with National City Bank (the "Existing Credit Facility").  Pursuant to the terms of the second Modification Agreement, the expiration date of the replacement promissory note (the "Note") evidencing the Existing Credit Facility was extended from December 15, 2008 to January 31, 2009 and the interest rate on the daily unpaid principal balance of the Note remained at prime plus 4%.  The Company also paid a $15,000 fee for the six-week extension.  The Modification Agreement was granted by National City Bank to give the Company time to complete the underwriting to enter into a new credit facility with Marquette Business Credit.

On January 14, 2009, Marquette Business Credit terminated the letter of intent with respect to the new credit facility due to the worsening credit crisis and tightening of funds.

During January 2009, the Company contacted the four banks that expressed interest in replacing the Company's existing credit facilities during October 2008.

On January 30, 2009, the Company entered into a Forbearance Agreement, which was effective on January 31, 2009 (the " Agreement"), with National City Bank relating to the Company's previously disclosed $7,500,000 line of credit facility with National City Bank (the "Existing Credit Facility").  Pursuant to the terms of the Agreement, the expiration date of which was April 30, 2009, the replacement promissory note (the "Note") evidencing the Existing Credit Facility was amended to reduce the maximum sum available to $5,000,000.  Effective February 1, 2009, the interest rate on the daily unpaid principal balance of the Note increased to prime plus 6% from prime plus 4%.  Effective March 1, 2009, the interest rate increased to prime plus 8%.  Effective April 1, 2009, the interest rate increased to prime plus 10%.  Thereafter, if the principal balance was not paid in full, the interest rate was to increase to prime plus 12%.  The Company paid a $25,000 fee for the thirteen-week extension.  At April 30, 2009, if the principal remains unpaid an additional $25,000 fee was to be due.  The Agreement was granted by National City Bank because the Company completed the underwriting review and due diligence to enter into a new credit facility with Marquette Business Credit on January 14, 2009, and Marquette Business Credit declined to issue a commitment letter due to the tightened requirements of the current credit market.

In February 2009, the Company continued discussions with a sporting goods company.  Also, the Company retained the services of a banking consultant regarding improving the informational package being used and met with an additional bank and a private equity sponsor.

During March 2009, the Company met with two additional banks, an additional loan broker and a private equity sponsor.

On March 19, 2009, the Company entered into a letter of intent with Webster Business Credit.

During April 2009, the Company implemented a third 50% executive management salary deferral which began in April and ran into September 2009, with amounts deferred from April through August being paid out in September 2009.

On April 30, 2009, the Company entered into a First Amendment to Forbearance Agreement, which was dated effective as of May 1, 2009 (the "Amendment"), with National City Bank.  The Amendment amended the Forbearance Agreement dated effective as of January 31, 2009 (the "Forbearance Agreement") and further reduced the maximum amount available under the Company's previously disclosed line of credit facility with National City Bank (the "Existing Credit Facility") to $3,500,000.  In addition, under the terms of the Amendment, the maturity date of the replacement promissory note evidencing the Existing Credit Facility (the "Note") was extended to June 30, 2009 and the interest rate on the daily unpaid principal balance of the Note was reduced to prime plus 6% for the period commencing on May 1, 2009 and ending on the maturity date.  After June 30, 2009, the interest rate was to increase to prime plus 8%.  In consideration of the Amendment, the Company paid to National City Bank the $25,000 described as an "additional fee" under the Forbearance Agreement.

From April 2009 to August 2009, the Company met with five banks and discussed replacing National City Bank; it also met with an investment bank and a neighboring county economic development official.

During July 2009, the Company entered into Prime Revenue/Kohl's Supply Chain Finance Platform as a way to reduce outstanding indebtedness to National City Bank.

On June 30, 2009, the Company entered into a Second Amendment to Forbearance Agreement, which was dated effective as of July 1, 2009 (the "Amendment"), with National City Bank.  The Amendment amended the Forbearance Agreement dated effective as of January 31, 2009, as amended by the First Amendment to Forbearance Agreement dated effective as of May 1, 2009 (collectively, as so amended, the "Forbearance Agreement"), and further reduced the maximum amount available under the Company's previously disclosed line of credit facility with National City Bank (the "Existing Credit Facility") to $3,000,000 (the "Credit Limit").  The Amendment also provided for changes to the definitions of Eligible Receivables and Borrowing Base under the loan documents.  At the request of the Company, Eligible Receivables, which is a component of the Borrowing Base, was amended to no longer include any receivables owed by a large customer (including any of its subsidiaries, affiliates or assigns) of the Company. Instead, the Company began financing these receivables off balance sheet through a lending program sponsored by that customer and funded by a major national bank at interest rates substantially below that charged by National City Bank.  This financial vehicle was expected to increase cash velocity to the Company, decrease concerns over concentration issues and substantially decrease the amount of funding that the Company would need from potential line of credit lenders, all of which the Company believed would enhance the likelihood that it could find a suitable replacement lender for National City Bank.  The definition of Borrowing Base was revised to implement a stepped-down reduction in the cap on the inventory component.  The cap was reduced to $2,200,000 commencing July 1, 2009 through July 31, 2009, and thereafter was further reduced to $1,500,000.  In addition, under the terms of the Amendment, the maturity date of the replacement promissory note evidencing the Existing Credit Facility (the "Note") was extended to September 30, 2009 and the interest rate on the daily unpaid principal balance of the Note remained at prime plus 6% for the period commencing on July 1, 2009 and ending on July 31, 2009.  After July 31, 2009, the interest rate increased to prime plus 8% until August 31, 2009 and then increased to prime plus 10% until September 30, 2009.  If the loan remained unpaid after September 30, 2009, the interest rate was to increase to prime plus 12%.  In consideration of the Amendment, the Company paid to National City Bank a $30,000 fee, and, if the loan remained unpaid at September 30, 2009, the Company was to pay an additional fee of $25,000.

On August 21, 2009, the Company completed a financing transaction (the "Financing Transaction") with Crossroads Bank pursuant to which the parties entered into new Business Loan Agreements and related loan documents (collectively, the "Loan Documents") pertaining to three loans originally extended to the Company by Crossroads Bank in 2004 and 2005 with respect to the Company's facility and certain equipment and fixtures in Wabash, Indiana.  The Loan Documents, which superseded all prior documentation relating to these loans, were dated effective as of August 14, 2009.  One set of Loan Documents related to a loan from Crossroads Bank to the Company in the remaining principal amount of $2,583,089.54 (the "Primary Loan").  The other two sets of Loan Documents related to less significant equipment and fixture loans from Crossroads Bank to the Company in the remaining principal amounts of $52,695.16 and $20,139.51, respectively.  All three loans were evidenced by Promissory Notes in favor of Crossroads Bank, which are collateralized by all land, buildings, equipment and fixtures of the Company and its subsidiaries and were guaranteed by Next Marketing, Inc., a wholly owned subsidiary of the Company.  The Promissory Notes are secured by two certificates of deposit, each in the amount of $225,000, which have been assigned to Crossroads Bank by Danny F. Cooke and Cindy S. Hensley, respectively, (who, in connection therewith, have been released from their personal guarantees under the prior loan documents) and which Crossroads Bank has agreed may be drawn against only after giving advance notice of such intent and will be released in a pro rata manner to the extent the Company's aggregate indebtedness under the Loan Documents is reduced below $450,000.  Under the terms of the applicable Loan Documents, the Primary Loan was to mature on July 15, 2020 and accrues interest at variable rates based, in part, upon the prime rate.  The interest rate under the Primary Loan was initially fixed at 7.0% per annum until December 15, 2009, with monthly, interest-only payments for the first six months beginning on September 15, 2009 and principal and interest thereafter.

        Beginning December 15, 2009, the Primary Loan accrued interest at a variable rate (but not less than 6.5% per annum) indexed to the prime rate plus 0.5%, as adjusted each year, with the first such monthly payment being due on January 15, 2011.  The $20,139.51 loan matured on November 2, 2009, and the $52,695.16 loan matured on June 24, 2010, and both were paid in full according to the scheduled due dates for payments. In connection with the Financing Transaction, Crossroads Bank agreed to defer the principal payments due in August 2009 under all three loans. The Company has been current on payments on the remaining outstanding loan through the date of this document.  In consideration of the Financing Transaction, Crossroads Bank was paid a $10,000 fee.  The Loan Documents contain customary events of default, including, without limitation, failure to make timely payments, defaults under other material loan documents, and the dissolution or insolvency of the Company, which if triggered would result in the acceleration of all amounts due thereunder.  In addition to other customary covenants previously included in the prior loan documents, the Loan Documents also contained new financial covenants requiring the Company to maintain a fixed charge coverage ratio (defined as (i) the sum of EBITDA and capital infusions, divided by (ii) the sum of interest, principal, taxes, capital expenditures not financed or unfunded, and dividends) of 1.00 to 1.00 for fiscal years 2009 and 2010 and 1.20 to 1.00 for fiscal years 2011 and thereafter.  The Loan Documents largely continued in place the terms existing under the prior loan documents, except with respect to the release of personal guarantees, the initiation of a six-month interest only repayment period and corresponding six-month extension of the maturity date with respect to the Primary Loan, and the inclusion of new financial covenants for all three loans, all as described above.  In connection with the Financing Transaction, Crossroads Bank waived all existing violations or defaults under the prior loan documents.

On September 30, 2009, the Company entered into a First Agreed Extension to Second Amendment to Forbearance Agreement (the "Extension Agreement") with the guarantors named therein and National City Bank.  The Extension Agreement amended the Forbearance Agreement dated effective as of January 31, 2009, as amended by the First Amendment to Forbearance Agreement dated effective as of May 1, 2009 and as further amended by the Second Amendment to Forbearance Agreement dated effective as of July 1, 2009 (collectively, as so amended, the "Amended Forbearance Agreement").  Under the terms of the Extension Agreement, the maturity date of the replacement promissory note evidencing the Company's previously disclosed line of credit facility (the "Existing Credit Facility") with National City Bank (the "Note") was extended to October 30, 2009 (the "Maturity Date").  The Extension Agreement also provides that the interest rate on the daily unpaid principal balance of the Note will accrue at 10% per annum above the prime rate until the Maturity Date, after which time the any unpaid principal was to accrue interest at a rate of 12% per annum above the prime rate.  In addition, the Extension Agreement revised the definition of "Borrowing Base" to increase the amount of the line of credit available from inventory collateral to $2,500,000, which had previously been reduced to $1,500,000.  The Extension Agreement was entered into to permit further progression of discussions between the Company and National City Bank toward an alternative structuring of the Existing Credit Facility (and documentation of the same) which would enable the Company to continue due diligence with an alternative lender and to pursue strategic business opportunities the Company has with its customers and strategic partners.

On October 30, 2009, Next, Inc. the Company entered into an Agreement (the "Agreement"), dated effective on October 31, 2009, with National City Bank and the guarantors named therein, which included Dan Cooke, a director, and Bob Budd, a director and CEO (the "Guarantors").  The Agreement modified certain terms of the Company's existing credit agreement and related documentation with National City Bank, including that certain Replacement Promissory Note (Line of Credit) dated November 21, 2007 (the "Note"), as the same had been modified and restructured from time to time (collectively, the "Loan Documents").  Under the terms of the Agreement, the Company and the Guarantors agreed, among other things, to (i) specified monthly reductions in the principal sum available under the Note beginning on January 1, 2010, such that the maximum amount available will be reduced from $3,000,000 on the date of the Agreement to $1,250,000 by November 1, 2010; (ii) adjustments to the interest rate on the daily unpaid principal balance of the Note, from (A) 6% per annum above the prime rate commencing October 31, 2009, to (B) 8% per annum above the prime rate commencing March 1, 2010, to (C) 10% per annum above the prime rate commencing October 1, 2010, to (D) 12% per annum above the prime rate if the principal balance is not paid in full by November 30, 2010; (iii) the payment of fees by the Company to National City Bank of $10,000 on March 1, 2010, $15,000 on June 1, 2010, $20,000 on October 1, 2010, and $25,000 on November 30, 2010, unless in each case at the time the fee becomes due the principal balance of the Note has been paid in full and National City Bank is no longer committed to loan funds under the Loan Documents; and (iv) amendment of the term "Borrowing Base" under the Loan Documents to reduce, effective after the close of business on January 31, 2010, the amount of the line of credit available from inventory collateral from $2,500,000 to an amount equal to 80% of the principal sum available under the Note and the Agreement.  In addition, the Agreement provided that, so long as the Company and the Guarantors comply with all of the conditions set forth in the Agreement (including those listed above), National City Bank will not exercise its rights and remedies under the Loan Documents or take any affirmative action thereunder until the earlier of November 30, 2010 or the occurrence of any termination event specified in the Agreement, including, among others, an event of default under the Loan Documents, a default relating to other indebtedness for borrowed money resulting in the acceleration of such indebtedness, the death of the Guarantors, or the failure of the Company and/or the Guarantors to engage the services of a strategic consultant satisfactory to National City Bank by November 15, 2009.

During October 2009, the Company interviewed various turnaround consulting firms.

On November 13, 2009, the Company engaged Chikol Equities Inc. to provide certain turnaround management consulting services.  In particular, the Company asked Chikol to assist the Company in identifying strategic buyers or investors.  As part of that effort, the following took place:

o           A meeting was held at Next Marketing headquarters with representatives from Next, TSI and Chikol.  The following individuals participated in the meeting: Robert Budd (Next), Dave Gleason (Next), Dave Cole (Next), Dave Scrima (TSI), Joe Scrima (TSI), Bill Krenach (TSI), Sandra Howard (Chikol) and Richard Martinko (Chikol).

o           Chikol had various discussions with Mr. Budd regarding private equity groups that could potentially have interest in investing in or buying the company.  Mr. Budd approved confidential solicitation of these firms to determine interest in reviewing the potential investment opportunity.

o           Five private equity groups indicated interest in reviewing the opportunity.

o           An "Informational Marketing Document" was prepared by Next and Chikol professionals.

o           The Next, Inc. 2008 Form 10-K and the Informational Marketing Document was provided to the four private equity groups that executed a confidentiality agreement.

o           Follow up calls with the private equity groups were conducted by a Chikol professional through December 24th.

o           The targeted private equity groups all declined pursuing an investment opportunity with Next.  The major reasons for the declines were significant customer concentration issues, size and profitability.

o           Chikol professionals also reviewed a list of potential strategic acquirers with Mr. Budd.

o           On December 9th, Mr. Budd instructed Chikol professionals to contact two other companies, on a confidential basis, to determine any interest in reviewing the potential acquisition of the company.  Both companies declined.

o           During 2009, management of the Company also contacted three other potential investors, each of whom declined.

o           December 1, 2009—Webster Business Credit terminated its letter of intent due to refocusing their business on the Northeastern U.S. where they are located and away from retail oriented businesses.

May 15, 2010—Chikol terminated their services.

February through June 2010—The Company met with TSI and held discussions concerning due diligence matters, negotiation of the final detail of the transaction and planning the timeline to closing.

June 2010—the Board of Directors conditionally endorsed aspects of TSI plan.

July 2010—the Board of Directors conditionally approved moving forward with TSI.

August, 2010—the Board of Directors approved signing the Asset Purchase Agreement with TSI.

Interests of Directors in the Sale of Assets.

On April 28, 2008, the Company entered into Securities Purchase Agreements with each of C. W. "Bill" Reed and Dan F. Cooke, who are directors of the Company, the William B. Hensley III Family Trust and Jeffrey R. Kellam, pursuant to which the Company issued an aggregate of 5,500,000 shares of Common Stock and warrants for the purchase of an aggregate of up to 2,750,000 shares of Common Stock for an aggregate offering price of $550,000 in cash (the "April 2008 Offering").  The warrants are exercisable, in whole or in part, at any time and from time to time for a period of seven years following the date of issuance and have an exercise price equal to $0.15 per share.  The exercise price and the number of shares of Common Stock issuable upon exercise of the warrants are subject to adjustment as provided in the warrants.  Under the terms of the purchase agreements, the purchasers have certain demand registration rights that may be exercised with respect to any shares of Common Stock acquired upon purchase or exercise of the warrants.

On November 19, 2007, the Company entered into a Securities Purchase Agreement with Mr. Reed, for the issuance of 2,173,913 shares of Common Stock and a warrant (the "November Warrant") to purchase up to 1,087,500 shares of Common Stock for an aggregate offering price of $500,000 in cash.  On April 28, 2008, the November Warrant was amended in connection with the April 2008 Offering.  As amended, the November Warrant is exercisable, in whole or in part, at any time and from time to time for a period of seven years following the date of issuance and has an exercise price equal to $0.10 per share.  The amendment also increased the number of shares of Common Stock issuable upon exercise of the November Warrant to up to 1,367,000 shares.  The exercise price and the number of shares issuable upon exercise of the November Warrant, as amended, are subject to adjustment as provided therein.  Under the terms of the purchase agreement, Mr. Reed has certain demand registration rights that may be exercised with respect to any shares of Common Stock acquired upon purchase or exercise of the November Warrant.

On November 30, 2006, the Company entered into a subordinated loan agreement with Next Investors, LLC in the original principal amount of $500,000, to replace an agreement originally executed on July 20, 2005.  Members of Next Investors, LLC include Dan F. Cooke, a member of the Company's Board of Directors.  The interest of Mr. Cooke in the loan transaction is $166,667.  The purpose of this loan was to provide the Company with working capital to be repaid out of future cash flows.  The loan had an interest rate of prime plus .25% and maturity date of November 30, 2008.  Effective October 31, 2008, the Company and Next Investors, LLC entered into a Note Extension Agreement concerning this subordinated loan agreement, whereby the maturity date of November 30, 2008, was extended to October 31, 2009 and the interest rate was changed to 6% per annum.  Remaining principal payments were rescheduled to August 31, 2009 and October 31, 2009 in installments of $100,000 each.  Pursuant to the terms of a subordination agreement between Next Investors, LLC and National City Bank, the principal payments under this loan have been suspended until such time as National City Bank approves further such principal payments.  As of February 28, 2010 and as of the date principal payments under this loan were frozen, the Company had made principal payments in an aggregate amount of $300,000 and interest payments in an aggregate amount of $67,283 in respect of the loan.

If the Sale of Assets is approved by the Stockholders and completed, the Company intends to:  (1) pay the $100,000 debt owed to Next Investors, LLC; (2) pay the outstanding debt to Crossroads Bank, which will release a certificate of deposit in the amount of $225,000 put up by Mr. Cooke as collateral; and (3) pay the debt to National City Bank, which will release the personal guaranties of Mr. Cooke and Mr. Budd, who is also a director and CEO.

Use of Proceeds.

The proceeds from the Sale of Assets will be used to:  (1) pay our outstanding debt to National City Bank (approximately $1,950,000 at August 30, 2010), (2) pay off outstanding debt to Crossroads Bank (approximately $1,300,000 at August 30, 2010), (3) pay off debt to Next Investors, LLC ($100,000), whose principal partners include one of our Board members, Dan Cooke, (4) pay off our Creditors (approximately $800,000 at August 30, 2010, (5) pay our expenses associated with the Sale of Assets and Plan of Dissolution, and (6) distribute the remaining cash, if any, to the Stockholders.

DESCRIPTION OF THE ASSET PURCHASE AGREEMENT

Asset Purchase Agreement.

On August 16, 2010, the Company, Next Marketing and TSI entered into the Asset Purchase Agreement providing for the Sale of Assets.

As consideration for the Sale of Assets, TSI will pay to the Company at closing (the "Closing") an amount equal to the difference between $3,184,000 and the aggregate principal amount of indebtedness owed by the Company as of the date of closing (the "Closing Date") on its revolving credit facility with National City Bank of Indiana, plus or minus the difference between (a) the value of the Company's inventory to be sold at closing and (b) $934,000 (the "Purchase Price").  In addition, TSI will assume certain liabilities associated with the purchased assets.  An amount of the Purchase Price equal to $50,000 will be held back for a 60-day period following the Closing in order to satisfy any adjustments to the Purchase Price or other indemnification obligations of the Seller.

The Company's board of directors has unanimously approved the Asset Purchase Agreement.  The Closing is subject to certain closing conditions, including (i) that the representations and warranties of the parties contained in the Asset Purchase Agreement are true and correct in all respects as of the date of the Asset Purchase Agreement and as of the Closing Date, (ii) approval of the Asset Purchase Agreement by a majority of the Company's Stockholders, (iii) that no Material Adverse Effect (as defined in the Asset Purchase Agreement) shall have occurred and no condition, event, fact, circumstances or other occurrence shall have occurred that could result in a Material Adverse Effect and (iv) various other customary conditions.  The Closing is scheduled to occur on or before September 17, 2010, unless such date is extended by the parties, assuming all closing conditions have been satisfied or waived by the applicable party at such time.  Subject to satisfaction of all closing conditions, the Company anticipates that the Transaction will close soon after it receives Stockholder approval.

The Company and Next Marketing have jointly and severally made customary representations, warranties and covenants in the Asset Purchase Agreement including, among others, a covenant to use commercially reasonable efforts to conduct the Seller's operations in the ordinary course during the period between the execution of the Asset Purchase Agreement and the Closing.  The Asset Purchase Agreement contains a "no solicitation" restriction on the Company's ability to solicit third party proposals and on its ability to provide information and engage in discussions and negotiations with unsolicited third parties.  The no solicitation provision is subject to a "fiduciary out" provision that allows the Company to provide information and participate in discussions and negotiations with respect to unsolicited third party acquisition proposals submitted after the date of the Asset Purchase Agreement that the Company's board of directors determines in good faith constitutes a "Superior Proposal" (as defined in the Asset Purchase Agreement) and otherwise complies with certain terms of the Asset Purchase Agreement.

The Asset Purchase Agreement may be terminated under certain circumstances, including (i) by the mutual agreement of Next Marketing and the Company and TSI, (ii) by TSI (a) upon any material violation or breach by Seller or the Company of any covenant, agreement, representation or warranty contained in the Asset Purchase Agreement, provided such violation or breach is not cured by Next Marketing or the Company or (b) upon Next Marketing's or the Company's failure to satisfy any of the conditions to TSI's obligations to close, (iii) by Next Marketing (a) upon any material violation or breach by Next Marketing of any covenant, agreement, representation or warranty contained in the Asset Purchase Agreement, provided such violation or breach is not cured by TSI or (b) upon TSI's failure to satisfy any of the conditions to Next Marketing's obligations to close, (iv) subject to certain limitations, by TSI or Next Marketing, if the Closing has not occurred on or before September 17, 2010, (v) by TSI if the Company's board of directors approve or recommend a Superior Proposal, (vi) by TSI or the Company if the Asset Purchase Agreement does not receive the requisite Stockholder Approval, or  (vii) subject to certain limitations, by the Company if its the board of directors determines in good faith that it has received a Superior Proposal and that it is required to terminate the Asset Purchase Agreement in order to comply with its fiduciary duties, and otherwise complies with certain terms of the Asset Purchase Agreement.

In connection with the termination of the Asset Purchase Agreement as a result of the Company proceeding with a Superior Proposal, the Company shall be obligated to pay a termination fee of $100,000 to TSI. In addition, the Company shall also reimburse TSI for its out-of-pocket expenses incurred in connection with the transaction, up to a maximum amount of $100,000.

The Company and Next Marketing have also jointly and severally agreed to indemnify TSI with respect to damages TSI suffers related to or resulting from any breach of the Company's and Next Marketing's representations, warranties, covenants or agreements or any liability or obligation relating to the Company or Next Marketing or the Purchased Assets, other than Assumed Liabilities (as defined in the Asset Purchase Agreement).  Subject to certain exceptions, the aggregate liability of the Company and Next Marketing for such losses will in no event exceed $250,000.

REGULATORY APPROVALS

No federal or state regulatory approvals must be obtained in connection with the Sale of Assets.

NO APPRAISAL OR DISSENTER'S RIGHTS

Pursuant to Delaware law, there are no appraisal, dissenter's or similar rights available to the Company's Stockholders in connection with the Sale of Assets.

NO OPINION OF FINANCIAL ADVISOR

Our Board of Directors has not received any opinion from a financial advisor or other third party that the cash payment to be received by the Company in the Sale of Assets is fair from a financial point of view to the Company and its Stockholders. As described in further detail under "Background of the Sale of Assets," the consideration offered by TSI was the only indication of interest we received. As a result of this process the Board of Directors believes it has a good understanding of the market value of the Company's assets and what a disinterested third party would be willing to pay. Accordingly, our Board of Directors believes that the financial consideration offered by TSI is fair to us and our Stockholders.

ACCOUNTING TREATMENT

Under generally accepted accounting principles, upon consummation of the Sale of Assets, we will remove the net assets sold from our balance sheet and record the gain or loss on the sale, net of transaction, severance and other related costs in our statement of operations.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY

The following summary of the anticipated federal income tax consequences to the Company of the Sale of Assets is not intended as tax advice and is not intended to be a complete description of the federal income tax consequences of the Sale of Assets. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), as presently in effect, the rules and regulations promulgated thereunder, current administrative interpretations and court decisions. No assurances can be given that future legislation, regulations, administrative interpretations or court decisions will not significantly change these authorities, possibly with retroactive effect. No rulings have been requested or received from the Internal Revenue Service ("IRS") as to the matters discussed and there is no intent to seek any such ruling. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of certain matters discussed or, if it does challenge the tax treatment, that it will not be successful.

The Sale of Assets will be treated for federal income tax purposes as a taxable sale upon which gain or loss will be recognized by the Company. The amount of gain or loss recognized by the Company with respect to the sale of a particular asset will be measured by the difference between the amount realized by the Company on the sale of that asset and the Company's tax basis in that asset. The amount realized by the Company on the Sale of Assets will include the amount of cash received and total liabilities assumed or taken subject to by TSI. For purposes of determining the amount realized by the Company with respect to specific assets, the total amount realized by the Company will generally be allocated among the assets according to the rules prescribed under Section 1060(a) of the Code. The Company's basis in its assets is generally equal to their cost, as adjusted for certain items, such as depreciation. The determination of whether gain or loss is recognized by the Company will be made with respect to each of the assets to be sold. Accordingly, the Company may recognize gain on the sale of certain assets and loss on the sale of certain others, depending on the amount of consideration allocated to an asset as compared with the basis of that asset.

In general, the proposed sale of substantially all of our assets will not produce any separate and independent federal income tax consequences to our Stockholders.

EACH STOCKHOLDER SHOULD CONSULT ITS OWN TAX ADVISER TO DETERMINE THE STOCKHOLDER'S U.S. FEDERAL INCOME TAX CONSEQUENCES AND OTHER TAX CONSEQUENCES TO THE STOCKHOLDER OF THE SALE OF ASSETS, INCLUDING ANY STATE, LOCAL AND FOREIGN TAX LAWS AND THE EFFECT OF ANY CHANGES IN SUCH LAWS.

VOTE REQUIRED FOR THE APPROVAL OF THE SALE OF ASSETS

The approval of the Sale of Assets requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

OUR BOARD OF DIRECTORS HAS DETERMINED THAT THE SALE OF ASSETS IS IN THE BEST INTEREST OF OUR COMPANY AND ITS STOCKHOLDERS. THE BOARD OF DIRECTORS HAS APPROVED THE ASSET PURCHASE AGREEMENT AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE SALE OF ASSETS.

PROPOSAL 2:  APPROVAL OF THE PLAN OF DISSOLUTION

The following is a summary description of the material aspects of the Plan of Dissolution. This summary may not contain all the information that is important to you and should be read in conjunction with the Plan of Dissolution, which is attached Annex B to this Proxy Statement. The Plan of Dissolution contemplates a distribution of the Company's remaining assets to the Stockholders, to the extent permitted by law, upon completion of the winding up of the Company, and the complete cancellation of the Stockholders' interests in the Company. In considering your vote on the Plan of Dissolution, you should read this entire proxy statement and the Plan of Dissolution.

Overview of the Plan of Dissolution.

At the Special Meeting, Stockholders will be asked to approve the Plan of Dissolution adopted by our Board of Directors, a copy of which is attached as Annex B to this Proxy Statement. The principal terms of the Plan of Dissolution provide for:

●           the voluntary dissolution of the Company and the winding up of its business and affairs in accordance with Delaware law; and

●           the distribution to the Company's Stockholders of the Company's remaining assets, if any.

On July 7, 2010, the Board of Directors of the Company approved and adopted the Plan of Dissolution for the Company and directed that, if the Asset Purchase Agreement were executed, such plan be recommended and submitted to a vote of the Stockholders of the Company at a special meeting. Approval of the holders of a majority of the outstanding shares of the Company's Common Stock is required for the Plan of Dissolution to become effective.

To wind up the Company's affairs, all of its liabilities must be paid or provided for, certain tax reports and other regulatory filings made and other administrative actions taken as may be required for regulatory purposes or as are otherwise required by law. We currently expect that the Company may be able to sufficiently complete its winding up so that it is able to distribute its remaining assets to its Stockholders by the end of the second calendar quarter of 2011. The Company may make more than one distribution to Stockholders during the winding up process. However, there is no assurance that claims will not be asserted against the Company or that other delays will not occur in the course of the winding up process that will require additional time to resolve and delay the intended distribution to the Company's Stockholders.

Background for the Plan of Dissolution.

The events leading up to the decision to adopt the Sale of Assets (see "Background for the Sale of Assets" above) have also led the Board of Directors to adopt the Plan of Dissolution.

If Stockholders do not approve the Plan of Dissolution, the Board of Directors will re-evaluate the prospects of the Company, and whether there is any other prudent course of action. This may result in again soliciting Stockholder approval of the dissolution of the Company, which may be on substantially the same basis as the Plan of Dissolution or on another basis, or seeking reorganization or liquidation of the Company under the U.S. Bankruptcy Code or by a similar legal process. Any costs associated with any such alternative plan and the related solicitation of Stockholder approval would further reduce the assets of the Company available for distribution to the Stockholders.

Principal Provisions of the Plan of Dissolution

Once the Plan of Dissolution is effective, the steps below will be completed at such times as our Board of Directors, in its absolute discretion, deems necessary, appropriate or advisable.  A copy of the Plan of Dissolution is attached to this Proxy Statement as Annex B.

If the Sale of Assets and the Plan of Dissolution is approved by our stockholders, we will take the following actions.

We will complete the Sale of Assets and the closing of the Asset Purchase Agreement.  Our officers will negotiate and consummate the sales of our other remaining assets and settle our contractual commitments and other liabilities insofar as our Board of Directors deems such sales necessary, appropriate or advisable.  It is not anticipated that any further stockholder votes will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by our Board of Directors.

We will file certificate of dissolution with the State of Delaware pursuant to Section 275 of the Delaware General Corporation Law ("DGLC").  Our dissolution will become effective, in accordance with Section 275 of the DGCL, upon proper filing of the certificate of dissolution with the Secretary of State of Delaware (the "Dissolution Date").  Pursuant to the DGCL, we will continue to exist for three years after the Dissolution Date or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and enabling us to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized.  Moreover, we will continue after such period for the purpose of pending legal actions.

From and after the Dissolution Date, we will not engage in any business activities except to the extent necessary to preserve the value of our assets, wind down our business and affairs, and distribute our assets in accordance with the Plan of Dissolution and pursuant to Section 278 of the DGCL.

We will pay or adequately provide for the payment of all of our known obligations and liabilities.  We will establish a contingency reserve designed to satisfy any additional unknown or contingent liabilities or acquire insurance to protect us and our stockholders against such liabilities.  Finally, we will distribute pro rata in one or more liquidating distributions to or for the benefit of our stockholders any available cash or cash equivalents obtained from the conversion of all of our assets into cash, net of our liabilities.

Plan of Dissolution.

The Plan of Dissolution provides that our Board of Directors will liquidate our assets in accordance with any applicable provision of the DGCL, including Sections 280 or 281.  Without limiting the flexibility of our Board of Directors, our Board may, at its option, cause us to follow the procedures set forth in Sections 280 and 281(a) of the DGCL, which provide for us to: (1) give notice of the dissolution to all persons having a claim against us and publish such notice, (2) offer to any claimant on a contract whose claim is contingent, conditional or unmatured security in an amount sufficient to provide compensation to the claimant if the claim matures, and petition the Delaware Court of Chancery to determine the amount and form of security sufficient to provide compensation to any such claimant who rejects such offer in accordance with Section 280 of the DGCL, (3) petition the Delaware Court of Chancery to determine the amount and form of security that would be reasonably likely to be sufficient to provide compensation for (A) claims that are the subject of pending litigation against us and not barred under Section 280, (B) claims of contingent creditors who have rejected our offer of security, and (C) claims that have not been made known to us at the time of dissolution, but that, based on facts known to us, are likely to arise or become known within five years (or longer, but no more than 10 years, in the discretion of the Delaware Court of Chancery), (4) pay all claims made against us and not rejected, (5) post all security offered and not rejected and all security ordered by the Delaware Court of Chancery in accordance with Section 280 of the DGCL, and (6) pay or make provision for all other claims that are mature, known and uncontested or finally determined to be owing.  In connection with any such proceedings, the Court may appoint a guardian to protect the interests of unknown future claimants.

Notwithstanding the foregoing, we will not be required to follow the procedures described in Section 280 of the DGCL, and the adoption of the Plan of Dissolution by our stockholders will constitute full and complete authority for our Board and officers, without further stockholder action, to proceed with our dissolution and liquidation in accordance with Section 281(b) of the DGCL, which requires the adoption of a plan of distribution pursuant to which the dissolved corporation is to pay or make reasonable provision for all claims and obligations known to the corporation, make such provision as is reasonably likely to compensate any claim against the corporation that is the subject of a pending action, and make such provision as is reasonably likely to compensate certain potential future claimants.  If there are insufficient assets, the plan must provide for payment according to priority, and pro rata distribution to creditors of equal priority.  Any remaining assets may be distributed to stockholders.

We may, from time to time, make liquidating distributions of our remaining funds and unsold assets, if any, in cash or in kind, to the holders of record of shares of our common stock at the close of business on the Dissolution Date.  Such liquidating distributions, if any, will be made to the holders of shares of our Common Stock on a pro rata basis; all determinations as to the time for and the amount and kind of distributions will be made by our Board, in its absolute discretion.  No assurances can be given that available cash and amounts received on the sale of assets will be adequate to provide for our obligations, liabilities, expenses and claims, and to make any cash distributions to our stockholders.

We will close our stock transfer books and discontinue recording transfers of shares of our common stock on the Dissolution Date, at which time our capital stock and stock certificates evidencing shares of our common stock will not be assignable or transferable on our books.

Conduct Following Adoption of the Plan of Dissolution.

Assuming that the Plan of Dissolution is approved and adopted, subject to our stockholders' approval of the Sale of Assets and the subsequent consummation of the Sale of Assets, we intend to continue the process of scaling back our operations and winding down our affairs.

If the Sale of Assets and the Plan of Dissolution are approved by our Stockholders, following the Dissolution Date our activities will be limited to winding down our affairs and transferring our remaining assets and remaining liabilities to the Company's creditors and stockholders, as appropriate.

If the Sale of Assets is not approved by our stockholders, but the Plan of Dissolution is approved by our stockholders, following the Dissolution Date our activities will be limited to winding down our affairs, taking such action as may be necessary to preserve the value of our assets and distributing our assets in accordance with the Plan of Dissolution.  We will seek to distribute or liquidate all of our assets in such manner and upon such terms as our Board determines to be in our and our stockholders' best interests.

Pursuant to the Plan of Dissolution, we will continue to indemnify our officers, directors, employees and agents in accordance with our Certificate of Incorporation and our Bylaws and any contractual arrangements for actions taken in connection with the Plan of Dissolution and the winding down of our affairs.  Our Board of Directors, in its absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover our indemnification obligations under the Plan of Dissolution.  Pursuant to the Plan of Dissolution, we will obtain and fully pay for insurance policies that provide coverage for events occurring on or before the Dissolution Date with a claims period of six years from and after the Dissolution Date from insurance carriers with the same or better credit ratings as our current insurance carriers with respect to directors' and officers' liability insurance with benefits and levels of coverage that are no less favorable than those on our existing policies.

Contingent Liabilities; Contingency Reserve.

Under the DGCL, we are required, in connection with our dissolution, to pay or provide for payment of all of our liabilities and obligations.  Following the Dissolution Date, we will pay, to the extent of our funds and assets available, all expenses and fixed and other known liabilities, or set aside as a contingency reserve, assets which we believe to be adequate for payment thereof (the "Contingency Reserve").

We are currently unable to estimate with precision the amount of any Contingency Reserve that may be required, but any such amount will be deducted before the determination of amounts available for distribution to stockholders.

The actual amount of any Contingency Reserve will be based upon estimates and opinions of management and our Board of Directors and derived from review of our estimated operating expenses, including, but not limited to, accrued liabilities, anticipated compensation payments, estimated legal and accounting fees, rent, payroll and other taxes payable, miscellaneous office expenses, other expenses accrued in our financial statements, and contractual liability claims related to our real estate leases.  There can be no assurance that the Contingency Reserve in fact will be sufficient.  After the liabilities, expenses and obligations for which the Contingency Reserve had been established have been satisfied in full, we will distribute to our stockholders any remaining portion of the Contingency Reserve.  The remaining portion of the Contingency Reserve will be paid to the holders of shares of our common stock on a pro rata basis.

Abandonment and Amendment.

Under the Plan of Dissolution, our Board of Directors may modify, amend or abandon the Plan of Dissolution, notwithstanding stockholder approval, to the extent permitted by the DGCL.  We will not amend or modify the Plan of Dissolution under circumstances that would require additional stockholder solicitations under the DGCL or the federal securities laws without complying with the DGCL or the federal securities laws, as applicable.  We have no present intention to modify, amend or abandon the Plan of Dissolution.

If our Board of Directors determines that the abandonment or amendment of the Plan of Dissolution would be in the best interest of our stockholders and therefore abandons or amends the terms of the Plan of Dissolution, distribution of liquidation proceeds may be significantly delayed and may not occur as currently contemplated in the Plan of Dissolution.  The most likely reason for abandoning the Plan of Dissolution would be to pursue a strategic transaction of some kind, which likely would require us to seek stockholder approval.

Plan of Dissolution Expenses and Indemnification.

In addition, in connection with and for the purpose of implementing and assuring completion of the Plan of Dissolution, we may, in the absolute discretion of our Board of Directors, pay any brokerage, agency, legal and other fees and expenses of persons rendering services to us in connection with the collection, sale, exchange or other disposition of our property and assets and the implementation of the Plan of Dissolution, including, but not limited to, the payment of retainer fees to any such persons.

Pursuant to the Plan of Dissolution, we will continue to indemnify our officers, directors, employees and agents in accordance with our Certificate of Incorporation and our Bylaws and any contractual arrangements for actions taken in connection with the Plan of Dissolution and the winding down of our affairs.  Our Board of Directors, in its absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover our indemnification obligations under the Plan of Dissolution.

Subject to the approval by our Stockholders of the Sale of Assets and the Plan of Dissolution, and the consummation of the Sale of Assets, the following table shows our management's estimate of cash proceeds and outlines our current best estimate of potential distributions that could be made to our Stockholders.  Our independent registered public accounting firm has not performed any procedures with respect to the information in the following table and, accordingly, does not express any form of assurance on that information. The following estimates are not guarantees and they do not reflect the total range of possible outcomes. The actual amount we may realize on our receivables cannot be determined as of the date of this Proxy Statement. The table assumes that we will complete the proposed Sale of Assets by September 17, 2010. Our current intention is to file the Certificate of Dissolution of the Company as soon as practicable after the completion of the Sale of Assets. To the extent the closing of the Sale of Assets is delayed beyond September 17, 2010, and TSI exercises its right to terminate the Asset Purchase Agreement, we anticipate that we will be unable to continue as a going concern and will be forced to liquidate and file for bankruptcy.

The following table is not a guarantee of the final result of the potential contractual liabilities referenced above, but rather, merely presents possible outcomes of our highest and lowest estimates in the amount of our contractual liabilities that will exist as of the Closing Date and the per share amount of our portion of the cash purchase price that would be then available for distribution, if any, our Stockholders depending on certain possible outcomes related to the value of such contractual liabilities.

	High (1)	Low (2)
	(in thousands, except per share)
Assets
Net Proceeds of Sale of Assets (3)	$1,234	$1,234
Accounts Receivable	$1,300	$600
Inventory	$450	$450

Total Assets	$2,984	$2,284

Liabilities
Accounts Payable	$800	$800
Current Expenses (4)	$355	$355
Short Term Debt (5)	$1,300	$1,300

Total Liabilities	$2,455	$2,455

Net balance of cash available as a result of the Sale of Assets	$529	$(171)
Net cash available for distribution to the Stockholders	$529	$0
$ per share available to the Stockholders (based on 27,399,055 shares outstanding as of August 23, 2010)	$0.02	$0.00
_______________
(1)	The high estimate assumes the highest amount that we anticipate we could realize on the liquidation of our receivables.
(2)	The low estimate assumes the lowest amount that we anticipate we could realize on the liquidation of our receivables.
(3)	Represents the difference between $3,184,000, the purchase price for our assets to be sold to TSI, and $1,950,000, the amount payable to National City Bank out of the purchase price.
(4)	Includes $100,000 payable to Next Investors, LLC, and employee expenses, legal expenses and miscellaneous expenses.
(5)	Represents debt to Crossroads Bank.

Surrender of Stock Certificates.

Subsequent to the Final Record Date, the Company may at its election require Stockholders to surrender certificates representing their shares of common or preferred stock in order to receive subsequent distributions. Stockholders should not forward their stock certificates before receiving instructions to do so. If surrender of stock certificates is required, all distributions otherwise payable by the Company or a liquidating trust, if any, to Stockholders who have not surrendered their stock certificates may be held in trust for such Stockholders, without interest, until the surrender of their certificates (subject to escheat pursuant to the laws relating to unclaimed property). If a Stockholder's certificate evidencing the common or preferred stock has been lost, stolen or destroyed, the Stockholder may be required to furnish us with satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

Liquidating Trust.

If advisable for any reason to complete the liquidation and distribution of our assets to our Stockholders, our Board of Directors may at any time transfer to a liquidating trust our remaining assets and obligations. The liquidating trust thereupon will succeed to all of our then remaining assets, including all amounts in the contingency reserve, and any of our remaining liabilities and obligations. The sole purpose of the liquidating trust will be to prosecute and defend suits by or against us, to collect amounts due to us, to settle and close our business, to dispose of and convey our assets, to satisfy our remaining liabilities and obligations and to distribute our remaining assets to our Stockholders in a manner consistent with the orderly winding up process contemplated by the DGCL. Any distributions made from the liquidating trust will be made in accordance with the provisions of the Plan of Dissolution and the DGCL.  Our Board of Directors may appoint one or more of its members to act as trustee or trustees of the liquidating trust on such terms and conditions as the Board of Directors determines are appropriate. Approval and adoption of the Plan of Dissolution by the Stockholders also will constitute approval by the Shareholders of any appointment of a trustee and of a liquidating trust agreement between us and any trustee.

Regulatory Approvals.

No federal or state regulatory approvals must be obtained in connection with the Plan of Dissolution.

No Appraisal or Dissenter's Rights.

Pursuant to Delaware law, there are no appraisal, dissenter's or similar rights available to the Company's Stockholders in connection with the transactions contemplated by the Plan of Dissolution.

Potential Liability of Stockholders.

Under Delaware law, we are required, in connection with the winding up of the Company, to pay or adequately provide for payment of all of the Company's liabilities and obligations. If we distribute assets to Stockholders without paying or providing adequately for all the Company's liabilities and obligations, Delaware law provides that, for a period of three years following the filing by the Company of a certificate of dissolution, a Stockholder could be held liable to creditors of the Company for its pro rata portion (based on relative shareholdings) of any such liability, limited to the amount received by the Stockholder in distributions from the Company under the Plan of Dissolution. If we made a distribution to you, in such circumstances, you may have to pay back some or all of the distributions made to you. Because we intend to carefully evaluate, and make adequate provision for, the Company's liabilities in winding up the Company, we do not anticipate that any distribution will be made pursuant to the Plan of Dissolution without payment or adequate provision having been made for all the Company's liabilities.

Reporting Requirements.

Whether or not the Plan of Dissolution is approved and adopted, or the Board of Directors effects the dissolution of the Company, we have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act even though compliance with such reporting requirements is economically burdensome. If the Plan of Dissolution is approved and adopted and the Board of Directors effects the dissolution of the Company, in order to curtail expenses we may, after filing a Certificate of Dissolution, seek relief from the SEC from the reporting requirements under the Securities Exchange Act of 1934, but no assurances can be given that if such relief is sought it will be obtained.

Material U.S. Federal Income Tax Consequences.

The following discussion is a general summary of the material U.S. Federal income tax consequences of the Plan of Dissolution and the receipt of liquidating distributions by our Stockholders, but does not purport to be a complete analysis of all the potential tax effects. EACH STOCKHOLDER IS ADVISED TO CONSULT HIS, HER OR ITS TAX ADVISOR FOR ACTUAL TAX CONSEQUENCES TO HIM, HER OR IT OF THE PLAN OF DISSOLUTION AND THE RECEIPT OF LIQUIDATING DISTRIBUTIONS. The discussion addresses neither the tax consequences that may be relevant to particular categories of investors subject to special treatment under certain federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, and foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction. The discussion is based upon the Code, Treasury Regulations, the IRS rulings and judicial decisions now in effect, all of which are subject to change at any time; any such changes may be applied retroactively. The following discussion has no binding effect on the IRS or the courts. Distributions may occur at various times and in more than one tax year, and it is possible that no distribution will be made. No assurances can be given that the tax treatment described herein will remain unchanged at the time of such distributions. No ruling has been requested from the IRS with respect to the Plan of Dissolution or the receipt of liquidating distributions, and we will not seek an opinion of counsel with respect to the anticipated tax treatment. The failure to obtain a ruling from the IRS or an opinion of counsel results in less certainty that the anticipated tax treatment summarized herein will be obtained. If any of the conclusions stated herein proves to be incorrect, the result could be increased taxation at the Company's and/or our Stockholder level, thus reducing the benefit to our Stockholders from the liquidation or from liquidating distributions.

Tax Consequences to the Company.

After the approval of the Plan of Dissolution and subject to approval of the Sale of Assets, and until the liquidation is complete, we will continue to be subject to tax on our taxable income. We will generally recognize income, gain or loss on sales of our property or collection of claims pursuant to the Plan of Dissolution. Upon any distribution of property to our Stockholders, we will generally recognize gain or loss as if such property was being sold to our Stockholders at its fair market value.

Tax Consequences to our Stockholders.

As a result of our liquidation, a Stockholder generally will recognize gain or loss equal to the difference between (1) the sum of the amount of cash and the fair market value of any property distributed to such Stockholder, if any, less any known liabilities assumed by the Stockholder or to which the distributed property is subject, and (2) such Stockholder's tax basis for his, her or its shares of our common stock.  A Stockholder's tax basis in his or her shares will depend upon various factors, including, but not limited to, the Stockholder's cost and the amount and nature of any distributions previously received with respect thereto. A Stockholder's gain or loss will be computed on a "per share" basis. We expect to make more than one liquidating distribution to our Stockholders, each of which will be allocated proportionately to each share of our common stock owned by a Stockholder. The value of each liquidating distribution will be applied against and reduce a Stockholder's tax basis in his or her shares of our common stock. Gain will be recognized by reason of a liquidating distribution only to the extent that the aggregate value of such distributions received by a Stockholder with respect to a share exceeds his, her or its tax basis for that share. Any loss will generally be recognized only when the final distribution from us has been received and then only if the aggregate value of the liquidating distributions with respect to a share is less than the Stockholder's tax basis for that share. If a Stockholder is required to return any distribution, any payments by a Stockholder in satisfaction of any liability not covered by the Contingency Reserve, which is described in greater detail elsewhere in this Proxy Statement, generally would produce a loss in the year paid, which loss could fail to cause a reduction in taxes payable in an amount equal to the amount of the taxes paid on amounts previously distributed. Gain or loss recognized by a Stockholder will generally be treated as capital gain or loss provided the shares are held as capital assets. Such gain or loss will be subject to tax at the short-term or long-term capital gain tax rate, depending on the period for which such shares are held by the Stockholder. Long-term capital gain of non-corporate taxpayers may be subject to more favorable tax rates than ordinary income or short-term capital gain. The deductibility of capital losses is subject to various limitations. We will provide our Stockholders and the IRS with a statement each year of the amount of cash and the fair market value of any property distributed to the Stockholders during the year, at such time and in such manner as required by the Treasury Regulations.

Liquidating Trust.

In the event we transfer our Remaining Assets to a liquidating trust (the "Liquidating Trust") for the benefit of the Stockholders, we intend to treat any such liquidating trust as a grantor trust of the Stockholders. Assuming the liquidating trust is property characterized as a grantor trust, our Stockholders will be treated for U.S. federal income tax purposes as first having constructively received their pro rata share of the property transferred to the Liquidating Trust in a taxable transaction and then having contributed such property to the trust. The amount of the deemed distribution to the Stockholders, if any, generally will be reduced by the amount of any known liabilities assumed by the Liquidating Trust or to which the transferred property is subject. A liquidating trust qualifying as a grantor trust is itself not subject to U.S. federal income tax. Former holders of Common Stock of the Company, as owners of the liquidating trust, would be required to take into account for U.S. federal income tax purposes their respective allocable portions of any income, gain or loss recognized by such liquidating trust, whether or not they receive any actual distributions from the liquidating trust, and accordingly may recognize taxable income without the receipt of cash. As a result, our Stockholders will not be taxable again when distributions are actually made by the Liquidating Trust and, if our Stockholders never receive an amount previously treated as income as a distribution from the Liquidating Trust, the Stockholders may be entitled to a loss deduction. Our Stockholders would receive annual statements from the Liquidating Trust reporting their respective allocable shares of the various tax items of the trust.

Back-Up Withholding.

Unless a Stockholder complies with certain reporting and/or Form W-9 certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury Regulations, he, she or it may be subject to back-up withholding tax with respect to any payments received pursuant to the Plan of Dissolution. Back-up withholding tax is currently imposed at a rate of 28%. Back-up withholding generally will not apply to payments made to some exempt recipients such as a corporation or financial institution or to a Stockholder who furnishes a correct taxpayer identification number or provides a certificate of foreign status and provides certain other required information. If back-up withholding applies, the amount withheld is not an additional tax, but is credited against the stockholder's U.S. federal income tax liability.

Possible Tax Law Changes

The foregoing summary discusses the tax consequences arising under existing U.S. federal income tax law.  Numerous legislative proposals have been made recently, including proposed changes in tax rates, that could potentially change the tax consequences of the receipt of liquidating distributions by our Stockholders.  Each Stockholder should recognize that the U.S. federal income tax treatment of the receipt of liquidating distributions could be changed at any time by legislative action.

State and Local Income Tax Consequences.

Stockholders may also be subject to liability for state and local taxes with respect to the receipt of liquidating or non-liquidating distributions. State and local tax laws may differ in various respects from federal income tax law. Stockholders should consult their tax advisors with respect to the state and local tax consequences of the Plan of Dissolution or the receipt of liquidating distributions.

The foregoing summary of certain income tax consequences is included for general information only and does not constitute legal advice to any Stockholder. The tax consequences of the Plan of Dissolution may vary depending upon the particular circumstances of the Plan of Dissolution or the receipt of liquidating distributions.

EACH STOCKHOLDER SHOULD CONSULT ITS OWN TAX ADVISER TO DETERMINE THE STOCKHOLDER'S U.S. FEDERAL INCOME TAX CONSEQUENCES AND OTHER TAX CONSEQUENCES TO THE STOCKHOLDER OF THE PLAN OF DISSOLUTION AND THE RECEIPT OF LIQUIDATING DISTRIBUTIONS, INCLUDING ANY STATE, LOCAL AND FOREIGN TAX LAWS AND THE EFFECT OF ANY CHANGES IN SUCH LAWS.

Votes Required for the Approval of the Plan of Dissolution.

The approval of the Plan of Dissolution requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock.

Recommendation of the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE PLAN OF DISSOLUTION.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth on the following page is information, as of March 15, 2010  (unless otherwise noted), with respect to beneficial ownership by (a) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each director of the Company, (c) the executive officers for the fiscal year ended November 29, 2009, and (d) all directors and executive officers of the Company as a group. Unless otherwise indicated below, to the Company's knowledge, all persons listed below have sole voting and investment power with respect to their shares of Common Stock (except to the extent that authority is shared by spouses under applicable law).  Note that any options required to be counted in the calculations of beneficial ownership will not be exercised, because their exercise prices exceed the market price of the Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (a)	Percent of Outstanding Common Stock (b)

Greater than 5% Beneficial Owners (excluding directors, nominees and named executive officers)

The William B. Hensley III Marital Trust 1627 Holliston Trail Fort Wayne, Indiana 46825	2,750,000	9.8%

Jeffery Kellam P.O. Box 256 700W 50N Wabash, Indiana 46992	2,212,450	7.9%

The William B. III & Cindy S. Hensley Family Limited Partnership (c) 1627 Holliston Trail Fort Wayne, Indiana 46825	1,120,000	4.1%
Directors, Nominees and Named Executive Officers

Ronald J. Metz	170,000	*

Salvatore Geraci	50,000	*

Robert M. Budd	199,500	*

Dan F. Cooke 6430 Cobble Lane Harrison, Tennessee 37341	6,356,900	22.4%

Charles W. Reed P. O. Box 211 Wabash, Indiana 46992	6,267,913	21.2%

David O. Cole	100,600	*

David C. Gleason	70,000	*

All directors and executive officers as a group (7 persons)	13,214,913	42.8%
______________
*           Signifies less than one percent.
(a)
Amounts include the following numbers of shares of Common Stock subject to purchase pursuant to options or warrants that were exercisable or became exercisable within 60 days of March 15, 2010: The William B. Hensley III Marital Trust—750,000 shares, Mr. Kellam—500,000 shares, Mr. Metz—125,000 shares, Mr. Geraci—50,000 shares, Mr. Budd—100,000 shares, Mr. Cooke—1,037,500 shares, Mr. Reed—2,117,000 shares, Mr. Gleason—70,000 shares, and all directors and executive officers as a group—3,499,500 shares.

(b)
For purposes of computing the percentage of outstanding shares of Common Stock owned by each beneficial owner, the shares issuable pursuant to options or warrants held by such beneficial owner that were exercisable or became exercisable within 60 days of March 15, 2010 are deemed to be outstanding. Such shares, however, are not deemed to be outstanding for purposes of computing the percentage owned by any other person.  There were 27,399,055 shares of Common Stock issued and outstanding as of March 15, 2010.

(c)	The William B. III and Cindy S. Hensley Family Limited Partnership is controlled by the immediate family of William B. Hensley III (deceased) and Cindy S. Hensley.

LISTING AND TRADING OF COMMON STOCK

The shares of Common Stock of the Company are now quoted on the OTC (over-the-counter) Bulletin Board ("OTCBB") and on the "Pink Sheets" with ticker symbol NXTI. The OTCBB is a regulated quotation service that displays quotes, last sale prices, and volume information in OTC equity securities. Information about the OTCBB may be found on the Internet at www.otcbb.com. Pink Sheets is a source of market maker quotations, historical prices and corporate information about over-the-counter issues and issuers. Information about the Pink Sheets can be found at www.pinksheets.com. Stocks trading on the OTCBB or the Pink Sheets are not "listed" or sponsored by the issuers.

If the Plan of Dissolution is approved, the Company plans to close its stock transfer books as of 5:00 p.m. on the date on which the Company files a certificate of dissolution with the State of Delaware, which the Company expects will be the day after the Special Meeting. The Company may require Stockholders to surrender to the Company for cancellation the certificates representing the Common Stock of the Company they hold in order to receive a distribution of the remaining assets of the Company. Until such time, and so long as the OTCBB or the Pink Sheets continue to provide a market for the Common Stock, Stockholders will be permitted to transfer Common Stock in the same manner as they currently may be transferred.

STOCKHOLDER PROPOSALS

We intend, subject to the approval of the Stockholders, to dissolve, liquidate and wind up the affairs of the Company. Accordingly, if the Plan of Dissolution is approved, we do not expect to all or hold an annual meeting of the Stockholders of the Company with respect to the Company's fiscal year ending November 30, 2010.

If, however, contrary to our expectations, we hold another annual meeting, under SEC rules, proposals from the Company's eligible Stockholders for presentation for action at the 2011 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than December 1, 2010 in order to be considered for inclusion in the proxy statement and proxy for that annual meeting.

Under the Company's bylaws, and as SEC rules permit, Stockholders must follow certain procedures to nominate a person for election as a director or to introduce an item of business at an annual meeting. Under these procedures, Stockholders must submit the proposed item of business by delivering a notice to the Secretary of the Company at the Company's principal executive offices. Normally, the Company must receive notice of a Stockholder's intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of Stockholders. Assuming that the Annual Meeting is held on schedule, the Company must receive notice pertaining to the 2011 Annual Meeting of Stockholders no later than February 5, 2011. However, if the Company holds the annual meeting on a date that is not within 45 days before or after such anniversary date, the Company must receive the notice no later than the later of (i) the close of business on the 90th day before the meeting or (ii) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company. A notice of a proposed nomination must include certain information about the Stockholder and nominee. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the Stockholder in the business, and certain other information about the Stockholder.

Available Information.

The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, is required to file reports, proxy statements and other information with the SEC. This information is available on the Internet at the SEC's website at www.sec.gov. Stockholders may also read and copy any materials that the Company files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Stockholders may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330.

OTHER MATTERS

You may also be asked to take action on other matters that may be brought before the Special Meeting by the Board of Directors, although we do not expect any other matters to be brought before the Special Meeting as of this date.

ANNEX A

ASSET PURCHASE AGREEMENT

BY AND AMONG

T-SHIRT INTERNATIONAL, INC.,

NEXT MARKETING, INC.

AND

NEXT, INC.

DATED AS OF August 16, 2010

Exhibit List:

Exhibit A	Assignment and Assumption Agreement
Exhibit B	Bill of Sale
Exhibit C	Intellectual Property Assignments

Schedule List:

Schedule 2.01(a)	Intangible Assets
Schedule 2.01(b)	Assumed Contracts
Schedule 2.01(e)	Permits
Schedule 2.01(f)	Inventory
Schedule 2.01(g)	Prepaid Royalties
Schedule 5.04	Purchase Price Allocation

Disclosure Schedule:

Section 6.03	Financial Statements
Section 6.04	Absence of Undisclosed Liabilities
Section 6.05	Absence of Certain Changes
Section 6.06	Real Property
Section 6.07	Inventory
Section 6.08	Title to Assets
Section 6.09	Contracts
Section 6.10	Litigation and Proceedings
Section 6.11	Compliance with Environmental Laws
Section 6.12	Government Licenses and Permits
Section 6.13	Taxes
Section 6.14	Employee Benefit Matters
Section 6.15	Labor Matters
Section 6.16	Intellectual Property
Section 6.17	Compliance with Laws
Section 6.18	Subsidiaries and Certain Transactions
Section 6.19	Insurance
Section 6.20	Major Customers and Suppliers
Section 6.21	Warranties
Section 6.23	Consents

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of August 16, 2010, by and among T-SHIRT INTERNATIONAL, INC., a West Virginia corporation ("Buyer"), NEXT MARKETING, INC., a Delaware corporation ("Seller"), and NEXT, INC., a Delaware corporation ("Parent").

RECITALS

A.           Seller is engaged in the business of (i) manufacturing and importing collegiate licensed apparel products that it sells to retailers nationwide; (ii) direct ship e-commerce fulfillment programs for collegiate licensed apparel; and (iii) the sale of high school apparel to retailers nationwide (the "Business").

B.           Parent owns all of the issued and outstanding capital stock of Seller.

C.           Seller desires to sell to Buyer and Buyer desires to purchase from Seller certain of the assets, rights and claims owned, utilized or held for use by Seller in the operation of the Business as a going concern on the terms and conditions set forth in this Agreement.

AGREEMENTS

In consideration of the recitals and the mutual agreements set forth below, the parties agree as follows:

1.             Defined Terms; Construction.

1.01           Defined Terms.  In addition to the terms defined elsewhere in this Agreement, the following terms used in this Agreement shall have the meanings set forth below:

"Access Period" means the longer of (a) a period of five (5) years following the Closing Date or (b) the period of time beginning on the Closing Date and ending on the date on which Taxes may no longer be assessed against Seller under the applicable statutes of limitation, including any period of waivers or extensions thereof, relating to Seller's operation of the Business.

"Acquisition Proposal" means any, inquiry, offer or proposal that contemplates, could reasonably be expected to lead to or otherwise relates to any Acquisition Transaction.

"Acquisition Transaction" means any transaction or series of transactions directly or indirectly involving: (i) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction in which Seller or Parent is a constituent corporation and [a] in which a Person directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the Parent Common Stock, or [b] in which Parent issues securities representing more than 15% of the Parent Common Stock; (ii) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 15% or more of the net revenues, net income or assets of Parent and its subsidiaries, taken as a whole; or (iii) any liquidation or dissolution of Seller or Parent.

"Affiliate" means with respect to any person or entity (including Buyer or Seller), any person or entity that controls, is controlled by or is under common control with such other person or entity.  For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the Person in question through the ownership of voting securities or by contract or otherwise.

"Assumed Contracts" is defined in Section 2.01(b).

"Assumed Liabilities" has the meaning given in Section 3.01 below.

"Business" has the meaning given in Recital A above.

"Business Day" means any day other than a Saturday or Sunday or any other day on which commercial banks in New York, New York are authorized or required by applicable law to close.

"Cash and Cash Equivalents" means the sum of the fair market value of all cash and cash equivalents (including marketable securities, foreign exchange contracts, short term investments and cash held in escrow) of Seller as of immediately prior to the Closing, plus all deposited but uncleared bank deposits and less the face amount of any checks of Seller outstanding as of the Closing.

"Claims" means any claim (including any product liability or errors or omission claim), demand, cause of action, investigation, inquiry, suit, action or legal, administrative, arbitrative or other proceeding, the ultimate disposition of which is or could reasonably be expected to be material to Seller or the Business.

"Closing" has the meaning given in Section 4 below.

"Closing Cash Payment" has the meaning given in Section 5.01(a) below.

"Closing Date" has the meaning given in Section 4 below.

"Code" means the Internal Revenue Code of 1986, as amended.

"Contaminant" means hazardous substances as that term is defined in the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq., as amended ("CERCLA"), solid waste, hazardous waste and any other individual or class of pollutants, contaminants, toxins, chemicals, substances, wastes or materials in their solid, liquid or gaseous phase, defined, listed, designated, regulated, classified or identified under any Environmental Law.  This definition of Contaminant includes asbestos and asbestos–containing materials, mold, fungus, bacteria, petroleum or petroleum–based products or derivatives thereof, radioactive materials, flammable explosives and polychlorinated biphenyls.

"Contract" means any agreement, contract, license, lease (whether related to real property or personal property) or any other legally binding obligation of a Person.

"Disclosure Schedule" means the disclosure schedule separately delivered by Seller and Parent to Buyer on the date hereof, which identifies the particular sections of this Agreement to which such disclosure relates.

"Environmental Laws" means all applicable federal, state and local laws, rules, regulations, codes and ordinances, and binding determinations, orders, permits, licenses, injunctions, writs, decrees or rulings of any Governmental Authority, relative to or that govern or purport to govern air quality, soil quality, water quality, subslab and indoor contaminant air vapors, wetlands, natural resources, solid waste, hazardous waste, hazardous or toxic substances, pollution or the protection of public health, human health or the environment, including CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. § 1801), the Federal Water Pollution Control Act (33 U.S.C. § 1251, et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901, et seq.), the Clean Air Act (42 U.S.C. § 7401, et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601, et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136, et seq.), and the Occupational Safety and Health Act of 1970 (29 U.S.C. § 651, et seq.), as each of these laws have been amended from time to time and any analogous or related statutes and regulations.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules, regulations and forms promulgated thereunder.

"Excluded Assets" has the meaning given in Section 2.03 below.

"Excluded Contracts" is defined in Section 2.01(b).

"Files and Records" means each and all of the records, documents, data, computer source codes and programs, books, supplier, dealer and customer lists, work orders, credit information and correspondence, operating data, drawings, blueprints, and financial information of Seller that relate to the Business.

"GAAP" means U.S. generally accepted accounting principles.

"Governmental Authority" means any federal, state, municipal, foreign, international or other governmental department, commission, board, court, bureau, agency or instrumentality, or any arbitration panel or alternative dispute resolution body.

"Intangible Assets" is defined in Section 2.01(a).

"Intellectual Property" means all of the rights arising from or in respect of the following:  (i) patents; (ii) trademarks, service marks, trade names, brand names, Internet domain names, websites, URLs and goodwill associated therewith; (iii) copyrights;  (iv) all trade secrets, inventions, service marks, licenses, processes, technology, formulas, know-how, confidential information, computer software programs and applications, tangible and intangible proprietary information or materials; and (v) all applications filed, applications to be filed, registrations and filings relating to any of the foregoing clauses (i)-(iv) above.

"Inventory" is defined in Section 2.01(f).

"IRS" means the Internal Revenue Service.

"Liens" means all mortgages, deeds of trust, security interests, title retention agreements, options to purchase, rights of first refusal, liens, easements, encumbrances, restrictions, charges, adverse claims, and other burdens of any nature whatsoever, any claim arising under Section 506(c) of Title 11 of the United States Code, preferential arrangement, fraudulent transfer or other avoidance claim or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, and any lien, interest, restriction or limitation arising from or relating to personal or other property tax, sales and transaction privilege, claim of successor liability for any alleged unpaid sales or other tax, and any other lien or assessment of any Governmental Authority, whether or not allowable, recorded or contingent.

"Losses" means any demand, claim, damage (including incidental or consequential damages), liability, loss, cost, diminution of value or deficiency (including, but not limited to, interest, penalties, costs of preparation and investigation and the reasonable and necessary fees, disbursements and expenses of attorneys, accountants and other professional advisors).

"Material Adverse Effect" means any change, circumstance or effect individually, or in the aggregate with all other changes, circumstances and effects, that is or would be reasonably likely to be materially adverse to the Business, operations, assets, liabilities, prospects or financial condition of Seller, taken as a whole, or the right or ability of Seller or Parent to consummate any of the transactions contemplated hereby; provided, however, none of the following shall be taken into account in determining whether there has been a Material Adverse Effect: (i) the effects of changes that are generally applicable to the industry and markets in which Seller operates and which changes do not have a disproportionately adverse effect on the Business; (ii) the effect of changes that are generally applicable to the United States economy or securities markets and which changes do not have a disproportionately adverse effect on the Business; (iii) any natural disaster or any acts of terrorism, sabotage, military action or war (whether or not declared) or any escalation or worsening thereof; or (iv) liabilities incurred in connection with this Agreement.

"Material Contracts" has the meaning given in Section 6.09 below.

"National City Bank Debt" means the aggregate principal amount of indebtedness of Seller as of the Closing Date on its line of credit with National City Bank of Indiana.

"Noncompetition Period" means the period beginning on the Closing Date and ending on the fifth anniversary of the Closing Date.

"Parent Change in Recommendation" has the meaning given in Section 9.05(g) below.

"Parent Common Stock" means the Common Stock, par value $.001 per share, of Parent.

"Parent Recommendation" has the meaning given in Section 6.02(d) below.

"Parent Shareholders Meeting" has the meaning given such term in Section 9.12 below.

"Permits" means all licenses, approvals, permits, product registrations and authorizations (and any applications for the foregoing) issued by a Governmental Authority in connection with or necessary for Seller's operation of the Business or its occupancy or use of the Real Property in connection therewith.

"Permitted Liens" means (i) liens created by or resulting from the actions of Buyer; (ii) liens for Taxes not yet due and payable; and (iii) statutory liens of warehousemen and carriers and similar statutory liens securing obligations that are not yet due and payable.

"Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a Governmental Authority (or any department, agency or political subdivision thereof) or any other entity or group (as defined in Section 13(d) of the Exchange Act).

"Prepaid Royalties" is defined in Section 2.01(g).

"Proxy Statement" has the meaning given in Section 9.11 below.

"Purchased Assets" is defined in Section 2.01.

"Real Property" has the meaning given in Section 6.06 below.

"Release" means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, migration, transporting, placing and the like, including the moving of any materials through, into or upon, any land, building surface, soil, surface water, ground water or air, or otherwise entering into the environment.

"Remedial Action" means any reasonable action to: (i) investigate, study, monitor, clean up, remove, treat, encapsulate, transport, dispose of or in any other way address any Contaminant, including, but not limited to, risk assessments and pilot treatment or feasibility studies; (ii) prevent the Release or threatened Release, or minimize the further Release of any Contaminant; or (iii) bring the existing operations of the Business into full compliance with Environmental Laws.

"Required Parent Shareholder Vote" means the affirmative vote of the holders of a majority of the outstanding shares of the Parent Common Stock to approve this Agreement and the sale of the Purchased Assets in accordance with the Delaware General Corporation Law and the terms of Parent's Articles of Incorporation, as amended and restated.

"Seller's Knowledge" means the current actual knowledge of the following persons and the knowledge such persons should have obtained after a reasonable inquiry:  Robert Budd, David Cole and David Gleason.

"Superior Proposal" means any unsolicited, written, bona fide Acquisition Proposal that the Board of Directors of Parent determines, in its reasonable judgment (after consultation with its financial advisor), would, if consummated, provide greater value from a financial point of view to Parent's shareholders than the transactions contemplated by this Agreement (taking into account all of the terms and conditions of such Acquisition Proposal, including any conditions to consummation and the likelihood of such Acquisition Proposal being consummated).

"Tax Returns" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any legal requirement relating to any Tax.

"Taxes" means any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, value added, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, service use, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the IRS, any Governmental Authority or any other taxing authority (whether domestic or foreign including any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts imposed by the IRS or any taxing authority attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments.

"Transaction Expenses" means any liability or obligation of Seller or Parent for any investment banking fees, financial advisory fees, brokerage fees, commissions, finder's fees, attorneys' fees and expenses, accountants' fees and expenses or similar fees incurred by such Person in connection with the transactions contemplated by this Agreement and any obligation of Parent or Seller to pay any Person consideration in connection with the closing of the transactions contemplated by this Agreement under any incentive compensation plan, stock appreciation rights plan or agreement, phantom stock plan or agreement or any other similar arrangement.

1.02           Construction.  The parties hereto intend that each representation, warranty, and covenant contained herein shall have independent significance.  If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.  Any description on any section of the Disclosure Schedule of the matters to be disclosed thereon shall not be deemed to supersede or modify the matters required to be disclosed thereon pursuant to the terms of the relevant section of this Agreement.  Each party having participated in the negotiation and preparation of this Agreement and having been represented by counsel of its choosing, there shall be no presumption that any ambiguities herein be construed against any particular party.  When a reference is made in this Agreement to sections, exhibits or schedules, such reference shall be to a section of or exhibit or schedule to this Agreement unless otherwise indicated.  The table of contents and indexes contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

2.            Purchase and Sale of Assets.

2.01           Purchased Assets.  Subject to the terms and conditions of this Agreement and except for the Excluded Assets, Seller agrees to sell, convey, transfer, assign and deliver to Buyer free and clear of all Liens (except Permitted Liens), and Buyer agrees to purchase and accept from Seller, the following assets used or useful in the Business (collectively, the "Purchased Assets"):

(a)           Intangible Assets.  All of Seller's rights, title and interest in and to all goodwill, Intellectual Property, agreements and covenants respecting Intellectual Property, causes of action (including all claims for infringement), all other rights and claims related to Seller's intangible assets, and all other intangible assets of Seller necessary for, or otherwise used in, the operation of the Business (collectively, the "Intangible Assets"), including the Intangible Assets listed on Schedule 2.01(a).

(b)           Contracts and Licenses.  All rights of Seller under the following Contracts:

(i)           all Contracts (including purchase orders) entered into in the ordinary course of business with customers or distributors for the sale of the products and services of the Business or with the vendors and suppliers of the Business for the purchase of raw materials and other components used by Seller in operating the Business; and

                               (ii)           all Contracts, licenses, agreements and commitments of the Business that are listed on Schedule 2.01(b) under the heading "Assumed Contracts".

The Contracts referred to in subsections (i) and (ii) of this Section 2.01(b) are referred to herein as the "Assumed Contracts."  The Assumed Contracts shall not include, however, and Buyer shall not assume, any other Contract that is not an Assumed Contract (collectively the "Excluded Contracts").

(c)           Files and Records; Software.  Subject to Sections 2.03(c) and (h) below:

(i)           all Files and Records, and all advertising and marketing materials, mailing lists, sales literature, brochures, hand-outs, sales sheets and the like of Seller, except to the extent transfer and sale is prohibited by applicable law; and

(ii)           all computer software [a] owned by Seller and used in, or necessary for, the operation of the Business, whether in object code or source code, electronic data processing systems, processing techniques, formulae, algorithms, flow charts, and all documentation and work papers related thereto, whether in digital or hard copy format, whether relating to finished products, products under development or research, and [b] to the extent assignable, licensed by Seller from third parties and used in, or necessary for, the operation of the Business.

(d)           Corporate Name.  The corporate name "Next Marketing" and all rights related thereto.

(e)           Permits. To the extent assignable, all of Seller's rights in all Permits, including all such items listed on Schedule 2.01(e).

(f)           Inventory. The finished goods inventory, work-in-process, raw materials and supplies of the Business ("Inventory") listed on Schedule 2.01(f).

(g)           Prepaids.  The prepaid royalties of Seller related to the operation of the Business ("Prepaid Royalties") listed on Schedule 2.01(g).

(h)           Rights of Action.  All refunds, claims, causes of action (including claims for infringement), rights of recovery, rights of set-off and rights of recoupment of Seller that are related to the Business, except to the extent arising as a result of an Excluded Asset.

2.02           Non-Assignable Assets. In those cases where any of the Purchased Assets are not by their terms assignable or require the consent of a third party in connection with the transactions contemplated by this Agreement, Seller shall, prior to and after the Closing Date, use its reasonable best efforts, and Buyer shall cooperate in all reasonable respects with Seller, to obtain all consents and waivers and to resolve all impracticalities of assignments and transfers necessary to convey any such Purchased Assets to Buyer.  Anything contained herein to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any of the Purchased Assets if any actual or attempted assignment or transfer thereof without the consent of any party thereto other than Seller or Parent would constitute a breach thereof or otherwise not be permitted under applicable law, increase any obligation of Seller thereunder in any material respect or create any additional material obligation of Seller thereunder ("Non-Assignable Assets").  If any such Non-Assignable Assets are not able to be assigned or transferred, Seller shall use its reasonable best efforts to provide or cause to be provided to Buyer, to the extent permitted by applicable law, the benefits of any such Non-Assignable Assets and (i) Seller shall (to the extent Buyer has assumed in writing all duties and responsibilities thereunder) [a] promptly pay or cause to be paid to Buyer all monies received by Seller with respect to any such Non-Assignable Asset (other than any portion of the Purchase Price) and [b] enforce, at the written request and at the sole expense of Buyer, any rights of Seller arising with respect thereto (including, without limitation, the right to terminate in accordance with the terms thereof upon the advice of Buyer), and (ii) provided that Buyer receives the benefit of any such Non-Assignable Assets, Buyer shall perform and discharge on behalf of Seller all of Seller's liabilities, obligations or commitments, if any, thereunder relating to the period following the Closing Date, in accordance with the provisions thereof other than those arising by reason of a breach or nonperformance by Seller on or prior to the Closing with respect to such Non-Assignable Assets.  The provisions of this paragraph shall not affect the right of Buyer to elect either to not consummate the transactions contemplated by this Agreement if the conditions to its obligations contained in Section 12 below have not otherwise been fulfilled or to consummate the transactions contemplated by this Agreement and pursue the other remedies available to it.

 2.03           Excluded Assets.  Notwithstanding anything contained herein to the contrary, the following rights and assets of Seller shall be excluded from the transactions contemplated by this Agreement, shall not be transferred to Buyer, and shall be retained by Seller (collectively, the "Excluded Assets"):

 (a)           all Cash and Cash Equivalents on hand at the time of Closing;

 (b)           the equity or capital accounts of Seller;

 (c)           any Files and Records relating to the employees of Seller;

 (d)           all claims and rights to receive Tax refunds, credits and benefits relating to the operation or ownership of the Business or the Purchased Assets for any Tax period ending on or prior to the Closing Date together with any net deferred Tax assets;

 (e)           Seller's rights under this Agreement and the other agreements and instruments executed and delivered by Seller in connection with this Agreement and the transactions contemplated hereby and thereby;

(f)            the Excluded Contracts and all rights of Seller under the Excluded Contracts;

(g)            all real estate, leasehold improvements, machinery, equipment, furniture, fixtures and other personal property assets of Seller described on Schedule 2.03(g);

(h)            all of Seller's accounts/trade receivables and other rights to payment from any third party;

(i)            inventory of Seller other than the Inventory listed on Schedule 2.01(f);

(j)            all employee benefit plans and all agreements related to employment or separation that are applicable to the employees of Seller that are not specifically listed as Assumed Contracts, and any trusts, insurance arrangements or other assets held pursuant to, or set aside to fund the obligations of Seller under, any such employee benefit plans; and

(k)            all insurance policies and the rights and benefits thereunder (including any rights to proceeds thereof) arising prior to the Closing from or relating to the Purchased Assets.

 2.04           Sharing of Assets.  Notwithstanding the transfer of Purchased Assets from Seller to Buyer, Buyer and Seller agree to cooperate with each other to allow computer software to continue to be utilized by both Buyer and Seller to the extent reasonably necessary to allow each to operate its business after the Closing.

3.             Assumption of Liabilities.

3.01           Assumed Liabilities. At the Closing, subject to the terms and conditions of this Agreement and as partial consideration for the purchase of the Purchased Assets, Buyer shall assume and agree to pay, perform and discharge as and when due, only those liabilities and obligations of Seller arising after the Closing under the Assumed Contracts, but only to the extent such Assumed Contracts are properly and effectively assigned to Buyer; provided, however, Buyer shall not be responsible for any liability or obligation arising out of the breach, nonperformance or defective performance prior to the Closing of Seller of any such Assumed Contracts (the "Assumed Liabilities").

3.02           Retained Liabilities.  Except for the Assumed Liabilities, Buyer shall not assume, and shall not be obligated to pay, perform or discharge, any debts, liabilities or obligations of Seller, whether actual, contingent or accrued, known or unknown, which liabilities shall be retained by Seller and shall hereafter be referred to as the "Retained Liabilities."  The parties acknowledge and agree that the liabilities assumed by Buyer under this Agreement shall consist only of those Assumed Liabilities described in Section 3.01 and shall not include any other liabilities or obligations of Seller that are not specifically enumerated in Section 3.01.  For the sake of clarity, the Retained Liabilities include, without limitation, the following:

(a)           All trade accounts payable of Seller with respect to the Business ;

(b)           Any Transaction Expenses of Seller or Parent;

(c)           Any liabilities of Seller or Parent arising prior to the Closing for accrued wages, employee bonuses, accrued vacation pay, sick pay, severance pay and other employee-related compensation and benefits (excluding equity-based awards) that are related to any employee of Seller;

(d)           Any federal, state or local income, sales (including bulk sales), use, employment or other Tax liabilities of Seller or Parent incurred or accrued prior to Closing;

(e)           Any liabilities or obligations relating to a Plan (as defined in Section 6.14(a) below), including any liabilities under any employee stock incentive plan or similar employee compensation arrangement for employees or former employees of Seller (including, without limitation, any phantom stock grant, retention bonus arrangement or deal bonus arrangement);

(f)           Any liability or obligation to any shareholder of Parent arising by virtue of such shareholder's exercise of dissenters' rights under the Delaware General Corporation Law in connection with the consummation of the transactions contemplated hereby; and

       (g)           Any liability related to an Excluded Asset.

4.             Closing.  Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Purchased Assets contemplated herein (the "Closing") shall take place at such location as is mutually acceptable to Buyer and Seller within three Business Days after all of the conditions to the Closing set forth in Sections 11 and 12 are satisfied or waived (in writing) by the applicable party (other than those that by their terms cannot be satisfied prior to Closing, but subject to the satisfaction or waiver (in writing) of such conditions at the Closing), or remotely by mail, facsimile, e-mail and/or wire transfer, in each case to the extent acceptable to the parties hereto, or on such other date as is mutually acceptable to Buyer and Seller (the "Closing Date").  Except as otherwise provided in this Agreement, the failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place specified herein will not relieve any party to this Agreement of any obligation under this Agreement.  The Closing shall be effective as of 12:01 a.m. central time on the Closing Date.

5.             Purchase Price.

5.01           Amount.  In consideration of Seller's sale, assignment and transfer of the Purchased Assets and the performance by it of all of the terms, covenants and provisions of this Agreement on its part to be kept and performed, Buyer shall (i) assume the Assumed Liabilities; (ii) pay on behalf of Seller the National City Bank Debt; and (iii) pay Seller an amount ("Cash Payment") equal to [a] the difference between $3,184,000 and the National City Bank Debt, [b] plus or minus the difference between the value of the Inventory and Prepaid Royalties as of the Closing Date and $934,000 (the "Purchase Price").  Not less than three (3) business days prior to the Closing Date, Seller shall deliver to Buyer a revised Schedule 2.01(f) and a revised Schedule 2.01(g).  Based on the value of the Inventory and the amount of Prepaid Royalties set forth on the revised Schedule 2.01(f) and the revised Schedule 2.01(g), Buyer shall determine the Cash Payment due at the Closing.  The Purchase Price will be subject to adjustment after Closing as provided in Section 5.02, below.  Buyer will pay the Purchase Price as follows:

(a)            Closing Payment.  At Closing, Buyer shall pay to Seller the Cash Payment, less  Fifty Thousand Dollars ($50,000) (the "Holdback Amount") via wire transfer of immediately available funds to the account designed by Seller to Buyer in writing (the "Closing Cash Payment").

(b)           National City Bank Debt.  At Closing, Buyer shall pay to National City Bank of Indiana the amounts necessary to terminate the National City Bank Debt pursuant to Section 5.03 hereof.

(c)           Holdback Amount.  Subject to the terms and conditions of this Agreement and the set-off rights of Buyer as set forth in Sections 5.02 and 14.03, Buyer shall pay to Seller the Holdback Amount on the date that is sixty (60) days after the Closing Date via wire transfer of immediately available funds to the account designated by Seller to Buyer in writing.

5.02           Adjustment to Purchase Price.  Within thirty (30) days following the Closing Date, Buyer shall prepare a  final Schedule 2.01(f) based on the actual Inventory quantities received by Buyer.  Buyer shall further recalculate the aggregate Inventory value using the per item values set forth on Schedule 2.01(f) (the "Final Inventory Value").  In the event the Final Inventory Value is less than the aggregate Inventory value set forth on the revised Schedule 2.01(f) as of the Closing (the "Reduction in Value"), Buyer shall be entitled to reduce the Holdback Amount due Seller by the Reduction in Value.  If the Reduction in Value exceeds the remaining Holdback Amount, the Seller shall promptly pay to Buyer any remaining amount due Buyer as a result of the Reduction in Value.

5.03           Closing Date National City Bank Debt.  Prior to the Closing Date, Seller shall deliver to Buyer a payoff letter to be approved by Buyer from National City Bank of Indiana showing the payoff amount necessary to fully pay and terminate the National City Bank Debt as of the Closing.  Buyer shall pay the National City Bank Debt in accordance with the payment instructions in each such payoff letter at Closing.

5.04           Allocation.  The Purchase Price shall be assigned and allocated to the Purchased Assets of Seller in accordance with the relative fair market values of the Purchased Assets, as determined in accordance with Schedule 5.04.  After the Closing, the parties shall make consistent use of the allocation principles specified in Schedule 5.04 for all Tax purposes and in all filings, declarations and reports with the IRS in respect thereof, including the reports required to be filed under section 1060 of the Code, if applicable, it being understood that Buyer shall prepare and deliver IRS Form 8594 to Seller within sixty (60) days after the Closing Date if such form is required to be filed with the IRS or at such later date within a reasonable time after the final Purchase Price is determined.  In any proceeding related to the determination of any Tax, neither Seller nor Buyer shall contend or represent that such allocation is incorrect.

6.             Representations and Warranties of Seller and Parent.  Seller and Parent jointly and severally represent and warrant to Buyer as follows:

6.01           Organization.  Each of Seller and Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  Each of Seller and Parent has the requisite power and authority to own, operate and lease its properties and carry on its business as now conducted.  Each of Seller and Parent is duly licensed and qualified to do business in, and is in good standing under the laws of, each state or other jurisdiction where the failure to do so would have a Material Adverse Effect.

    6.02           Authorization of Agreement; Validity of Agreement; Necessary Action; No Conflict.

(a)           Each of Seller and Parent has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions provided for herein.  The execution and delivery of this Agreement by Seller and Parent and the performance by Seller  and Parent of the obligations to be performed hereunder have been duly authorized by all necessary action of Seller and Parent (other than the Required Parent Shareholder Vote).

(b)           The execution and delivery of this Agreement and the other agreements to be executed and delivered pursuant to this Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not, with or without the giving of notice or the passage of time, conflict with, result in or constitute a breach, default, right to accelerate or loss of rights under, or result in the creation of any Lien pursuant to, the terms or conditions of Seller's or Parent's Articles of Incorporation or By-Laws (in each case, as amended and/or restated, as applicable), any law, rule, regulation, statute, order, judgment or decree to which Seller or Parent is a party or by which Seller, Parent or the Business are bound or affected or any contract, agreement, lease, license or instrument to which Seller or Parent is a party or by which Seller, Parent or the Business are bound or affected.

(c)           This Agreement is, and each other agreement and document to be executed by Seller or Parent pursuant hereto will be when so executed, a valid and binding obligation of Seller or Parent enforceable in accordance with its terms, except that enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles.

(d)           The Board of Directors of Seller, at a meeting duly called and held, has (i) duly approved and adopted this Agreement and approved the transactions contemplated hereby, (ii) recommended that the shareholders of Parent vote to approve this Agreement and the sale of the Purchased Assets at the Parent Shareholders Meeting (the "Parent Recommendation"), and (iii) directed that this Agreement and the sale of the Purchased Assets be submitted to the shareholders of Parent for consideration in accordance with this Agreement, which actions and resolutions have not, as of the date hereof, been subsequently rescinded, modified or withdrawn in any way.

(e)           Other than the Required Parent Shareholder Vote, no vote or consent of the holders of any class or series of capital stock of Parent is required to approve this Agreement or the transactions contemplated hereby.

6.03           Financial Statements.  Seller has delivered to Buyer copies of the following financial statements prepared by Seller and/or Parent, including in each case all notes thereto, all of which have been prepared from the books and records of Seller and Parent in accordance with GAAP consistently applied (except as otherwise disclosed on Section 6.03 of the Disclosure Schedule), are correct and complete in all material respects, and fairly present the financial condition of Seller and/or Parent (as applicable) as of their respective dates and the results of their operations and cash flows for the periods covered thereby:

(a)           consolidated audited balance sheets of Parent as of November 29, 2009 and November 28, 2008 (November 29, 2009 being referred to herein as the "Balance Sheet Date"), and consolidated audited statements of income, shareholders' equity and cash flows of Parent for the fiscal years then ended, including all notes thereto, included as part of the Form 10-K filed by Parent with the Securities and Exchange Commission ("SEC") on March 15, 2010;

(b)           a consolidated unaudited balance sheet of Parent as of February 28, 2010 and the related unaudited statement of income and cash flows for the three-month period ending February 28, 2010 ("Interim Balance Sheet Date"), including all notes thereto, included as part of the Form 10-Q filed by Parent with the SEC on April 14, 2010;

Such statements of income do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of Seller's business except as expressly specified therein, and such interim financial statements include all adjustments, which consist only of normal recurring accruals, necessary for such fair representation.  Since the Balance Sheet Date there has been no material change in the accounting methods and practices used by Parent or Seller.  Section 6.03 of the Disclosure Schedule lists, and Seller has delivered to Buyer copies of, all documents creating or governing all "off-balance sheet arrangements" (as defined in Item 303(a)(4) of Regulation S-K of the SEC) in effect with respect to Seller during any period covered by such financial statements.

6.04           Absence of Undisclosed Liabilities.  Except as set forth in Section 6.04 of the Disclosure Schedule, there are no liabilities or obligations, direct or indirect, absolute or contingent, known or unknown, or any outstanding evidence of indebtedness arising out of or relating to the Business or the Purchased Assets, except (a) as fully reflected or as specifically reserved against on the Interim Balance Sheet; (b) liabilities incurred in the ordinary course of business after the Interim Balance Sheet Date, consistent with Seller's prior practice, which, in the aggregate, do not result in a Material Adverse Effect; and (c) liabilities or obligations (which are current) relating to the Assumed Contracts, but in no event any liability or obligation arising out of any breach, nonperformance or defective performance by Seller of any such Contract.

6.05           Absence of Certain Changes.  Except as specifically contemplated by this Agreement and as set forth in Section 6.05 of the Disclosure Schedule, since the Balance Sheet Date, Seller has conducted the Business only in the ordinary course and in a manner consistent with past practice and there has been no change or event that would have or has had a Material Adverse Effect.  Without limiting the generality of the foregoing, except as set forth in Section 6.05 of the Disclosure Schedule, since the Balance Sheet Date, Seller has not with respect to the Business or the Purchased Assets:

(a)           incurred or assumed any indebtedness for borrowed money (whether directly or by way of guarantee or otherwise) or incurred any liability or obligation not in the ordinary course of business or entered into any transaction other than in the ordinary course of business (other than as specifically contemplated by this Agreement);

(b)           declared or made any payment, dividend or distribution to any equity owner or any other Affiliate of Seller, including stock splits, stock dividends, profit sharing payments and profit distributions or purchased or redeemed any shares, notes or other equity or other similar ownership or participation interests;

(c)           issued, sold, distributed or disposed of any equity interests, notes or other securities or committed itself to do so;

(d)           placed or permitted any Lien other than a Permitted Lien on any of their assets, tangible or intangible;

(e)           sold, leased, licensed, abandoned or transferred any of its assets, tangible or intangible, except in the ordinary course of business;

(f)           cancelled any debts or claims, other than debts or claims that are less than Twenty Five Thousand Dollars ($25,000) for any individual debt or claim or Fifty Thousand Dollars ($50,000) in the aggregate for all debts or claims;

(g)           entered into or amended or modified any Material Contract (as defined in Section 6.09);

(h)           terminated, amended or instituted any employment contract, bonus plan, option plan, incentive plan, profit sharing plan, pension plan, retirement plan or other similar arrangement or plan;

(i)           formed or caused to be formed any subsidiary;

(j)           made any commitments for capital expenditures except for capital expenditures made in the ordinary course of business not in excess of Twenty Five Thousand Dollars ($25,000) in the aggregate;

(k)           failed to keep its properties insured substantially to the same extent as they were previously insured;

(l)           changed its credit policies or practices, or accelerated the collection of receivables whether by offering discounts or incentives or otherwise, or delayed the payment of payables or other accruals;

(m)           increased the rate or terms of compensation (including termination and severance pay) payable or to become payable by Seller to its managers, officers, directors, employees or agents, or increased the rate or terms of any bonus, insurance, pension or other employee benefit plan, program or arrangement made to, for or with any such managers, officers, directors, employees or agents, except increases occurring in the ordinary course of business consistent with past practice or as required by applicable law;

(n)           experienced any resignation or termination of any officer, key employee or group of employees of Seller and, to Seller's Knowledge, no officer, key employee or group of employees is planning to resign from Seller;

(o)           experienced any damage to or destruction or loss of any material asset, whether or not covered by insurance;

(p)           materially changed its policies or practices relating to the sale or maintenance of its products or services or their accounting principles or methods;

(q)           entered into any merger, consolidation, recapitalization or other business combination or reorganization (except with respect to the transactions contemplated herein);

(r)           amended its Articles of Incorporation or By-Laws or other applicable charter documents;

(s)           waived any material right or material debt of Seller; or

(t)           entered into any agreement or commitment (whether written or oral) to do any of the foregoing.

6.06           Real Property.  Section 6.06 of the Disclosure Schedule sets forth a true and complete list and description of all real property owned, leased or occupied by Seller (the "Real Property").  Except as set forth in Section 6.06 of the Disclosure Schedule, there are no leases, contracts, options, agreements or enforceable rights or obligations relating to or affecting the Real Property to which Seller is a party or by which the Real Property is otherwise bound or affected.  To Seller's Knowledge, there are no material structural or nonstructural defects (including inadequacy for normal use of mechanical systems and fixtures) in any of the buildings or its systems or fixtures (including the HVAC system, plumbing system, electrical system, sprinkler system and sewer and water systems) or other improvements situated on the Real Property and all building systems, fixtures, structures and improvements, owned, leased or used by Seller are in all material respects in good condition and working order (reasonable wear and tear excepted) and are adequate in quality and quantity for the normal operation of the Business and the use of the Real Property.  Seller has all easements and rights, including easements for all utilities, services, roadways, and other ways on ingress and egress, adequate and sufficient to conduct the Business (including accesses for ingress and egress of vehicles across the driveways and roadways presently existing at the Real Property used to access public roadways).  To Seller's Knowledge, the buildings and improvements located on the Real Property or used by the Business are located within the boundary lines of the Real Property, are not in violation of applicable setback requirements or zoning laws and do not encroach on any easements which may affect the Real Property.  Neither the whole or any portion of the Real Property has been condemned, requisitioned or otherwise taken by any public authority, no notice of such condemnation, requisition or taking has been served upon Seller and no such condemnation, requisition or taking is, to Seller's Knowledge, threatened or contemplated.

6.07           Inventory.  The Inventory listed on Schedule 2.01(f) is of a quality and quantity usable and saleable in the ordinary course of its business consistent with its past practices.  The value at which Seller carries the Inventory on the Interim Balance Sheet reflects its customary inventory valuation policy of stating inventory on the first in, first out method at the lower of cost or market all in accordance with GAAP.  Except as described on Section 6.07 of the Disclosure Schedule, no Inventory has been consigned to others.  Seller has not made any purchase commitments in excess of normal, ordinary and usual requirements.

    6.08           Title to Assets; Sufficiency and Condition of  Assets.

(a)           Except as set forth in Section 6.08 of the Disclosure Schedule, Seller has good and marketable title to, or a valid and binding leasehold interest in, the Purchased Assets, free and clear of all Liens other than Permitted Liens.  Other than the consents listed on Section 6.24 of the Disclosure Schedule, none of the Purchased Assets are subject to any restrictions with respect to the transferability thereof and Seller has complete and nonrestricted power and right to sell, assign, convey and deliver the Purchased Assets to Buyer as contemplated hereby.  At Closing, Buyer will receive good and marketable title to all the Purchased Assets, free and clear of all Liens, other than Permitted Liens.

(b)           Seller's assets include all assets (including leases, licenses, and intangible assets) that are material to or necessary for the operation of the Business as presently conducted.  No maintenance outside the ordinary course of business is needed with respect to Seller's material assets and such assets are in all respects in good condition and working order (reasonable wear and tear excepted).  None of the assets of Seller or other assets owned, leased, occupied or operated by Seller in connection with the Business, or the ownership, leasing, occupancy or operation thereof, is in material violation of any applicable law or any applicable zoning, or other applicable ordinance, code, rule or regulation.  The assets of Seller are adequate, in quality and quantity, for the operation of the Business.

6.09           Contracts.  Except as set forth in Section 6.09 of the Disclosure Schedule, Seller is not a party to or bound by any of the following Contracts relating to the Business and the Purchased Assets:

(a)           employment or consulting Contracts;

(b)           Contracts with any labor union or other employee representative of a group of employees;

(c)           employee bonus, pension, profit-sharing, retirement, equity, incentive or equity purchase or other benefit or welfare plans or agreements;

(d)           Contracts with respect to the lease of real or personal property by the Company whether as lessor or lessee involving payments of more than Twenty Five Thousand Dollars ($25,000) per annum or Fifty Thousand Dollars ($50,000) in the aggregate;

(e)           Contracts for the purchase of raw materials, supplies or services involving more than Twenty Five Thousand Dollars ($25,000) per annum or Fifty Thousand Dollars ($50,000) in the aggregate;

                                (f)           indentures, agreements, notes, mortgages, guaranties or other writings which evidence or relate to any indebtedness of Seller;

(g)           Contracts relating to Seller's Intangible Assets;

(h)           Contracts with Seller's or Parent's officers, directors, equity owners or employees;

(i)           any joint ventures, partnerships or other agreements (however named) involving a sharing of the profits, losses, costs or liabilities of Seller with any other Person;

(j)           confidentiality agreements not entered into in the ordinary course of business;

(k)           Contracts containing covenants or conditions that in any way purport to restrict the business activity of Seller, or limit the freedom of Seller to engage in any line of business or to compete with any third party;

(l)           Contracts (other than any Contract that is otherwise required to be disclosed on Section 6.09 of the Disclosure Schedule) pursuant to which Seller has indemnification obligations;

(m)           Contracts with any customer requiring payments of at least Twenty-Five Thousand Dollars ($25,000) per year per contract or that are not terminable on sixty (60) days notice by a Seller; and

(n)           any amendments, supplements, modifications or renewals in respect of any of the foregoing.

Each Contract required to be disclosed pursuant to this Section is referred to herein as a "Material Contract." The Material Contracts are legally valid and binding and in full force and effect with respect to Seller and with respect to each other party thereto.  Seller is not in default or breach of any Material Contract, and Seller has no notice or Knowledge of any claimed breach, or of the occurrence of any event that after the passage of time or the giving of notice or both would constitute a breach by any party to any Material Contract.  Seller has not received any notice of termination of any Material Contract, nor has Seller received any notice of any facts or events which, to Seller's Knowledge, could result in any such termination.  None of the rights of Seller under the Material Contracts have been or will be impaired in any respect by the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement.  All of the rights of Seller under the Material Contracts will be enforceable by Buyer after Closing without the consent or agreement of any other party except for consents listed in Section 6.24 of the Disclosure Schedule.  Seller has delivered to Buyer copies of all written Material Contracts and written summaries of all oral Material Contracts.  Except as expressly provided in the written Material Contracts and the written summaries provided for in the preceding sentence, Seller has not made a performance guarantee, nor has it agreed to any minimum production or minimum purchase obligations.

6.10           Litigation and Proceedings.  Except as described in Section 6.10 of the Disclosure Schedule, there is no Claim pending or, to Seller's Knowledge, threatened against Seller or affecting the Business or the Purchased Assets, and there is no investigation pending or, to Seller's Knowledge, threatened against Seller with respect to any charge concerning violation of any law or administrative regulation, whether federal, local, state or foreign, relating to Seller, its operations or the Business and the Purchased Assets.  Set forth in Section 6.10 of the Disclosure Schedule is a summary of all Claims that were made against Seller in the three years prior to the date of this Agreement.  Such summary includes a brief description of each such Claim, the estimated amount of each such Claim, and a brief description of its current status or final disposition.

6.11           Compliance with Environmental Laws.

(a)           Except as set forth in Section 6.11 of the Disclosure Schedule, Seller and the Real Property are, and at all times have been, in compliance with all Environmental Laws.

1. (b)       Except as set forth in Section 6.11 of the Disclosure Schedule, Seller has not caused or allowed any Contaminants to be present, used, manufactured, handled, generated, treated, stored, accumulated, placed, processed or Released, in, on, at, upon, under or from any surface soil or surface water, any subsurface soil or subsurface water/groundwater, any building component or any structure or premises of any Real Property or any other real property leased or otherwise used at any time by Seller in connection with its operation of the Business ("Former Property"), except in compliance with Environmental Laws.

(c)           To Seller's and Parent's Knowledge, neither Seller nor the Real Property are subject to any liability, whether liquidated or contingent, in connection with any Environmental Laws, any Remedial Action or the Release, threatened Release, or presence of any Contaminants in, on, at, upon, under or from any surface soil or surface water, any subsurface soil or subsurface water/groundwater, any building component or any structure.

(d)           Section 6.11 of the Disclosure Schedule contains a complete and accurate list of the names and addresses of all disposal sites now or at any time in the past utilized by Seller.  Except as disclosed on Section 6.11 of the Disclosure Schedule, no such disposal site is listed on the Comprehensive Environmental Response, Compensation and Liability Information System list, as updated through the date of this Agreement and the Closing Date, or the National Priorities List of Hazardous Waste Sites or any similar list maintained by any Governmental Authority that applies to Seller under applicable law.

(e)           Except as set forth in Section 6.11 of the Disclosure Schedule, to Seller's Knowledge, there is not now nor has there been on, in or under any Real Property or any Former Property:

             (i)           any generation, processing, treatment, storage, recycling, disposal or arrangement therefor, of any Contaminant or any "Hazardous Waste" as that term is defined under the Resource Conservation and Recovery Act, and any regulation promulgated under the Resource Conservation and Recovery Act, or any state equivalent;

(ii)           any aboveground or underground storage tanks or surface impoundments;

(iii)           any asbestos or asbestos-containing material;

(iv)           any PCBs in any hydraulic oils, transformers, capacitors or other electrical equipment; or

(v)           except in compliance with applicable Environmental Laws, any mold, bacteria, or fungi.

(f)           There are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which have given or may give rise to any liability or otherwise form the basis of any Claim, penalty, fine, hearing, notice of violation, directive or requirement to undertake any Remedial Action under any Environmental Law, common law or otherwise, relating to the Business, any Real Property, or any Former Property, for which Seller is or may be held responsible.

(g)           Except as set forth in Section 6.11 of the Disclosure Schedule, no permits, consents and approvals are required by, under or pursuant to any Environmental Law to operate the Business (as currently operated and as presently planned to be operated) in compliance with all Environmental Laws.

6.12           Government Licenses and Permits.  Seller has all Permits (including those required by any applicable Environmental Law) necessary to conduct the Business as currently conducted by Seller and own and use the Purchased Assets and such Permits are in full force and effect.  Except as set forth on Section 6.12 of the Disclosure Schedule, all the rights of Seller under such Permits are transferable to Buyer under applicable law solely upon the assignment of such licenses and permits by Seller to Buyer hereunder and will be exercisable by Buyer after the consummation of the transactions contemplated by this Agreement.  No proceeding is pending or, to Seller's Knowledge, threatened regarding the revocation or limitation of any such Permit and there is no reasonable basis or grounds for any such revocation or limitation.

6.13           Taxes.  Except as set forth in Section 6.13 of the Disclosure Schedule:

(a)           Seller has duly filed or caused to be filed, in a timely manner, with the appropriate taxing authorities, all Tax Returns required to be filed (determined with regard to any timely extensions) by it on or before the Closing Date and each such Tax Return (including any amendment thereto) is true, correct and complete in all material respects, and all Taxes due with respect to, or shown to be due on, such Tax Returns (or in respect of subsequent assessments with regard thereto) have been timely paid, or an adequate reserve has been established therefor on the Interim Balance Sheet and there are no Liens (other than Permitted Liens) for Taxes upon any of the assets of Seller.  All Taxes required to be withheld by Seller have been withheld and have been (or will be) duly and timely paid to the proper taxing authority and Seller has made all estimated income tax deposits and all other required tax payments or deposits (including all withholding taxes);

      (b)           the amount of Seller's liability for unpaid Taxes for all periods ending on or before the date of the Interim Balance Sheet does not, in the aggregate, exceed the amount of the liability accruals for Taxes (excluding reserves for deferred Taxes), as such accruals are reflected on the Interim Balance Sheet, and no deficiencies for any Taxes have been proposed, asserted or assessed against Seller;

(c)           Seller is not a party to or bound by any tax indemnity, tax sharing or tax allocation agreement, or any other contractual obligation to pay the Tax obligations of another Person or to pay the Tax obligations with respect to transactions relating to any other Person and there are no agreements or waivers extending the statutory period of limitation applicable to any Taxes of Seller for any period;

(d)           no foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to Seller and Seller has not received from any foreign, federal, state or local taxing authority (including jurisdictions where they have not filed Tax Returns) any written notice indicating an intent to open an audit or other review, request for information relating to Tax matters, or notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against Seller, and Seller has no Knowledge of any such proceeding;

(e)           Seller has never been a member of any combined, consolidated or unitary group for state income or franchise tax purposes and Seller does not file (or is not required to file) combined, consolidated or unitary returns for state income or franchise tax purpose;

(f)           Seller has no liability for the Taxes of any Person under Treasury Regulations § 1.1502-6 (or any similar provision of state, local or foreign law);

(g)           Seller will not be required to include any item of income, or exclude any item of deduction from, taxable income for any taxable period ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) closing agreement (as described in Code Section 7121) executed on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date, or (iv) prepaid amounts received on or prior to the Closing Date;

(h)           Seller is not a party to any Contract that has resulted or could result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Code Section 280G (or any corresponding provision of state, local or foreign Law);

(i)           Seller has disclosed on its income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Taxes within the meaning of Section 6662 of the Code; and

(j)           Seller has delivered to Buyer true and complete copies of Seller's Tax Returns (and amended Tax Returns, revenue agents' reports, and other notices from taxing authorities) for each of its preceding three (3) taxable years and indicated those Tax Returns that have been audited by any Tax authority.

6.14           Employee Benefit Matters.

(a)           Except as set forth in Section 6.14 of the Disclosure Schedule, Seller does not maintain or contribute to any "pension plan" (as defined under Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (the "Pension Plans"), "welfare plan" (as defined under Section 3(1) of ERISA) (the "Welfare Plans") or any other employee benefit plan, policy or arrangement, including bonus or other incentive compensation, employment, equity option, incentive or similar plan, vacation pay, sick leave, deferred compensation, severance pay, salary continuation, dependent care plan, cafeteria plan, employee assistance program, scholarship program or awards and workers' compensation (the "Benefit Plans").  The Pension Plans, Welfare Plans and Benefit Plans are collectively referred to as the "Plan" or "Plans."

(b)           Each of the Pension Plans that is intended to be qualified under Section 401(a) of the Code has received a current favorable determination letter from the IRS or is a prototype plan that is entitled to rely on an opinion letter issued by the IRS to the prototype plan sponsor regarding qualification of the form of the prototype plan.  There are no required amendments or existing circumstances that could reasonably be expected to affect the qualified status of the Pension Plans.  Any error or omission related to the Pension Plans has been corrected under correction programs provided by the IRS or the Department of Labor.  Neither Seller nor Parent has ever maintained a Pension Plan that is a defined benefit plan (as defined under Section 3(35) of ERISA) or subject to Section 302 of ERISA, or involves a "voluntary employee's beneficiary association" under Section 501(c)(9) of the Code.

(c)           Seller and/or Parent has maintained and operated each Plan in compliance with the Plan documents and all laws relating to such Plan (including the Code, ERISA, the Health Insurance Portability and Accountability Act of 1996, the Americans with Disabilities Act, the Family and Medical Leave Act and the Uniformed Services Employment and Reemployment Rights Act of 1994).  There is no legal action (other than claims for benefits in the ordinary course) that is pending, or, to Seller's Knowledge, threatened, with respect to any Plan by any current or former employee, beneficiary, officer or director of Seller or Parent.  Seller has incurred no liability to any Governmental Authority in connection with any Plan.

       (d)           With respect to any insurance policy or self funded arrangement providing funding or benefits under any Plan, there is no actual or pending liability of Seller in the nature of a retroactive or retrospective rate of adjustment, loss sharing arrangement or other actual or contingent liability, nor would there be any such liability if such insurance policy, self-funded arrangement or Plan were terminated on the Closing Date.  If a Plan is self-funded and Seller is a party to a stop-loss insurance policy with respect to the Plan, Seller has complied with all terms of the stop-loss policy and has timely paid all premiums owing with respect to such stop-loss policy through the Closing Date.  The transactions contemplated by this Agreement will not cancel, impair or reduce amounts payable under any such stop-loss insurance policy.

(e)           Except as set forth in Section 6.14 of the Disclosure Schedule, (i) neither Parent nor Seller sponsors any Plan that provides death or medical benefits with respect to current or former employees or officers beyond their retirement or their termination of service, other than COBRA coverage mandated by law; (ii) Seller does not include as a participant any individual who is ineligible under the terms of a Plan; (iii) Seller has not participated in a multiple employer welfare arrangement as defined under ERISA; (iv) Seller has not established or maintained any arrangement that could be deemed to qualify as a funded Welfare Plan; and (v) Seller has never participated in a multiemployer plan within the meaning of ERISA Section 3(37) and has no withdrawal liability with respect to a multiemployer plan.

(f)           Seller does not have any Plan (within the meaning of Code Section 409A), not grandfathered under Section 409A of the Code, that fails to meet the requirements of paragraphs (2), (3) or (4) of Code Section 409A(a) or that was not operated in accordance with such requirements, and the transactions contemplated by this Agreement will not cause the provisions under any such plan to violate the provisions of Code Section 409A, or directly or in combination with other events, result in the payment, acceleration or enhancement of any benefit.

(g)           Seller has made available to Buyer a true and complete list of each Plan.  With respect to each of the Plans, Seller has delivered or made available to Buyer a true and complete copy of (i) each Plan document, and a written summary of any Plan not in writing; (ii) any determination or opinion letter received from the IRS with respect to each Plan that is intended to be qualified under Section 401(a) of the Code; (iii) the summary plan description, all summaries of material modifications, employee booklets and other material communications to employees with respect to any Plan; (iv) any service agreement, including third-party administration agreements or the contracts related to each Plan; (v) any related trust agreements, annuity contracts, insurance contracts, including stop-loss insurance contracts, or other funding arrangements which relate to any Plan, and the most recent audited financial statements required for any Plan; and (vi) for each Plan for which a Form 5500 must be filed, the latest two Form 5500 annual reports.

6.15           Labor Matters.

(a)           Except as set forth in Section 6.15 of the Disclosure Schedule, Seller is not a party to or bound by any union collective bargaining agreements or other labor contracts or a party to any pending arbitration or grievance proceeding or other Claim relating to any labor Contract.  To Seller's Knowledge, there is no such proceeding or action threatened and, to Seller's Knowledge, no set of facts exist that would reasonably be expected to constitute a basis for any such action.  Except as set forth in Section 6.15 of the Disclosure Schedule, within the last three years, Seller has not experienced any labor disputes, union organization attempts or any work stoppage due to labor disagreements, and there is currently no labor strike, dispute, request for representation, slow down or stoppage actually pending, or, to Seller's Knowledge, threatened against or affecting Seller.

(b)           Seller is not bound by any court, administrative agency, tribunal, commission or board decree, judgment, decision, arbitration agreement or settlement relating to collective bargaining agreements, conditions of employment, employment discrimination or attempts to organize a collective bargaining unit.  There are no employment discrimination, harassment, safety or unfair labor practice or other employment-related investigations, claims or allegations pending against Seller or, to Seller's Knowledge, threatened against Seller or, to Seller's Knowledge, any set of facts which would reasonably be expected to constitute a basis for such an action.

(c)           Seller has provided Buyer copies of all of its written employment policies, and written summaries of all of Seller's material unwritten employment policies, presently in effect.

(d)           Seller has made all required payments owed by Seller to the appropriate Governmental Authorities with respect to applicable unemployment compensation reserve accounts for its employees.

6.16           Intellectual Property.

 (a)           Section 6.16 of the Disclosure Schedule identifies all registrations and applications for registration of all of the Intellectual Property owned or used, or conceived for use, by Seller.  All licenses of Intellectual Property owned or used, or conceived for use, by Seller are also listed in Section 6.16 of the Disclosure Schedule. Except as set forth in Section 6.16 of the Disclosure Schedule, Seller owns all right, title and interest in and to the Intellectual Property, free and clear of any Lien (other than Permitted Liens) or license.

(b)           Seller owns, is properly licensed under, or otherwise possesses the valid and enforceable right to use all Intellectual Property that is used in the operation of the Business as currently conducted.  The transactions contemplated by this Agreement would not result in the imposition of any Lien on any such Intellectual Property of Seller.  There are no Claims or pending litigation challenging or, to Seller's Knowledge, threatening to challenge Seller's right, title, and interest with respect to its continued use and its right to preclude others from using any such Intellectual Property used in the Business as currently conducted or as proposed to be conducted.

(c)            Seller is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses or other agreements as to which it is a party or pursuant to which it is authorized to use any third-party Intellectual Property rights.  To Seller's Knowledge, no third party is infringing upon, misappropriating or otherwise violating any Intellectual Property of Seller, nor has any third party infringed upon, misappropriated or otherwise violated any Intellectual Property right of Seller in the past.  To Seller's Knowledge, Seller has not infringed upon, misappropriated or otherwise violated any third-party Intellectual Property rights and, to Seller's Knowledge, there exists no reasonable basis for any claim of such infringement, misappropriation or other violation of any third-party Intellectual Property rights.  Seller has not received from any third party any notice that it has infringed upon, misappropriated or otherwise violated any third-party Intellectual Property rights.

(d)            Seller possesses all rights and licenses required for its use of all material software used by it in operating the Business.  Section 6.16 of the Disclosure Schedule sets forth a correct and complete list of each material component of the material software used by Seller in the Business (other than "off the shelf" or "shrink wrap" software licensed from third parties).  All work performed to create each such component was either:  (i) performed by a person who was employed by Seller at the time such work was performed or who validly and irrevocably assigned that work product to Seller pursuant to a written agreement included in the Material Contracts; or (ii) performed by a third party pursuant to the terms of a written agreement included in the Material Contracts expressly providing that the product of such work is owned by Seller or was validly and irrevocably assigned to Seller.

6.17           Compliance with Law.  Seller, the operation of the Business, and Seller's use and ownership of its assets and the Real Property are in compliance with all applicable federal, state, local and international laws or ordinances and any other rule or regulation of any Governmental Authority, including all energy, safety, environmental, zoning, health, export, import, trade practice, antidiscrimination, antitrust, wage, hour and price control laws, orders, rules or regulations.  Section 6.17 of the Disclosure Schedule lists any and all citations issued to Seller in the three years prior to the date hereof from any Governmental Authority, each of which citations (whether listed or not) have been properly remedied or will be remedied by the Closing Date.  No notice from any Governmental Authority or other Person has been served upon Seller claiming any violation or alleged violation of any law, ordinance, code, rule or regulation or requiring, or calling attention to the need for, any work, repairs, construction, alterations or installation on or in connection with the Business with which Seller has not complied or will not have complied with by the Closing Date.  Seller has no liability (whether accrued, absolute, contingent, direct or indirect) for past or continuing violations by Seller of any applicable law, ordinance, code, rule or regulation.  All reports and returns required to be filed by Seller with any Governmental Authority have been filed and were accurate and complete when filed.

6.18           Subsidiaries and Certain Transactions.  Seller has no subsidiaries.  Except as set forth in Section 6.18 of the Disclosure Schedule, Seller currently has not entered into, nor has it had during the two years prior to the date hereof, directly or indirectly, any transaction or agreement with any of Seller's owners, managers, officers or directors, or their Affiliates, except for remuneration for services performed on behalf of Seller.  Except as set forth in Section 6.18 of the Disclosure Schedule, Seller does not owe any amount to, or have any outstanding Contract with any of its owners, managers, officers, directors, employees or Affiliates (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business), and none of such persons owes any amount to Seller or is party to any loan or extension of credit maintained or arranged by Seller.

6.19           Insurance.  Section 6.19 of the Disclosure Schedule sets forth a complete and accurate list and description of all policies of insurance presently in effect with respect to Seller, the Business and the assets of Seller, or of which Seller is the owner, or beneficiary or under which Seller is an insured or loss payee.  True and correct copies of such policies of insurance have been made available to Buyer.  All such policies are valid, outstanding and enforceable policies.  No notice of cancellation or termination has been received by Seller or its Affiliates with respect to any such policy, and no act or omission has occurred which could reasonably be expected to result in cancellation of any such policy prior to its scheduled expiration date.  Seller has not been refused any insurance with respect to any material aspect of the operations of the Business nor has its coverage been materially limited by any insurance carrier to which it has applied for insurance.  Seller has not received any notice from any insurance carrier issuing any such policy that insurance rates therefore will hereafter be materially increased or that there will hereafter be a cancellation or a material increase in a deductible or a nonrenewal of any such policy.  Such policies are sufficient in all material respects for compliance by Seller with all applicable requirements of law and with the applicable requirements of all Material Contracts to which they are a party.

6.20           Customers and Suppliers.  Section 6.20 of the Disclosure Schedule sets forth an accurate and complete list of the ten (10) largest customers of Seller for each of the fiscal years ended November 29, 2009 and November 28, 2008 and for the three (3) month period ended February 28, 2010 (determined on the basis of the total dollar amount of net revenues) showing the dollar amount of net revenues from each such customer during each such period.  Section 6.20 of the Disclosure Schedule also sets forth a list of the ten (10) largest suppliers of Seller in terms of dollar volume of purchases during such complete or partial fiscal years.  Seller has not received notice regarding, nor, to Seller's Knowledge, is there any basis for, any change in the business relationship or prospects of Seller with any such customer or supplier, except as set forth on Section 6.20 of the Disclosure Schedule.

6.21           Warranties.  Section 6.21 of the Disclosure Schedule sets forth a description of all warranties provided by Seller with respect to the Business other than warranties implied by law.

6.22           Brokerage and Finders Fees.  Neither Parent nor Seller will have incurred, nor will they incur, any business brokerage fee finders' fee or similar obligation in connection with the transactions contemplated hereby.

6.23           Consents.  No consent, approval, order or authorization, or permit of, action by or in respect of, registration, declaration or filing with, or notification to, any Governmental Authority, or any other Person is required to be made, obtained, performed or given to or with respect to Seller or Parent in connection with the execution and delivery of this Agreement by Seller or Parent or the consummation by Seller or Parent of the transactions contemplated hereby, except for: (i) the filing with the SEC of the Proxy Statement; (ii) the Required Parent Shareholder Vote; (iii) the filing of any appropriate or required documents with the OTC Bulletin Board Market; and (iv) the consents, approvals, orders or authorizations set forth on Section 6.23 of the Disclosure Schedule.

6.24           Proxy Statement/Information Statement.  None of the information supplied or to be supplied by Parent or Seller for inclusion or incorporation by reference in the Proxy Statement/Information Statement will, at the date it is first mailed to Parent shareholders or at the time of the Parent Shareholders Meeting, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.  Notwithstanding the foregoing provisions in this Section 6.24, no representation or warranty is made by Parent or Seller with respect to information or statements supplied by Buyer for inclusion or incorporation by reference in the Proxy Statement.

6.25           Disclosure.  No warranty or representation made by Seller or Parent contained, or deemed to be made by Seller or Parent, in this Agreement or in any writing to be furnished pursuant hereto or previously furnished to Buyer contains or will contain any untrue statement of material fact or omits or will omit to state any material fact required to make the statements therein contained not misleading.  All statements and information contained in any certificate, instrument, disclosure schedule or documents delivered by or on behalf of Seller or Parent to Buyer or its representatives pursuant hereto shall be deemed representations and warranties made by Seller or Parent.

7.             Representations and Warranties of Buyer.  Buyer represents and warrants to Seller and Parent as follows:

7.01           Organization.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia.  Buyer has all requisite corporate power and authority to own, operate and lease its properties and carry on its businesses as now conducted.  Buyer is duly licensed and qualified to do business in and is in good standing under the laws of each state where the failure to do so would have a Material Adverse Effect.

7.02           Authorization of Agreement; Noncontravention.  Buyer has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions provided for herein.  The execution and delivery of this Agreement by Buyer and the performance by it of the obligations to be performed hereunder have been duly authorized by all necessary and appropriate action by Buyer.  The execution and delivery of this Agreement and the other agreements to be executed and delivered pursuant to this Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not, with or without the giving of notice or the passage of time, conflict with, result in or constitute a breach, default, right to accelerate or loss of rights under, or result in the creation of any Lien pursuant to, the terms or conditions of Buyer's Articles of Incorporation or By-Laws, any law, rule, regulation, statute, order, judgment or decree or any contract, agreement, lease, license or instrument to which Buyer is a party or by which Buyer or its business or assets are bound or affected.  This Agreement is, and each other agreement and document to be executed by Buyer pursuant hereto will be when so executed, a valid and binding obligation of Buyer, enforceable in accordance with its terms except that enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles.

7.03           Litigation.  There is no action, suit, investigation or proceeding pending against, or to the knowledge of Buyer, threatened against or affecting, Buyer before any court or arbitrator or any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

7.04           Proxy Statement/Information Statement.  None of the information supplied or to be supplied by Buyer for inclusion or incorporation by reference in the Proxy Statement or Information Statement, as the case may be, will, at the date it is first mailed to Parent shareholders or at the time of the Parent Shareholders Meeting, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  Notwithstanding the foregoing provisions in this Section 7.04, no representation or warranty is made by Buyer with respect to information or statements supplied by Parent or Seller for inclusion or incorporation by reference in the Proxy Statement/Information Statement.

7.05           Brokerage and Finders Fees.  Buyer has not incurred, nor will it incur, any business brokerage fee, finders' fee, or similar obligation in connection with the transactions contemplated hereby.

7.06           Disclosure.  No warranty or representation made by Buyer contained, or deemed to be made by Buyer, in this Agreement or in any writing to be furnished pursuant hereto or previously furnished to Seller or Parent contains or will contain any untrue statement of material fact or omits or will omit to state any material fact required to make the statements therein contained not misleading.  All statements and information contained in any certificate, instrument, disclosure schedule or documents delivered by or on behalf of Buyer to Seller or Parent or their representatives pursuant hereto shall be deemed representations and warranties made by Buyer.

8.             Covenants and Agreements of Buyer.  Buyer hereby covenants and agrees that:

8.01           Record Retention.  During the Access Period, Buyer agrees to maintain the books and records delivered by Seller hereunder relating to the Business, to provide Seller and its representatives reasonable access to such books and records during normal business hours and to provide copies, at Seller's expense, of such books and records to Seller or its representatives as reasonably requested by Seller.  Buyer agrees to notify Seller prior to disposing of any such books and records before the end of the Access Period and, upon request made within sixty (60) days after receipt of such notice, to deliver such books and records to Seller at Seller's expense.

8.02           Efforts to Perform.  Buyer shall use all reasonable efforts to perform and satisfy the covenants set forth in this Section 8 and in Section 10 and the conditions precedent set forth in Section 11 of this Agreement in a timely and expeditious manner.

9.             Covenants and Agreements of Seller and Parent.  Seller and Parent hereby covenant and agree that:

9.01           Notice.  Seller shall give Buyer prompt written notice of: (a) any changes in any of the information contained in the representations and warranties made in Section 6 or elsewhere in this Agreement or the attached sections of the Disclosure Schedule that occur at or prior to Closing; (b) the occurrence of any event that will result, or could reasonably result, in a Material Adverse Effect or in the failure to satisfy a condition specified in Section 12; or (c) any notice or other communication from any third Person alleging that the consent of such third person is or may be required in connection with the transactions contemplated by this Agreement.  No notice or disclosure provided by Seller pursuant to this Section 9.01, however, shall be deemed to prevent or cure any misrepresentation, breach of warranty or breach of covenant given hereunder.  Without limiting the foregoing, Seller shall furnish Buyer an updated employee list within a reasonable time prior to Closing to replace Section 6.15(e) of the Disclosure Schedule.

9.02           Access prior to Closing.  From the date hereof through the Closing Date, Seller shall afford Buyer and its representatives reasonable access during normal business hours, and in a manner so as not to interfere in any material respect with the normal operations of the Business, to the premises, properties, personnel, representatives, customers, suppliers, books and records (including tax records), Contracts and documents of or pertaining to Seller and the Business and such other additional information with respect thereto as Buyer shall from time to time reasonably request.

9.03           Conduct of Business.  From the date of this Agreement through the Closing Date and other than actions contemplated by this Agreement or necessary to consummate the transactions contemplated hereby, Seller shall conduct the Business in the ordinary course and consistent with its past practices.  Without limiting the generality of the foregoing, Seller shall not perform or fail to take action that would be reasonably likely to result a breach or violation of Section 6.05 of this Agreement.

9.04           Efforts to Perform.  Each of Seller and Parent shall use all reasonable efforts to perform and satisfy the covenants set forth in this Section 9 and in Section 10 and the conditions precedent set forth in Section 12 of this Agreement in a timely and expeditious manner.

9.05           No Solicitation; Acquisition Proposals.

(a)           From the date of this Agreement until the earlier of the Closing or the termination of this Agreement pursuant to Section 15 below, Parent shall not, and shall cause Seller and their respective agents, employees, officers, directors, shareholders, advisors and representatives (including any investment banker, attorney or accountant retained by Parent or Seller) not to, directly or indirectly, (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal; (ii) furnish any information regarding Parent or Seller to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal; (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or any inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal; or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Proposal.

(b)           Notwithstanding the foregoing, Section 9.05(a) shall not prohibit , prior to the receipt of the Required Parent Shareholder Vote, Parent from furnishing information regarding Parent and Seller to, or entering into discussions with, any Person in response to a Superior Proposal that is submitted to Parent by such Person (and not withdrawn) if: (i) Parent shall not have breached or taken any action inconsistent with any of the provisions set forth in this Section 9.05; (ii) the Board of Directors of Parent concludes in good faith, after having taken into account the written advice of its outside legal counsel and financial adviser, that such action is required in order for the Board of Directors of Parent to comply with its fiduciary duties to Parent's shareholders under applicable law; (iii) at least two Business Days prior to furnishing any such information to, or entering into discussions with, such Person, Parent gives Buyer written notice of the identity of such Person and of Parent's intention to furnish information to, or enter into discussions with, such Person, and Parent receives from such Person an executed confidentiality agreement that is no less favorable to Parent than the Confidentiality Agreement entered into between Parent and Buyer; and (iv) at least two Business Days prior to furnishing any such information to such Person, Parent furnishes such information to Buyer (to the extent such information has not been previously furnished by Parent to Buyer).

(c)           Parent shall promptly (and in no event later than 24 hours after receipt of any Acquisition Proposal or any inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal) advise Buyer orally and in writing of any such Acquisition Proposal or any inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal, inquiry or indication of interest and the terms thereof) that is made or submitted by any Person prior to the Closing.  Parent shall keep Buyer reasonably and promptly informed with respect to the status of any such Acquisition Proposal, inquiry or indication of interest and any material modification or proposed material modification thereto.

(d)           Parent shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal or any inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal.

(e)           Parent agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, "standstill" or similar agreement in connection with a possible Acquisition Transaction to which Parent is a party or under which Parent has any rights, and will use its reasonable best efforts to enforce or cause to be enforced each such agreement at the request of Buyer.  Parent also will promptly request each Person that has executed a confidentiality agreement in connection with its consideration of a possible Acquisition Transaction or equity investment to return all confidential information heretofore furnished to such Person by or on behalf of the Company.

(f)           Neither the Board of Directors of Parent nor any committee thereof shall authorize, cause or permit Parent or Seller to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement constituting or relating to any Acquisition Proposal (other than a confidentiality agreement referred to in Section 9.05(b) entered into in the circumstances referred to in Section 9.05(b)).

(g)           Subject to Section 9.05(h), neither the Board of Directors of Parent nor any committee thereof shall, or shall publicly propose to, withdraw, qualify, modify, change or amend in any manner adverse to Buyer the Parent Recommendation or the approval by the Board of Directors of Parent of this Agreement and the transactions contemplated hereby (a "Parent Change in Recommendation").

(h)           Notwithstanding anything to the contrary set forth in this Agreement, the Board of Directors of Parent may effect a Parent Change in Recommendation at any time prior to the Parent Shareholders Meeting, if (i) the Board of Directors of Parent determines in good faith, after having taken into account the written advice of its outside legal counsel, that the failure to effect a Parent Change in Recommendation would be a breach of its fiduciary duties to Parent's shareholders under applicable law, and (ii) at least two (2) Business Days prior to such Parent Change in Recommendation, Parent shall have provided to Buyer a written notice of its intention to make such a Parent Change in Recommendation (which notice shall not be deemed to be in and of itself, a Parent Change in Recommendation).

(i)           Nothing contained in this Section 9.05 shall prohibit Parent from complying with Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act with respect to an Acquisition Proposal so long as the requirements set forth in this Section 9.05 are satisfied, provided that such Rules shall in no way eliminate or modify the effect that any action pursuant to such Rules may otherwise have under this Agreement (including any such action which may constitute a Change in Recommendation).

9.06           Noncompetition/Nonsolicitation.  Seller and Parent (each a "Restricted Party" and collectively, the "Restricted Parties") hereby jointly and severally agree that, during the Noncompetition Period, each Restricted Party will not, nor will a Restricted Party cause or give permission to any of its directors, officers, employees, agents or affiliates, either directly or indirectly to:

(a)           "Participate" (as defined below) in any "Restricted Business" (as defined below);

(b)           contact, solicit or service any Customer (as defined below) for the purpose of providing products or services competitive with those offered by the Business; or

(c)           request or advise any Customer, or any suppliers or vendors (or other business relation) of the Business, to withdraw, curtail or cancel any of their business or relations with the Business or with Buyer.

For purposes of this Agreement, (i) the term "Participate" means to have any direct or indirect interest, whether as an officer, director, employee, partner, sole proprietor, agent, representative, independent contractor, consultant, franchisor, franchisee, manager, member, creditor, owner or otherwise; provided, that the term "Participate" shall not include ownership of less than 2% of a class of stock of a publicly-held corporation that is traded on a national securities exchange or in the over-the-counter market, so long as such Restricted Party does not have any active participation in the business or management of such entity; (ii) the term "Customer" means any customer or prospective customer of the Business that has purchased the products or services offered by the Business during the twenty-four month period preceding the Closing Date; (iii) the term "Restricted Business" means any enterprise, business or venture that is engaged in or which proposes to engage in a business the same as or competitive with the Business.

Each Restricted Party hereby acknowledges and agrees that the provisions of this Section 9.06 are reasonable with respect to duration, geographic area and scope of restriction.  In such regard, each Restricted Party hereby covenants that it shall not, directly or indirectly, initiate, encourage or participate in any proceeding or otherwise do or cause to be done any act or thing to cause this Section 9.06 to be terminated, cancelled, voided, nullified, reduced in scope or effect or otherwise declared unenforceable. If, however, any provision of this Section 9.06 is finally determined or declared by a Governmental Authority or arbitrator to be illegal, unenforceable, invalid, contrary to public policy, void or voidable under any applicable law, the applicable court or arbitrator shall have the authority to make an equitable adjustment to the provisions of this Section 9.06 with the view to effecting, to the greatest extent possible, the original purpose and intent of the provisions of such Section, including, without limitation, the maximum durational, geographic restricted activity scope and other limitations permitted by applicable law.  In any event, the validity and enforceability of the remaining provisions of this Section 9.06 shall not be affected by any amendment contemplated by or made pursuant hereto.

           9.07           Nondisclosure.  Each Restricted Party acknowledges that it has acquired information of a confidential nature relating to the operation, finances, business relationships and trade secrets of the Business.  Each Restricted Party agrees that it will not, nor will they cause another Person to, during the Noncompetition Period, use, publish, disclose or authorize anyone else to use, publish or disclose, without the prior written consent of Buyer, any confidential information pertaining to the Business, including without limitation any information relating to existing or potential business, customers, trade or industrial practices, plans, costs, processes, technical or engineering data, formulas, recipes or trade secrets; provided, however, that each Restricted Party shall be prohibited from ever using, publishing, disclosing or authorizing anyone else to use, publish or disclose any confidential information that constitutes a trade secret under applicable law.  The foregoing notwithstanding, the Restricted Parties have no obligation to refrain from using, publishing or disclosing any such confidential information that is or hereafter shall become available to the public other than by use, publication or disclosure by any Restricted Party.

9.08           Injunctive Relief.  Each Restricted Party acknowledges and agrees that (a) the provisions of Sections 9.06 and 9.07 are reasonable and necessary to protect the legitimate business interests of Buyer, (b) any breach by a Restricted Party of any of its covenants contained in any of Sections 9.06 and 9.07 would result in irreparable injury to Buyer, the exact amount of which may be difficult, if not impossible, to ascertain or estimate, and (c) the remedies at law for any such breach would not be reasonable or adequate compensation to Buyer for such breach.  Accordingly, notwithstanding any other provision of this Agreement, if a Restricted Party, directly or indirectly, breaches any of its covenants or obligations under any of Sections 9.06 or 9.07 then, in addition to any other remedy which may be available to Buyer at law or in equity, Buyer shall be entitled to injunctive relief against the breaching party, without posting bond or other security, and without the necessity of proving actual or threatened damage or harm.

9.09           Change of Name.  Simultaneously with the Closing, Seller shall change its name to a name that is not similar to and does not contain any confusingly similar words as Seller's current name, and Seller shall file any and all documents required by the Secretary of State of any state designated by Buyer, or by the United States Patent and Trademark Office, if applicable, to allow Buyer to register the name formerly used by Seller or any variation thereof with such Secretary of State or as a trademark or service mark with the United States Patent and Trademark Office.

9.10           Qualified Plans.  Seller or its Affiliates shall continue to act as plan sponsor with respect to all of Seller's Plans; provided, however, nothing contained in this Agreement shall limit the right of Seller or its Affiliates, at any time and from time to time, to amend, modify or terminate, in whole or in part, any of the Plans, except to the extent otherwise specifically provided by law, and Seller hereby reserves such right.  Seller shall be responsible for administration and termination (if any) of such Plans.

9.11           Proxy Statement.  As soon as reasonably practicable after the date of this Agreement, Parent shall prepare and file with the SEC a preliminary proxy statement on Schedule 14A relating to the matters to be submitted to the holders of the Parent Common Stock at the Parent Shareholders Meeting (such proxy statement, and any amendments or supplements thereto, including the definitive form thereof, the "Proxy Statement").  Parent shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as soon as is practical after the date of this Agreement.  Parent shall, as promptly as practicable after receipt thereof, provide Buyer with copies of any written comments and advise Buyer of any oral comments with respect to the Proxy Statement received from the SEC.  As promptly as practicable after the Proxy Statement is cleared by the SEC, Parent will mail to its shareholders a notice of the Parent Shareholders Meeting and the Proxy Statement and as promptly as practicable after approval thereof by the parties hereof, such other supplementary proxy materials as may be necessary to make the Proxy Statement comply with the requirements of the Securities Act and the Exchange Act.9.12.  Parent Shareholders Meeting.  If required by applicable law, Parent shall duly take all lawful action to duly call, give notice of, convene and hold a meeting of its shareholders as promptly as practicable following the date of this Agreement (the "Parent Shareholders Meeting") for the purpose of obtaining the Required Parent Shareholder Vote with respect to the transactions contemplated by this Agreement and shall use its reasonable best efforts to solicit the approval of its shareholders of the Required Parent Shareholder Vote in accordance with the requirements of applicable law.  Subject to Section 9.05(h), the Parent Recommendation shall be included in the Proxy Statement.  The Board of Directors of Parent will not condition its submission of this Agreement and the transactions contemplated hereby to Parent's shareholders on any basis not specifically provided for herein, and (subject to Section 9.05(h), Parent shall use its reasonable best efforts to obtain the Required Parent Shareholder Vote.  Without limiting the generality of the foregoing, unless this Agreement is terminated pursuant to Section 15 below, (a) Parent agrees that its obligation to duly call, give notice of, convene and hold the Parent Shareholders Meeting, as required by this Section 9.12, shall not be affected by any Parent Change in Recommendation, and (b) Parent agrees that its obligations pursuant to this Section 9.12 shall not be affected by the commencement, public proposal, public disclosure or communication to Parent of any Acquisition Proposal or Superior Proposal.

9.13           Cooperation with Buyer on Transition Plan.  Seller shall use its reasonable best efforts to assist Buyer on transitioning the Business to Buyer's facility following the Closing, either through a short-term lease of Seller's facility to Buyer, or through a short-term production agreement with Buyer on terms mutually acceptable to the parties.

10.           Mutual Covenants and Agreements.

10.01           Consents and Approvals.  The parties each will cooperate with one another and will use all commercially reasonable efforts to prepare all necessary documentation to effect promptly all necessary filings and to obtain all necessary permits, consents, approvals, orders and authorizations of or any exemptions by, all third parties and Governmental Authorities necessary to consummate the transactions contemplated herein. Each party hereto will keep the other parties hereto apprised of the status of any inquiries made of such party by any Governmental Authority with respect to this Agreement or the transactions contemplated hereby.

10.02           Confidentiality.  Each of the parties hereto hereby agrees to (and shall cause each of its representatives to) keep the information or knowledge obtained in any due diligence investigation or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential; provided, however, that the foregoing shall not apply to information or knowledge that (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party; (b) is generally known to the public and did not become so known through any violation of law, or a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality of the disclosing party or any other party with respect to such information; (c) became known to the public through no fault of such party; (d) is later lawfully acquired by such party without confidentiality restrictions from other sources not bound by applicable confidentiality restrictions; (e) is required to be disclosed by order of court or governmental or regulatory authority with subpoena powers (provided that such party shall have provided the other party with prior notice of such order and an opportunity to object or seek a protective order and take any other available action and; provided, further that any disclosure pursuant to such order shall be limited to the amount of information necessary to comply with the order), or (f) that is disclosed without obligation of confidentiality in the course of any action between any of the parties hereto.

10.03           Public Announcements.  The parties shall issue a joint press release, mutually acceptable to Buyer and Parent, promptly after the date hereof.  Thereafter, Parent and Buyer shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and with mutual consent of both parties, except as may be required by applicable law or any listing agreement with the OTC Bulletin Board Market.

10.04           Cooperation on Taxes.  Each party hereto shall provide to the respective other party hereto such cooperation and information as any of them reasonably may request in filing any Tax return, mandatory Tax return or claim for refund or for the preparation of any audit, litigation or other proceeding with respect to the Business. Such cooperation and information shall include providing copies of all relevant portions of relevant Tax returns and relevant records and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Each party will retain all Tax returns and all material records and other documents relating to Tax matters of Seller during the Access Period. Thereafter, the party holding such Tax returns or other documents may dispose of them, provided that such party shall notify the other party prior to disposing of them and, upon request made within sixty (60) days after receipt of such notice, shall deliver such Tax returns and other documents to the other party at the other party's expense.

11.           Conditions Precedent to Seller's Obligations.  The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment at Closing of each of the following conditions (any of which may be waived in writing by Seller):

11.01           Accuracy of Representations and Warranties.  All representations and warranties of Buyer contained in this Agreement (considered collectively) and each of these representations and warranties (considered individually) shall be true and correct in all material respects when made and as of the Closing Date.

11.02           Agreements and Covenants.  Buyer shall have performed and satisfied in all material respects all of its respective covenants, conditions and agreements and shall have delivered to Seller all documents and agreements required by this Agreement to be performed, satisfied or delivered by it prior to Closing.

11.03           Officer's Certificate.  An authorized officer of Buyer shall execute and deliver at Closing a certificate that all conditions in Sections 11.01 and 11.02 have been fulfilled.

11.04                      [Intentionally Left Blank]

11.05           Deliveries to Seller on or Prior to Closing.  Buyer shall have delivered or caused to be delivered to Seller the following at or prior to Closing:

(a)            The Closing Cash Payment, in accordance with Section 5.01(a) above.

(b)           Certified copies of resolutions adopted by the directors of Buyer authorizing the purchase of the Purchased Assets in accordance with this Agreement and compliance with the terms hereof.

(c)           A certificate of status for Buyer issued by the Secretary of State of the State of West Virginia dated within fourteen (14) days of the Closing Date.

(d)           An Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit A (the "Assignment and Assumption Agreement"), duly executed by Buyer.

11.06           Payment of National City Bank Debt.  Buyer shall have paid to National City Bank of Indiana on behalf of Seller the amount necessary to fully pay and terminate the National City Bank Debt as of the Closing.

11.07           Other Documents.  Buyer shall have delivered to Seller such other documents as Seller may reasonably request for purposes of (a) evidencing the satisfaction of any condition referred to in this Section 11, or (b) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

11.08           No Adverse Proceeding.  There shall not be in force any order or decree, statute, rule or regulation, nor shall there be on file any complaint by a Governmental Authority seeking an order or decree, restraining, enjoining or prohibiting the consummation of the transactions contemplated by this Agreement or any of the agreements contemplated hereby, and none of the parties hereto shall have received notice from any Governmental Authority that it has determined to institute any suit or proceeding to restrain or enjoin the consummation of the transactions contemplated by this Agreement or any of the agreements contemplated hereby or to nullify or render ineffective this Agreement or any of the agreements contemplated hereby if consummated, or to take any other action that would result in the prohibition of or material change in the transactions contemplated by this Agreement.

11.09           Shareholder Approval.  This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the shareholders of Parent.

12.           Conditions Precedent to Buyer's Obligations.  The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment at Closing of each of the following conditions (any of which may be waived in writing by Buyer):

12.01           Accuracy of Representations and Warranties.  All representations and warranties of Seller and Parent contained in this Agreement (considered collectively) and each of these representations and warranties (considered individually) shall be true and correct in all material respects when made and as of the Closing Date.

12.02           Agreements and Covenants.  Each of Seller and Parent shall have performed and satisfied in all material respects all of their covenants, conditions and agreements and shall have delivered to Buyer all documents and agreements required by this Agreement to be performed, satisfied or delivered by it prior to Closing.

12.03           Officer's Certificate.  An authorized officer of Seller and Parent shall execute and deliver at Closing a certificate that all of the conditions in Sections 12.01 and 12.02 have been fulfilled.

12.04           No Material Adverse Change.  Since the date of this Agreement (i) no event shall have occurred which has a Material Adverse Effect, and (ii) no condition, event, fact, circumstances or other occurrence shall have occurred that could reasonably be expected to have or result in a Material Adverse Effect.

12.05           Shareholder Approval.  This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the shareholders of Parent.

12.06           Deliveries on or Prior to Closing.  Seller shall have delivered or caused to be delivered to Buyer the following documents at or prior to Closing:

(a)           A General Bill of Sale duly executed by Seller, substantially in the form attached hereto as Exhibit B (the "Bill of Sale").

(b)           With respect to each Purchased Asset, including each Assumed Contract, for which written consent from a third party to the transfer or assignment to Buyer of such Purchased Asset is required, the written consent of such third party to such transfer or assignment.  With respect to each Assumed Contract, such consent shall be in a form reasonably acceptable to Buyer and shall include or shall be accompanied by a written waiver by such third party of any term or condition therein triggered by such transfer or assignment, or triggered by notice of intent of such transfer or assignment, which would permit or cause the termination of such Assumed Contract or which would otherwise have a material adverse effect on Buyer under such Assumed Contract.

(c)           Assignments of all United States and foreign patents, patent applications, trademarks and trade names and other similar intangible assets to be transferred in accordance with Section 1.01, substantially in the form attached as Exhibit C, duly executed by Seller.

(d)           Certified copies of resolutions adopted by the sole shareholder and the directors of Seller and by the directors of Parent authorizing the execution of this Agreement and the sale of the Purchased Assets to Buyer in accordance with the terms hereof.

(e)           Certificates of good standing of each of Seller and Parent issued by the applicable Governmental Authority of Seller's and Parent's state of domestic jurisdiction dated within fourteen (14) days of the Closing Date.

(f)           The Assignment and Assumption Agreement, duly executed by Seller.

(g)           Releases of mortgages, liens and/or financing statements to reflect the termination of any Liens (other than Permitted Liens) against, or security interest in, any of the Purchased Assets.

(h)           All necessary governmental approvals, permits and licenses required to be obtained by Seller for the closing of the transactions contemplated by this Agreement or required for the valid assignment of the Permits.

(i)           Executed assignments or other documents reasonably requested by Buyer to transfer to Buyer Seller's rights of registration and/or ownership of each uniform resource locator or domain name used or held for use in the Business.

(j)            Buyer shall have received such other documents as Buyer may reasonably request for the purpose of (i) evidencing the satisfaction of any condition referred to in this Section 12, (ii) vesting in Buyer good and marketable title to the Purchased Assets free and clear of all Liens (other than Permitted Liens), or (iii) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

12.07           No Adverse Proceeding.  There shall not be in force any order or decree, statute, rule or regulation nor shall there be on file any complaint by a Governmental Authority seeking an order or decree, restraining, enjoining or prohibiting the consummation of the transactions contemplated by this Agreement or any of the agreements contemplated hereby, and none of the parties hereto shall have received notice from any Governmental Authority that it has determined to institute any suit or proceeding to restrain or enjoin the consummation of the transactions contemplated by this Agreement or any of the agreements contemplated hereby or to nullify or render ineffective this Agreement or any of the agreements contemplated hereby if consummated, or to take any other action which would result in the prohibition of or material change in the transactions contemplated by this Agreement.

13.           Indemnification by Buyer.

13.01           Indemnification.  Notwithstanding the Closing, and regardless of any investigation made at any time by or on behalf of Seller or Parent or any information Seller or Parent may have, Buyer hereby covenants and agrees to indemnify, defend and hold Seller, Parent and each of their respective successors, assigns, directors, officers, employees, owners and agents (Seller, Parent and such persons, collectively "Seller's Indemnified Persons") harmless from and against any Losses imposed on or incurred by Seller's Indemnified Persons, directly or indirectly, arising out of, resulting from or relating to:

(a)           any inaccuracy in or breach of any representation or warranty of Buyer pursuant to this Agreement, whether or not Seller's Indemnified Persons relied thereon or had knowledge thereof, including in any schedules, certificates, and documents delivered pursuant hereto;

(b)           any failure of Buyer to duly perform or observe any term, provision, covenant or agreement to be performed or observed by Buyer pursuant to this Agreement or any document contemplated by this Agreement; or

(c)           any failure by Buyer to perform or pay as due the Assumed Liabilities.

The obligation of Buyer to indemnify, defend and hold Seller's Indemnified Persons harmless as described herein shall survive Closing and the consummation of the transactions contemplated by this Agreement, as provided in Section 13.03.

13.02           Procedures. Seller's Indemnified Persons shall give Buyer prompt written notice of any written claim, demand, assessment, action, suit or proceeding to which the indemnity set forth in this Section 13 applies.  If the document evidencing such claim or demand is a court pleading, Seller's Indemnified Persons shall give such notice, including a copy of such pleading, within fifteen (15) days of receipt of such pleading, otherwise, Seller's Indemnified Persons shall give such notice within thirty (30) days of the date any such Person receives written notice of such claim.  Failure to give timely notice of a matter that may give rise to an indemnification claim shall not affect the rights of Seller's Indemnified Persons to collect such Loss from Buyer so long as such failure to so notify does not materially adversely affect Buyer's ability to defend such Loss against a third party, and then only to the extent of such adverse affect.

If Seller's Indemnified Persons request for indemnification arises from the claim of a third party, Buyer may elect to assume control of the defense of any such claim, and any litigation resulting from such claim, by notice to Seller.  Failure by Buyer to so notify Seller's Indemnified Persons of its election to defend a complaint by a third party within five (5) days after notice thereof shall be deemed an election by Buyer not to respond to such complaint and a waiver by Buyer of any right to respond to such complaint, and within twenty (20) days after notice thereof shall be deemed an election by Buyer not to assume control of the defense of such claim or action and a waiver by Buyer of any right to defend such claim or action.  If Buyer timely notifies Seller that Buyer elects to assume control of the defense of such claim or litigation resulting therefrom, Buyer shall take all reasonable steps necessary in the defense or settlement of such claim or litigation resulting therefrom and Buyer shall hold Seller's Indemnified Persons, to the extent provided in this Section 13, harmless from and against all Losses arising out of or resulting from any settlement approved by Buyer or any judgment in connection with such claim or litigation.  Notwithstanding Buyer's assumption of the defense of such third-party claim or demand, Seller shall have the right to participate in the defense of such third-party claim or demand at its own expense.  Buyer shall not, in the defense of such claim or litigation, consent to entry of any judgment against Seller or enter into any settlement involving Seller, which either (a) grants the plaintiff or claimant any form of relief other than monetary damages that will be satisfied by Buyer, or (b) fails to include a provision whereby the plaintiff or claimant releases Seller from all liability with respect thereto, except with the written consent of Seller, which consent shall not be unreasonably withheld, delayed or conditioned.  Seller's Indemnified Persons shall furnish Buyer in reasonable detail all information Seller's Indemnified Persons may have with respect to any such third-party claim and shall make available to Buyer and its representatives all records and other similar materials which are reasonably required in the defense of such third-party claim and shall otherwise cooperate with and assist Buyer in the defense of such third-party claim.

If Buyer does not assume control of the defense of any such third-party claim or litigation resulting therefrom, Seller's Indemnified Persons may defend against such claim or litigation in such manner as it may reasonably deem appropriate, and Buyer shall indemnify Seller's Indemnified Persons from any Loss indemnifiable under Section 13.01 incurred in connection therewith.

Notwithstanding anything to the contrary in the foregoing, if (y) defendants in any action include any of Seller's Indemnified Persons and any of Buyer's Indemnified Persons (as defined in Section 14.01 of this Agreement), and if Seller's Indemnified Persons shall have been advised by counsel that there may be material legal defenses available to such Seller's Indemnified Persons but not available to Buyer's Indemnified Persons, or (z) if a conflict of interest exists between any of Seller's Indemnified Persons and Buyer's Indemnified Persons with respect to such claim or the defense thereof, then in either case, Seller's Indemnified Persons shall have the right to employ their own counsel in such action, and in such case (or in the event that Buyer does not timely assume the defense of such matter as provided above), the reasonable fees and expenses of Seller's Indemnified Persons counsel shall be borne by Buyer and shall be paid by Buyer from time to time within twenty (20) days of receipt of appropriate invoices therefor.

13.03           Survival of Indemnification.  Except in the case of fraud, no demand or claim for indemnification pursuant to Section 13.01(a) shall be made later than the date that is nine (9) months after the Closing Date, except that claims for indemnification for breaches of the representations and warranties contained in Sections 7.01 and 7.02 may be made until the expiration of the applicable statute of limitations under federal and state laws relating thereto (as such may be extended by waiver).

13.04  Materiality.  For the purposes of calculating Losses under this Section 13 for any breach of any representation, warranty or covenant, any qualification contained in such representation, warranty or covenant using words "material," "materially" or "material adverse effect" shall be disregarded and deemed not to include such words.  However, such modifications will have their full effect in determining whether a breach has occurred.

14.           Indemnification by Seller.

14.01           Indemnification.  Notwithstanding the Closing, and regardless of any investigation made at any time by or on behalf of Buyer or any information or knowledge Buyer may have, Seller and Parent hereby jointly and severally covenant and agree to indemnify, defend and hold Buyer and each of its subsidiaries, assignees, owners, Affiliates, shareholders, officers, directors, employees, agents, successors and assigns (Buyer and such persons, collectively, "Buyer's Indemnified Persons") harmless from and against any Losses imposed on or incurred by Buyer's Indemnified Persons, directly or indirectly, arising out of, resulting from or relating to:

(a)           any inaccuracy in or breach of any representation or warranty of Seller or Parent pursuant to this Agreement in any respect, whether or not Buyer's Indemnified Persons relied thereon or had knowledge thereof, including in any schedules, certificates and documents delivered pursuant hereto;

(b)           any failure of Seller or Parent to duly perform or observe any term, provision, covenant or agreement to be performed or observed by Seller or Parent pursuant to this Agreement or any document contemplated by this Agreement;

(c)           any and all liabilities or obligations of Seller or Parent other than the Assumed Liabilities (including, without limitation, any Retained Liabilities);

(d)           any and all liabilities related to the Excluded Assets;

(e)           any liability related to any failure of Seller to comply with applicable bulk sales or transfer laws;

(f)           any and all liabilities relating to any Transaction Expenses; or

(g)           Any liability relating to a Plan, including any liabilities under any employee stock incentive plan or similar employee compensation arrangement for employees or former employees of Seller.

The obligations of Seller and Parent and their successors to indemnify, defend, and hold Buyer's Indemnified Persons harmless as described herein shall survive Closing and the consummation of the transactions contemplated by this Agreement, as provided in Section 14.04.

14.02           Procedures.  Buyer's Indemnified Persons shall give Seller prompt written notice of any written claim, demand, assessment, action, suit or proceeding to which the indemnity set forth in this Section 14 applies.  If the document evidencing such claim or demand is a court pleading, Buyer shall give such notice, including a copy of such pleading, within fifteen (15) days of receipt of such pleading, otherwise, Buyer shall give such notice within thirty (30) days of the date it receives written notice of such claim.  Failure to give timely notice of a matter that may give rise to an indemnification claim shall not affect the rights of Buyer's Indemnified Persons to collect such Loss from Seller and/or Parent so long as such failure to so notify does not materially adversely affect Seller's or Parent's ability to defend such Loss against a third party, and then only to the extent of such adverse affect.

If Buyer's Indemnified Persons request for indemnification arises from the claim of a third party, Seller may elect to assume control of the defense of any such claim, and any litigation resulting from such claim, by notice to Buyer.  If Seller timely notifies Buyer that Seller elects to assume control of the defense of such claim or litigation resulting therefrom, Seller shall take all reasonable steps necessary in the defense or settlement of such claim or litigation resulting therefrom and Seller shall hold Buyer's Indemnified Persons, to the extent the claim or litigation relates to a Loss covered by Section 14.01, harmless from and against all Losses arising out of or resulting from any settlement approved by Seller or any judgment in connection with such claim or litigation.  Notwithstanding Seller's assumption of the defense of such third-party claim or demand, Buyer's Indemnified Persons shall have the right to participate in the defense of such third-party claim or demand at their own expense.  Seller or Parent shall not, in the defense of such claim or litigation, consent to entry of any judgment against any of Buyer's Indemnified Persons or enter into any settlement, involving any of Buyer's Indemnified Persons, that either (a) grants the plaintiff or claimant any form of relief other than monetary damages that will be satisfied by Seller or Parent, or (b) fails to include a provision whereby the plaintiff or claimant releases Buyer's Indemnified Persons from all liability with respect thereto, except with the written consent of Buyer's Indemnified Persons, which consent shall not be unreasonably withheld, delayed or conditioned.  Buyer's Indemnified Persons shall furnish Seller in reasonable detail all information Buyer's Indemnified Persons may have with respect to any such third-party claim and shall make available to Seller and its representatives all records and other similar materials which are reasonably required in the defense of such third-party claim and shall otherwise cooperate with and assist Seller in the defense of such third-party claim.

If Seller does not assume control of the defense of any such third-party claim or litigation resulting therefrom, Buyer's Indemnified Persons may defend against such claim or litigation in such manner as they may reasonably deem appropriate, and Seller and Parent shall jointly and severally indemnify Buyer's Indemnified Persons from any Loss indemnifiable under Section 14.01 incurred in connection therewith.

Notwithstanding anything to the contrary in the foregoing, if (y) defendants in any action include any of Buyer's Indemnified Persons and any of Seller's Indemnified Persons, and if any of Buyer's Indemnified Persons shall have been advised by counsel that there may be material legal defenses available to such Buyer's Indemnified Person but not available to the Seller's Indemnified Persons, or (z) if a conflict of interest exists between any Buyer's Indemnified Person and any of Seller's Indemnified Persons with respect to such claim or the defense thereof, then in either case, such Buyer's Indemnified Persons shall have the right to employ their own counsel in such action, and in such case (or in the event that Seller does not timely assume the defense of such matter as provided above), the reasonable fees and expenses of Buyer's Indemnified Person's counsel shall be borne by Seller and shall be paid by Seller from time to time within twenty (20) days of receipt of appropriate invoices therefor.

14.03           Set-Off Rights.  In addition to the set-off rights of Buyer under Section 5.02, Buyer's Indemnified Persons shall be entitled to recover any Losses for which Buyer's Indemnified Persons are entitled to indemnification pursuant to this Section 14 by means of set-off against the Holdback Amount due Seller under Section 5.01(c).  At such time as the Buyer's Indemnified Persons have made claims in the aggregate equal to or greater than the Holdback Amount, or the Holdback Amount has been otherwise distributed to Seller, Buyer's Indemnified Persons, or any of them, shall be entitled to proceed directly against either or both of Seller and Parent for all claims for indemnification under Section 14.

14.04           Survival of Indemnification.  Except in the case of fraud, no demand or claim for indemnification pursuant to Section 14.01(a) shall be made later than the date that is eighteen (18) months after the Closing Date, except that claims for indemnification for breaches of the representations and warranties contained in Sections 6.01, 6.02, 6.08(a), 6.13, 6.14, 6.15 and 6.25 may be made until the expiration of the applicable statute of limitations under federal and state laws relating thereto (as such may be extended by waiver).

14.05           Materiality.  For the purposes of calculating Losses under this Section 14 for any breach of any representation, warranty or covenant, any qualification contained in such representation, warranty or covenant using words "material," "materially" or "material adverse effect" shall be disregarded and deemed not to include such words.  However, such modifications will have their full effect in determining whether a breach has occurred.

14.06           Damage Limitations.  Except in the case of fraud or for claims for indemnification for breaches of the representations and warranties contained in Sections 6.01, 6.02, 6.08(a) or 6.24, the parties agree that the maximum liability of Seller and Parent under Section 14.01(a) of this Agreement will not exceed $250,000.

14.07           Insurance.  Any payment made to a Buyer's Indemnified Person pursuant to this Section 14 shall be net of any insurance proceeds realized by and paid to such Buyer's Indemnified Person in respect of the respective claim (after giving effect to the present value of any costs, increased retentions, premium increases and similar present and future costs and expenses associated with the respective insurance claim).  No Buyer's Indemnified Person shall be obligated to make any claim under an insurance policy if the Buyer's Indemnified Person, in its reasonable judgment, believes that the cost of pursuing such insurance claim, together with any corresponding increase in premiums or other costs or expenses, would exceed the value of the claim for which such Buyer's Indemnified Person is seeking indemnification.  No Buyer's Indemnified Person shall have any obligation to bring litigation against an insurer or take other action in respect of any insurer's denial, whether in whole or in part, of a claim, provided such Buyer's Indemnified Person reasonably determines that enforcement efforts would be likely to be unsuccessful.  No Buyer's Indemnified Person shall be obligated to recover from or pursue payment from insurance policies prior to the indemnifying Person being required to provide indemnification hereunder.  The Buyer's Indemnified Person shall provide the indemnifying Person with prompt written notice of any receipt of insurance proceeds realized in respect of claims for which payment of indemnity has previously been made, and shall make prompt delivery to the indemnifying Person of such portion of the same as equals the amount by which payment of indemnification would have been reduced pursuant to this Section if such proceeds had been realized prior to the making of such payment of indemnification.

15.           Termination and Waiver.

15.01           Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)           by mutual written consent of Seller and Parent, on the one hand, and Buyer, on the other hand;

(b)           by Buyer (i) if there has been a material violation or breach by Seller  or Parent of any covenant, agreement, representation or warranty contained in this Agreement that has not been cured within (fifteen (15) days after notice to Seller or that has rendered the satisfaction of any condition to the obligations of Buyer impossible and such violation or breach has not been waived by Buyer, or (ii) if there has been a failure of any of the conditions to Buyer's obligations set forth in Section 12 hereof (unless such failure results primarily from a material breach by Buyer of any covenant, agreement, representation or warranty contained in this Agreement);

(c)           by Seller (i) if there has been a material violation or breach by Buyer of any covenant, agreement, representation or warranty contained in this Agreement that has not been cured within fifteen (15) days after notice to Buyer or that has rendered the satisfaction of any condition to the obligations of Seller impossible and such violation or breach has not been waived by Seller, or (ii) if there has been a failure of any of the conditions to Seller's obligations set forth in Section 11 hereof (unless such failure results primarily from a material breach by Seller or Parent of any covenant, agreement, representation or warranty contained in this Agreement);
(d)           by Seller or by Buyer if the Closing has not occurred on or before September 17, 2010 unless extended by written agreement of the parties hereto; provided, however, that such right to terminate shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur by such date;

(e)           by Buyer if (i) the Board of Directors of Parent or any committee thereof shall have effected a Parent Change in Recommendation (whether or not in compliance with Section 9.05); (ii) the Board of Directors of Parent or any committee thereof shall have approved or recommended a Superior Proposal or made any recommendation with respect to an Acquisition Proposal (including making no recommendation or stating an inability to make a recommendation), other than a recommendation to reject such Acquisition Proposal; (iii) Parent or Seller shall have entered into any agreement (other than a confidentiality agreement as contemplated by Section 9.05(b)), including any letter of intent, with respect to any Acquisition Proposal; (iv) Parent shall have failed to include the Parent Recommendation in the Proxy Statement; (v) Parent or Seller breaches any provision of Section 9.05 or Section 9.12; or (vi) the Board of Directors of Parent or any committee thereof shall have resolved to take any action described in the preceding clauses (i) through (v) above;

(f)           by Buyer or Parent if this Agreement and the transactions contemplated hereby are not approved by the Required Parent Shareholder Vote at the Parent Shareholders Meeting or any adjournment thereof; or

(g)           by Parent if, prior to approval of this Agreement and the transactions contemplated hereby by the shareholders of Parent, the Board of Directors of Parent shall have approved a Superior Proposal, but only if prior to termination under this subsection, Parent shall have complied with the provisions of Section 9.05 and Parent shall have provided Buyer with 48 hours prior written notice of Parent's decision to terminate, which notice shall indicate in reasonable detail the material terms and conditions of such Superior Proposal that Parent is permitted to provide to Buyer, including the amount and form of the proposed consideration and whether such Superior Proposal is subject to any material conditions.

In the event of termination and abandonment by any party as provided above, written notice shall forthwith be given to the other party, which notice shall specifically describe the basis for such termination.

15.02           Effect of Termination.  In the event of a valid termination of this Agreement as provided in Section 15.01 of this Agreement, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Buyer or Seller, or their respective officers, directors or owners or affiliates; provided, however, that the provisions of Section 10.02, this Section 15.02, Section 15.03 and Section 16 shall remain in full force and effect and shall survive any termination of this Agreement pursuant to this Section 15; provided, further, that nothing herein shall relieve any party from any liability for any breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement and all rights and remedies of such non-breaching party under this Agreement in the case of such a breach, at law or in equity, shall be preserved.

15.03           Termination Fee and Expenses.

(a)           Anything to the contrary notwithstanding, if this Agreement is terminated:

(i)             by Buyer pursuant to Section 15.01(e);

(ii)            by Parent pursuant to Section 15.01(g); or

(iii)           by Parent or Buyer pursuant to Section 15.01(f) and [a] at any time after the date of this Agreement and at or before the date of such termination an Acquisition Proposal is publicly announced or otherwise communicated to the senior management of Parent or any member of the Board of Directors of Parent and [b] an Acquisition Transaction is consummated or a definitive agreement is entered into by Parent or Seller relating to an Acquisition Transaction within 12 months after the termination of this Agreement;

then in each such case Buyer shall suffer direct and substantial damages, which damages cannot be determined with certainty, and to compensate Buyer for such damages Parent and/or Seller shall pay Buyer the amount of $100,000 (the "Termination Fee") and also reimburse Buyer for all of the out-of-pocket expenses of Buyer and its Affiliates (including fees and expenses of legal, financial and other advisors) in connection with or related to this Agreement and the transactions contemplated hereby up to a maximum of $100,000 (collectively, the "Buyer Expenses").

(b)           If the Termination Fee and the reimbursement of the Buyer Expenses become payable, Parent and/or Seller shall make payment by a cashier's check or wire transfer of immediately available funds delivered by Parent and/or Seller to Buyer within two (2) Business Days after termination of this Agreement in the case of the occurrence of any event described in clause (i) or (ii) of Section 15.03(a) above and within two (2) Business Days after the consummation of the applicable Acquisition Transaction in the case of the occurrence of any event described in Section 15.03(a)(iii) above.  For the avoidance of doubt, in no event shall Parent and/or Seller be obligated to pay the Termination Fee and the reimbursement of the Buyer Expenses on more than one occasion.  Except to the extent required by applicable law, Parent and/or Seller shall not withhold any withholding Taxes on any payment under this Section 15.03.

(c)           Parent acknowledges that the agreements contained in this Section 15.03 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Buyer would not have entered into this Agreement.  Accordingly, in the event that Parent and/or Seller shall fail to reimburse the Buyer Expenses or pay the Termination Fee when due, and in order to obtain such payment, Buyer commences a suit or other proceeding that results in a judgment or similar award against Parent and/or Seller for reimbursement of the Buyer Expenses or payment of the Termination Fee, then Parent and/or Seller shall reimburse Buyer for its reasonable costs and expenses (including reasonable attorneys' fees and expenses of enforcement) in connection with such suit or proceeding, together with interest on the amounts owed at the prime lending rate prevailing at such time, as published in the Wall Street Journal, plus two percent per annum from the date such amounts were required to be paid until the date actually received by Buyer.

 15.04           Extension; Waiver.  At any time prior to the Closing, Buyer or Seller may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  At any time on or after the Closing, Buyer, on the one hand, and Seller and/or Parent, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein.

16.           Miscellaneous.

16.01           Amendment and Severability.  This Agreement may be amended only by a written agreement of the parties hereto.  If any provision, clause or part of this Agreement or the application thereof under certain circumstances is held invalid (including any provision of Sections 9.06 or 9.07 of this Agreement), the remainder of such provision and this Agreement, or the applications of each provision, clause or part under other circumstances, shall not be affected thereby.

16.02           Waiver.  The failure of Buyer or Seller to insist, in any one or more instances, upon performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment of any rights granted hereunder or the future performance of any such term, covenant or condition.  Buyer's decision to close this transaction notwithstanding its constructive or actual knowledge of the breach by Seller  or Parent of one or more of their representations, warranties or obligations hereunder shall not relieve Seller or Parent of their indemnification obligations hereunder with respect to such breach; in such case, Buyer specifically is relying upon Seller's indemnification obligation, as well as the underlying representation, warranty or contractual obligation.  All rights and remedies granted in this Agreement to Buyer shall be cumulative and nonexclusive of all other rights and remedies that Buyer may have.

16.03           Notices.  Any notice to be given hereunder shall be deemed given and sufficient if in writing, when personally delivered, or three (3) days after being deposited in the U.S. mail, postage prepaid, by Registered or Certified mail, or when deposited with Federal Express, United Parcel Service, or Airborne Express (or other reputable courier service) for delivery by overnight mail, or when sent by facsimile actually received by the receiving facsimile machine, in the case of Seller or Parent, to:

Next, Inc.
1295 Vernon Street
Wabash, IN  46992
Attn:  Mr. Robert Budd
Facsimile No. (260) 563-4070

with a copy (which shall not constitute notice) to:

Miller & Martin, PLLC
Suite 1000, Volunteer Bldg.
832 Georgia Avenue
Chattanooga, TN 37402
Attn:  Scott McGinness
Facsimile No.  (423) 321-1575

and, in the case of Buyer to:

T-Shirt International, Inc.
7730 S. 6th Street
Oak Creek, WI  53154
Attn:  David L. Scrima
Facsimile No. (414) 762-8905

with a copy (which shall not constitute notice) to:

Reinhart Boerner Van Deuren s.c.
                                                N16 W23250 Stone Ridge Drive, Suite 1
                                                Waukesha, Wisconsin 53188
Attn:  Scott M. Fabry, Esq.
Facsimile No. (262) 951-4690

or to such other address as Seller, Parent or Buyer may designate by notice to the other given in accordance with this Section 16.03.

16.04           Benefit.  This Agreement shall be binding upon and inure to the benefit and burden of and shall be enforceable by the parties, and their successors and permitted assigns.  This Agreement may not be assigned by any party without the written consent of the other parties.  Notwithstanding the immediately preceding sentence, without the prior written consent of any party, Buyer may at any time, in its sole discretion, assign, in whole or in part, its rights under this Agreement for collateral security purposes to any lender providing financing to Buyer or any of its Affiliates.

16.05           Expenses.  All costs and expenses incurred by a party in connection with the transactions contemplated hereby, including legal, investment banking, financial advisory, accounting and other expert fees, shall be the responsibility of and for the account of the party incurring such cost or expense, except (a) as otherwise provided herein; and (b) any and all federal, state or local income, sales, use or other taxes arising out of, resulting from or relating to Seller's sale of the Purchased Assets, and any and all personal property taxes or assessments applicable to the period before the Closing Date, shall be paid by Seller.

16.06           Specific Performance.  In the event of any controversy concerning the rights or obligations under this Agreement (including under Sections 9.06 and 9.07 of this Agreement), such rights or obligations shall be enforceable in a court of equity by a decree of specific performance.  Such remedy shall, however, be cumulative and nonexclusive and shall be in addition to any other remedy which the parties may have.

16.07           Bulk Sales.  The parties hereby waive compliance with any applicable bulk sales act, bulk transfers act, and all similar laws.  Except claims arising from Buyer's failure to pay the Assumed Liabilities when due, Seller and Parent hereby agree to jointly and severally indemnify, defend and hold Buyer's Indemnified Persons harmless from and against any and all Losses arising out of or relating to claims asserted against any of Buyer's Indemnified Persons under any applicable bulk sales act, bulk transfers act, or any similar law.

16.08           Dispute Resolution.  This Agreement shall be governed by the laws of the State of Wisconsin and the Federal laws of the United States without giving effect to any rule or provision thereof that would cause the application of the law of any other state.  Any controversy, claim, or dispute arising hereunder or related hereto that is brought or initiated by a Seller Indemnified Person  or a Buyer Indemnified Person shall be heard in the Wisconsin Circuit Court located in Milwaukee County, or the United States District Court for the Eastern District of Wisconsin, and each of the parties hereby consents to such jurisdiction and waives any claim of inconvenient forum.

16.09           Waiver of Jury Trial.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
16.10           Counterparts.  This Agreement may be executed by facsimile delivery of original signatures and in counterparts, each of which shall be considered one and the same agreement, and shall become effective when such counterparts have been signed by each party and delivered to the other party.  Signatures delivered in portable document format (pdf) or by facsimile shall be binding for all purposes hereof.

16.11           Entire Agreement.  This Agreement (including the Schedules and Exhibits referred to herein that are hereby incorporated by reference) and the other agreements executed simultaneously herewith constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, written and oral, between the parties with respect to the subject matter o  f this Agreement.  Except as explicitly set forth herein, neither this Agreement nor any provision hereof is meant to confer upon any person other than the parties hereto any rights or remedies hereunder.

16.12           Post Closing Matters.  Each party shall execute such documents, and perform such other actions, as any other party may reasonably request after the Closing to further consummate the transactions contemplated by this Agreement.

16.13           Captions.  The captions included herein are included for convenience of reference only and shall not be considered in the construction or interpretation hereof.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day, month and year first above written.

PARENT:

NEXT, INC.

BY /s/ Robert M. Budd

President & CEO
(title)

Robert M. Budd
(print name)

SELLER:

NEXT MARKETING, INC.

BY /s/ Robert M. Budd

President & CEO
(title)

Robert M. Budd
(print name)

BUYER:

T-SHIRT INTERNATIONAL, INC.

BY  /s/ David L. Scrima

CEO
(title)

David L. Scrima
(print name)

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made and entered into as of _________, 2010, by and between NEXT MARKETING, INC., a Delaware corporation ("Seller"), and T-SHIRT INTERNATIONAL, INC., a West Virginia corporation ("Buyer").

RECITALS

A.           Seller and Buyer are parties to that certain Asset Purchase Agreement dated as of August 16, 2010 by and among Seller, Buyer and NEXT, INC., a Delaware corporation ("Parent") (the "Purchase Agreement").  Capitalized terms not defined herein shall have the meanings assigned such terms in the Purchase Agreement.

B.           Pursuant to the terms of the Purchase Agreement, Buyer has agreed to assume, and Seller has agreed to assign, Seller's rights and obligations under certain Assumed Contracts.

C.           Seller desires to assign to Buyer the Assumed Contracts and Buyer desires to accept from Seller such assignment and assume Seller's obligations and liabilities under the Assumed Contracts (the "Assumed Liabilities") to the extent provided in the Purchase Agreement.

AGREEMENTS

In consideration of the Recitals and mutual agreements contained herein and in the Purchase Agreement, the parties agree as follows:

1.           Assignment and Assumption.  Seller hereby assigns, sets over and transfers to Buyer all of Seller's rights, title and interest in and to the Assumed Contracts.  Buyer hereby accepts such assignment and agrees to assume the Assumed Liabilities and to perform and be bound by all of the covenants, terms and obligations contained in the Assumed Contracts to the extent provided in the Purchase Agreement.

2.           Relationship to the Purchase Agreement.  The provisions of this Agreement are subject, in all respects, to the terms and conditions of the Purchase Agreement and all of the representations and warranties, covenants and agreements contained therein, all of which shall survive the execution and delivery of this Agreement to the extent indicated in the Purchase Agreement.

3.           Incorporation of Terms.  The introductory language and the recitals set forth above shall be deemed incorporated herein by reference.

4.           Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and delivered in person.  Signatures delivered by facsimile or in portable document format ("pdf") shall be binding for all purposes hereof.

IN WITNESS WHEREOF, this Assignment and Assumption Agreement is executed as of the date first written above.

NEXT MARKETING, INC.

BY:  _____________________________________
Print Name: ____________________________
Title: _________________________________

T-SHIRT INTERNATIONAL, INC.

BY:  _____________________________________
Print Name: ____________________________
Title: _________________________________

WARRANTY BILL OF SALE

KNOWN ALL MEN BY THESE PRESENTS, for consideration paid, the receipt of which is hereby acknowledged, NEXT MARKETING, INC. a Delaware corporation ("Seller"), hereby conveys, grants, bargains, sells, transfers, assigns and delivers unto    T-SHIRT INTERNATIONAL, INC., a West Virginia corporation ("Buyer"), all of Seller's rights, title and interest in and to all of the Purchased Assets as defined in that certain Asset Purchase Agreement dated as of August 16, 2010, by and among Seller, Buyer and NEXT, Inc., a Delaware corporation ("Parent") (the "Purchase Agreement").

1. Seller hereby warrants and represents, which warranties and representations shall survive the execution hereof, that Seller has good and marketable title to the Purchased Assets free and clear of all liens, claims, security interests, title retention agreements, options to purchase, rights of first refusal, encumbrances, restrictions and other burdens, and has full power and authority to sell the Purchased Assets.  Seller agrees to indemnify and hold Buyer harmless from and against any damages, deficiencies, actions, demands, judgments, costs and expenses resulting from or arising out of any breach of the warranties and representations contained in this paragraph.

2. Nothing contained in this Warranty Bill of Sale shall be deemed to supersede or otherwise affect any of the obligations, agreements, covenants, representations or warranties of Seller, Buyer or Parent contained in the Purchase Agreement.

3. Seller, and its successors and assigns, hereby covenants that at any time, and from time to time, after the delivery of this instrument, at the Buyer's request and without further consideration, Seller will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, such further acts, conveyances, transfers, assignments, powers of attorney and assurances as Buyer may reasonably request and as may be necessary to more effectively convey, transfer and vest in Buyer the Purchased Assets being acquired by it, or to better effectuate the intent and purposes hereof.

4. This Warranty Bill of Sale and all questions arising in connection herewith shall be governed by and construed in accordance with the internal laws of the State of Wisconsin.

IN WITNESS WHEREOF, Seller has executed this instrument as of the ___ day of __________, 2010.

NEXT MARKETING, INC.

BY:  ________________________________
Print Name: ______________________
Title: ____________________________

ASSIGNMENT OF TRADEMARKS

THIS ASSIGNMENT OF TRADEMARKS (the "Assignment") is made and entered into as of the ___ day of __________, 2010 (the "Effective Date"), by and between NEXT MARKETING, INC., a Delaware corporation ("Assignor"), and T-SHIRT INTERNATIONAL, Inc., a Delaware corporation ("Assignee") (Assignor and Assignee are sometimes referred to hereinafter collectively as the "Parties" and individually as a "Party").

RECITALS

A.           Assignor is the owner of certain trademarks, trademark applications and common law trademarks set forth on Appendix A (the "Assigned Trademarks").

B.           Pursuant to an Asset Purchase Agreement dated as of August 16, 2010, by and among Assignor, Assignee and NEXT, INC., a Delaware corporation ("Parent") (the "Purchase Agreement"), Assignee is concurrently herewith purchasing, among other things, certain assets of Assignor that are used in the business of manufacturing and importing collegiate licensed apparel that is sold to retailers nationwide.

C.           In connection with the transactions contemplated by the Purchase Agreement, Assignor desires to grant an assignment of all of its rights, title, and interest in and to the Assigned Trademarks to Assignee, and Assignee desires to accept such assignment.

AGREEMENT

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the covenants and agreements set forth herein and in the Purchase Agreement, Assignor and Assignee mutually agree as follows:

1.           Definitions of Assigned Trademarks.  The term "Assigned Trademarks" shall mean those trademark registrations and unregistered marks listed in Appendix A, as well as:  (a) all common law rights therein; (b) all goodwill associated therewith; (c) all renewals thereof; (d) all rights of action, powers and benefits accrued thereto, including the right to sue for and collect damages and payments for past or future infringements thereof.

2.           Assignment of the Assigned Trademarks.  Subject to the terms, conditions, and limitations set forth herein, Assignor hereby sells, assigns, and transfers to Assignee, its successors and assigns all of Assignor's right, title and interest in and to the Assigned Trademarks.

3.           Further Assurances.  Upon request by Assignee, Assignor shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or appropriate to confirm Assignee's ownership of the Assigned Trademarks and to otherwise effectuate the transactions contemplated by this Assignment.

4.           Relationship to the Purchase Agreement.  The provisions of this Assignment are subject, in all respects, to the terms and conditions of the Purchase Agreement and all of the representations and warranties, covenants and agreements contained therein, all of which shall survive the execution and delivery of this Assignment to the extent indicated in the Purchase Agreement.

5.           General Provisions.

(a)           Merger and Integration.  This Assignment, along with the Purchase Agreement and the other agreements to be delivered pursuant to the terms of the Purchase Agreement, represent the entire understanding of the Parties with respect to the subject matter of this Assignment and supersede all prior agreements, written or oral, concerning the subject matter hereof, and may not be changed or modified in any regard except by an instrument in writing and signed by the Parties hereto.

(b)           Severability.  It is expressly agreed that if any term or provision of this Assignment is invalid or unenforceable in any jurisdiction, then such provision in such jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Assignment or affecting the validity or enforceability of any of the terms or provisions of this Assignment in any other jurisdiction.

(c)           No Waiver.  The failure of any Party at any time to require performance of any provision of this Assignment shall not affect the right of any Party to require full performance thereafter, and a waiver by any Party of a breach of any provision of this Assignment shall not constitute a modification of this Assignment or prevent that Party from again enforcing such term or condition in the future with respect to subsequent events.

(d)           Relationship of the Parties.  The relationship established between the Parties by this Assignment shall be solely that of assignor and assignee.  No principal-agent, joint venture, employment, or other relationship exists between Assignor and Assignee.  Neither Party hereto shall have any right or shall attempt to enter into contracts or commitments on behalf of the other Party or to bind the other Party in any respect whatsoever.

(e)           Counterparts; Facsimile Signatures.  This Assignment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one document.  This Assignment may be signed by facsimile, and facsimile signatures shall be binding, but the Parties shall provide each other with originally signed copies of the Assignment as soon as possible thereafter.

(f)           Captions.  The captions in this Assignment are intended solely as a matter of convenience and shall be given no effect in the construction or interpretation of this Assignment.

(g)           Recitals.  The Parties agree that the recitals prior to Section 1 of this Assignment are true and correct and are hereby incorporated herein by this reference.

        (h)           Governing Law.  This Assignment shall be governed by and construed in accordance with the internal laws of the State of Wisconsin.

IN WITNESS WHEREOF, this Assignment has been duly executed as of the date first written above.

ASSIGNEE:
T-SHIRT INTERNATIONAL, INC.

BY:  _____________________________________
 Print Name:____________________________
Title:_________________________________

STATE OF __________                                        )
    )
COUNTY OF _________                                      )

On this __ day of ________, 2010, there appeared before me _______________ personally known to me, who acknowledged that he signed the foregoing Assignment as his voluntary act and deed on behalf and with full authority of T-Shirt International, Inc.

_____________________________________
(SEAL)                                                                                   Notary Public, State of ___________________
                                                                                                My commission expires: __________________

ASSIGNOR:
NEXT MARKETING, INC.

BY:  _____________________________________
 Print Name:____________________________
 Title:_________________________________

STATE OF WISCONSIN                                        )
    )
COUNTY OF _________                                       )

On this __ day of ________, 2010, there appeared before me _______________ personally known to me, who acknowledged that he signed the foregoing Assignment as his voluntary act and deed on behalf and with full authority of Next Marketing, Inc.

____________________________________
(SEAL)                                                                                   Notary Public, State of __________________
                                                                                                My commission expires: _________________

APPENDIX A

Assigned Registered/Pending Trademarks

TRADEMARK	COUNTRY	Registration/ Application No.

Assigned Common Law Trademarks

Schedule 2.01(a)

Registered Trademarks

NCC APPAREL	2,338,319
AMERICAN WILDLIFE	2,506,551
LF2	2,866,909
LIL'FAN	2,866,910
RPM SPORTS	2,979,158
CAMPUS TRADITIONS	3,064,392
USA COM	3,107,690
NCC GOLD	3,078,223
LADY CADRE	3,143,378
CADRE ATHLETIC	3,123,486
PARK YOUR FEET	3,083,666
PIT FLOPS	3,110,620
NEXT	2,912,202
CAMPUS TRADITIONS	2,940,611
AMERICAN BIKER	1,785,044
2,600,802

Licenses resulting from:

▪	Standard Retail Product License Agreement dated February 11, 2004 as last renewed on March 8, 2010, with the Collegiate Licensing Company.

▪	License Agreement dated March 2, 2010 with Licensing Resource Group for high schools.

▪	Licensing Resource Group Standard License Agreement dated June 27, 2001, as last renewed on June 29, 2010 for colleges.

▪	Strategic Marketing Affiliates Inc License Agreement to use Licensed Indicia of Member Universities dated December 20, 2007 as last renewed on December 11, 2009.

▪	License Agreements with those parties identified on Appendix A.

Schedule 2.01(b)

Assumed Contracts

Standard Retail Product License Agreement dated February 11, 2004 as last renewed on March 8, 2010, with the Collegiate Licensing Company.

License Agreement dated March 2, 2010 with Licensing Resource Group for high school.

Licensing Resource Group Standard License Agreement dated June 27, 2001, as last renewed on June 29, 2010 for college.

Strategic Marketing Affiliates Inc License Agreement to use Licensed Indicia of Member Universities dated December 20, 2007 as last renewed on December 11, 2009.

License Agreements with those parties identified on Appendix A.

Schedule 2.01(e)

Permits

None.

Schedule 2.01(f)

Inventory and Supplies

Blanks Inventory

Item	Units	Amount	Price Per Unit
s/s tee	150,193	$121,047.23	$.81
l/s tee	92,894	$92,915.28	$1.00
hooded fleece	36,636	$120,735.08	$3.30
80/20 v notch crew	19,142	$56,943.77	$2.97
		$391,641.36

french terry polo	14,798	$29,300.04	$1.98
youth 80/20 crew	12,870	$26,904.35	$2.09
shooter shirt	10,447	$8,612.00	$.82
youth 80/20 hood	10,032	$24,255.40	$2.42
kids hood	5,896	$14,709.20	$2.49
kids crew	4,948	$9,701.76	$1.96
pigment dye tee	1,310	$2,154.95	$1.78
		$115,637.70

Finished Goods Inventory

Item	Units	Amount	Price Per Unit
Kmart college	42,864	$78,177.20	$1.82
Misc college	18,595	$41,356.80	$2.22
010 college	13,603	$24,373.20	$1.79
s/s l/s football	27,112	$98,093.12	$3.62
Miscellaneous	--------	$124,720.62	--------

Total Inventory		$874,000

Production Supplies		$100,000

Schedule 2.01(g)

Prepaid Royalties

See attached.

		Next Inc.
		Pre-Paid Royalties ACCOUNT 1044-1-01
CONTRACT	CONTRACT			2010
EFFECT	EXPIRE			March
DATE	DATE	By School or Company	LABEL	Balance

		INDEPENDENT
4/10/08	4/9/11	Ashland Univ 200.00 ADV		121.09
10/24/05	ongoing	Grambling St Univ 250.00 ADV		143.40
1/1/10	12/31/12	Michigan St Univ 500.00 ADV FOR 2010		500.00
7/1/09	6/30/10	Pennsylvania, Univ of 500.00 ADV		500.00
6/1/09	5/31/10	Princeton Univ 500.00 ADV		371.78
				-
		TOTAL INDEPENDENTS		1,636.27

		SMA

SMA	12/31/10	SMA-Butler 100.00 ADV pd 12/7/09 FOR 2010		100.00
SMA	12/31/10	SMA-Norfolk St Univ 50.00 ADV pd 12/7/09 FOR 2010		50.00
SMA	12/31/10	SMA-Texas A&M-Corpus Christi 100.00 ADV pd12/7/09 FOR 2010		100.00
SMA	12/31/10	SMA-Texas-San Antonio 100.00 ADV pd 12/7/09 FOR 2010		100.00
				-
		TOTAL SMA		350.00

PAID
EFFECT
DATE		CLC

		CADRE
	12/31/10	CLC - Army US Military Academy (CADRE) 200.00 ADV	CADRE	36.42
	12/31/10	CLC - Eastern Illinois Univ (CADRE) NO ADV	CADRE	250.00
	12/31/10	CLC - Florida A&M (CADRE) 300.00 ADV	CADRE	404.70
	12/31/10	CLC - Indiana St Univ (CADRE) 100.00 ADV	CADRE	100.00
	12/31/10	CLC - Louisiana at Monroe, Univ of (CADR) 100.00 ADV	CADRE	100.00
	12/31/10	CLC - Louisiana Tech Univ (CADRE) 200.00 ADV	CADRE	220.69
	12/31/10	CLC - North Texas, Univ of (CADRE) NO ADV	CADRE	24.40
	12/31/10	CLC - Northern Arizona Univ (CADRE) NO ADV	CADRE	(0.00)
	12/31/10	CLC - Notre Dame, Univ of (CADRE) 01A-T-shirts 5000.00 ADV	CADRE	10,000.00
	12/31/10	CLC - Notre Dame, Univ of (CADRE) 01G Youth 2500.00 ADV	CADRE	2,414.95

		Next Inc.
		Pre-Paid Royalties ACCOUNT 1044-1-01
CONTRACT	CONTRACT			2010
EFFECT	EXPIRE			March
DATE	DATE	By School or Company	LABEL	Balance
	12/31/10	CLC - Notre Dame, Univ of (CADRE) 01H Mens Fashion App 2500.00 ADV	CADRE	5,000.00
	12/31/10	CLC - Notre Dame, Univ of (CADRE) 01I-Women's Apparel 2500.00 ADV	CADRE	2,459.60
	12/31/10	CLC - Notre Dame, Univ of (CADRE) 01J-Fleece 5000.00 ADV	CADRE	17,833.63
	12/31/10	CLC - Stephen F. Austin t Univ (CADRE) 150.00 ADV	CADRE	150.00
	12/31/10	CLC - Texas at Austin, Univ of (Cadre) 01B Mens Unisex Outwear	CADRE	3,166.66
	12/31/10	CLC - Texas at Austin, Univ of (CADRE) 01I Womens 2000.00 ADV	CADRE	536.05
	12/31/10	CLC - Texas St Univ - San Marcos (CADRE) NO ADV	CADRE	443.02
	12/31/10	CLC - UCLA (CADRE) 1000.00 ADV 1A	CADRE	1,000.00
	12/31/10	CLC - UCLA (CADRE) 1000.00 ADV IJ	CADRE	1,000.00
	12/31/10	CLC - Washington St Univ (CADRE) All other products 500.00 ADV	CADRE	358.70
				-
		Sub Total		45,498.82
		NCC

	12/31/10	CLC - Cincinnati, Univ of (NCC) 700.00 ADV	NCC	700.00
	12/31/10	CLC - Georgetown Univ (NCC) 500.00 ADV	NCC	946.72
	12/31/10	CLC - Idaho, Univ of (NCC) NO ADV	NCC	87.87
	12/31/10	CLC - Louisiana Tech Univ (NCC) NO ADV	NCC	200.00
	12/31/10	CLC - North Carolina, Univ of (NCC) 1000.00 ADV	NCC	-
	12/31/10	CLC - Northwestern St Univ (NCC) NO ADV	NCC	150.00
	12/31/10	CLC - Notre Dame, Univ of (NCC) 01I Womens 2500.00 ADV	NCC	2,500.00
	12/31/10	CLC - Purdue Univ (NCC) NO ADV	NCC	79.76
	12/31/10	CLC - Southern Utah Univ (NCC) 100.00 ADV	NCC	100.00
	12/31/10	CLC - US Air Force (NCC) 500.00 ADV	NCC	500.00
	12/31/10	CLC - Vanderbilt Univ (NCC) NO ADV	NCC	300.00
	12/31/10	CLC - Western Kentucky Univ (NCC) 100.00 ADV	NCC	100.00
				-
		Sub Total		5,664.35
		PCG
	12/31/10	CLC - Alabama, Univ of (PCG) 500.00 ADV	PCG	471.92
1000. W/O	12/31/10	CLC - Arizona, Univ of (PCG) 1000.00 ADV	PCG	1,250.00
	12/31/10	CLC - Florida, Univ of (PCG) 1000.00 ADV	PCG	1,000.00
	12/31/10	CLC - Georgia Institute of Tech )PCG) 200.00 ADV	PCG	204.39
	12/31/10	CLC - Georgia, Univ of (PCG) 500.00 ADV	PCG	287.60
	12/31/10	CLC - Kansas, Univ of (PCG) 500.00 ADV	PCG	531.89
	12/31/10	CLC - Louisiana St Univ (PCG) 500.00 ADV	PCG	500.00
	12/31/10	CLC - Mississippi, Univ of (PCG) 200.00 ADV	PCG	200.00
	12/31/10	CLC - Missouri, Univ of (PCG) 500.00 ADV	PCG	111.97

		Next Inc.
		Pre-Paid Royalties ACCOUNT 1044-1-01
CONTRACT	CONTRACT			2010
EFFECT	EXPIRE			March
DATE	DATE	By School or Company	LABEL	Balance
	12/31/10	CLC - Oklahoma, The Univ of (PCG) 1000.00 ADV	PCG	296.30
	12/31/10	CLC - South Florida, Univ of (PCG) 300.00 ADV	PCG	300.00
	12/31/10	CLC - Texas El Paso, The Univ of (PCG) 25.00 ADV	PCG	100.00
	12/31/10	CLC - Washington St Univ (PCG) 500.00 ADV	PCG	326.73
	12/31/10	CLC - Washington, Univ of (PCG) 1000.00 ADV	PCG	1,500.00
		Sub Total		7,080.80

		CLC - Bowl Games (Sugar) 2000.00 ADV		-
		TOTAL FOR CLC		58,243.97

	Sch "B"
	DATE	LRG

7/30/09	6/30/10	LRG Lincoln Univ 50.00 ADV (added 7/30/09) 50.00 ADV		50.00
7/1/09	6/30/10	LRG Miami-Ohio Univ		32.46
7/1/09	6/30/10	LRG Murray St Univ 100.00 ADV		46.24
7/1/09	6/30/10	LRG Nicholls St Univ 37.50 ADV		28.40
7/1/09	6/30/10	LRG Ohio Univ 100.00 ADV		56.42
10/29/09	6/30/10	LRG Radford (added 10/29/09) 37.50 ADV		37.50
4/15/10	6/30/11	LRG Southern Mississippi Univ of (added 4/15/10)
7/1/09	6/30/10	LRG Wichita St Univ		99.23
				-
		TOTAL FOR LRG		350.25

1044-1-01		GRAND TOTALS		60,580.49

Schedule 5.04

Purchase Price Allocation

See attached (to be provided by Buyer prior to closing).

Disclosure Schedule

Section 6.03    Financial Statements

None.

Section 6.04    Absence of Undisclosed Liabilities

Big Fish Marketing, Inc., as plaintiff vs. Next Marketing, Inc., as defendant.  Plaintiff claims commissions are owed.

Section 6.05    Absence of Certain Changes

Simultaneous with the closing of the transaction contemplated by the Asset Purchase Agreement, the Company, Next Marketing, Inc., Danny  F. Cooke, The William B. Hensley III and Cindy S. Hensley Living Trust  and Cindy S. Hensley will execute that certain Loan Modification Agreement with Crossroads Bank.  The Modification Agreement amends certain terms of the  Business Loan Agreement and related loan documents dated August 14, 2009 between the Company and Crossroads Bank.

Section 6.06     Real Property

The Company owns certain real property and improvements commonly known as 123 Burnette Street, Wabash, Indiana.  The Company pledged the property to Crossroads Bank in order to secure its obligations under that certain Business Loan Agreement and related loan documents dated August 14, 2009 between the Company and Crossroads Bank.  The real property and improvements constitute the Company's principal manufacturing, distribution, administrative and design facility.

The Company owns certain real property and improvements commonly known as 1295 Vernon Street, Wabash, Indiana.  The Company pledged the property to Crossroads Bank in order to secure its obligations under that certain Business Loan Agreement and related loan documents dated August 14, 2009 between the Company and Crossroads Bank.  The real property and improvements are primarily for warehousing of inventory.

The Company leases certain real property and improvements located at 7625 Hamilton Park Drive, Suite 12, Chattanooga, Tennessee, pursuant to that certain Lease Agreement dated January 15, 2002, between Yerbey Concrete Construction, Inc., as lessor and the Company, as lessee, continuing on a month to month basis.  Lease payments are paid monthly in the amount of  $1,800.

Section 6.07      Inventory

None.

Section 6.08      Title to Assets

The Company has pledged its accounts receivables and inventory in order to secure its obligations under that certain Amended and Restated Credit Agreement and related loan documents dated January 31, 2007, as amended by that certain Amendment dated November 21, 2007, and that certain Amendment effective October 31, 2009, between the Company, National City Bank and certain guarantors named therein.

The Company has pledged its real property, machinery and equipment as security in order to secure its obligations under that certain Business Loan Agreement and related loan documents dated August 14, 2009 between the Company and Crossroads Bank.

Section 6.09     Contracts

Business Loan Agreement and related loan documents dated August 14, 2009 between the Company and Crossroads Bank.

Amended and Restated Credit Agreement and related loan documents dated January 31, 2007, as amended by that certain Amendment dated November 21, 2007, and that certain Amendment effective October 31, 2009, between the Company, National City Bank and certain guarantors named therein.

Securities Purchase Agreement dated November 19, 2007 between the Company and Charles W. Reed for the purchase of certain shares of common stock in the Company and warrants for the purchase of common stock in the Company.

Securities Purchase Agreement dated April 28, 2008 between the Company and each of Charles W. Reed, Danny F. Cooke, the William B. Hensley III Family Trust and Jeffery R. Kellam for the purchase of certain shares of common stock in the Company and warrants for the purchase of common stock in the Company.

Subordinated Loan Agreement between the Company and Next Investors, LLC dated July 20, 2005, as amended by that certain amendment dated November 30, 2006 and that certain Note Extension Agreement effective October 31, 2008.

Lien Priority and Assignment of Proceeds Agreement dated June, 2009, between Bank of America, N.A., PrimeRevenue, Inc., the Company, and National City Bank.

Standard Retail Product License Agreement dated February 11, 2004 as last renewed on March 8, 2010, with the Collegiate Licensing Company.

License Agreement dated March 2, 2010 with Licensing Resource Group for high school.

Licensing Resource Group Standard License Agreement dated June 27, 2001, as last renewed on June 29, 2010 for college.

Strategic Marketing Affiliates Inc License Agreement to use Licensed Indicia of Member Universities dated December 20, 2007 as last renewed on December 11, 2009.

License Agreements with those parties identified on Appendix A.

Section 6.10      Litigation and Proceedings

Big Fish Marketing, Inc., as plaintiff vs. Next Marketing, Inc., as defendant.  Plaintiff claims commissions are owed.

Section 6.11       Compliance with Environmental Laws

None.

Section 6.12      Government Licenses and Permits

None.

Section 6.13      Taxes

None.

Section 6.14      Employee Benefit Matters

None.

Section 6.15      Labor Matters

None.

Section 6.16      Intellectual Property

Registered Trademarks

NCC APPAREL	2,338,319
AMERICAN WILDLIFE	2,506,551
LF2	2,866,909
LIL'FAN	2,866,910
RPM SPORTS	2,979,158
CAMPUS TRADITIONS USA COM	3,064,392 3,107,690
NCC GOLD	3,078,223
LADY CADRE	3,143,378
CADRE ATHLETIC	3,123,486
PARK YOUR FEET	3,083,666
PIT FLOPS	3,110,620
NEXT	2,912,202
CAMPUS TRADITIONS	2,940,611
AMERICAN BIKER	1,785,044 2,600,802

Licenses resulting from:

▪	Standard Retail Product License Agreement dated February 11, 2004 as last renewed on March 8, 2010, with the Collegiate Licensing Company.

▪	License Agreement dated March 2, 2010 with Licensing Resource Group for high school.

▪	Licensing Resource Group Standard License Agreement dated June 27, 2001, as last renewed on June 29, 2010 for college.

▪	Strategic Marketing Affiliates Inc License Agreement to use Licensed Indicia of Member Universities dated December 20, 2007 as last renewed on December 11, 2009.

▪	License Agreements with those parties identified on Appendix A.

Section 6.17      Compliance with Laws

None.

Section 6.18      Subsidiaries and Certain Transactions

Subordinated Loan Agreement between the Company and Next Investors, LLC dated July 20, 2005, as amended by that certain amendment dated November 30, 2006 and that certain Note Extension Agreement effective October 31, 2008.

Securities Purchase Agreement dated November 19, 2007 between the Company and Charles W. Reed for the purchase of certain shares of common stock in the Company and warrants for the purchase of common stock in the Company.

Securities Purchase Agreement dated April 28, 2008 between the Company and each of Charles W. Reed, Danny F. Cooke, the William B. Hensley III Family Trust and Jeffery R. Kellam for the purchase of certain shares of common stock in the Company and warrants for the purchase of common stock in the Company.

Section 6.19      Insurance

See attached.

NEX87510-400

ACORD™ CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY) 1/28/2010

PRODUCER
Bill Niezer/Margo Kyser
Wells Fargo Insurance Services USA, Inc
1721 Magnavox Way
Fort Wayne, IN 46804

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

INSURED
Next Inc.; Next Marketing Inc.
1295 Vernon St
Wabash, IN 46992

INSURERS AFFORDING COVERAGE	NAIC #
INSURER A: Harleysville Preferred Insurance Company	
INSURER B: Harleysville Lake States Ins Co	
INSURER C: Harleysville Mutual Insurance Company	14168
INSURER D:	
INSURER E:	

COVERAGES

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	ADD'L INSRD	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	LIMITS	
A		GENERAL LIABILITY	MPA0066266D	12/01/09	12/01/10	EACH OCCURRENCE	$ 1,000,000
		X COMMERCIAL GENERAL LIABILITY				DAMAGE TO RENTED PREMISES (Ea occurence)	$ 300,000
		CLAIMS MADE X OCCUR				MED EXP (Any one person)	$ 15,000
						PERSONAL & ADV INJURY	$ 1,000,003
						GENERAL AGGREGATE	$ 2,000,000
		GEN'L AGGREGATE LIMIT APPLIES PER: POLICY / PROJECT / LOC				PRODUCTS - COMP/OP AGG	$ 2,000,000
A		AUTOMOBILE LIABILITY	BA0066331D	12/01/09	12/01/10	COMBINED SINGLE LIMIT (Ea accident)	$ 1,000,000
		X ANY AUTO					
		ALL OWNED AUTOS				BODILY INJURY (Per person)	$
		SCHEDULED AUTOS					
		X HIRED AUTOS				BODILY INJURY (Per accident)	$
		X NON-OWNED AUTOS					
						PROPERTY DAMAGE (Per accident)	$
		GARAGE LIABILITY				AUTO ONLY - EA ACCIDENT	$
		ANY AUTO				OTHER THAN AUTO ONLY: EA ACC	$
						AGG	$
B		EXCESS/UMBRELLA LIABILITY	CMB0069837D	12/01/09	12/01/10	EACH OCCURRENCE	$ 3,000,000
		X OCCUR / CLAIMS MADE				AGGREGATE	$ 3,000,000
							$
		DEDUCTIBLE					$
		X RETENTION $ 0					$
C		WORKERS COMPENSATION AND EMPLOYERS' LIABILITY	WC0066137D	12/01/09	12/01/10	X WC STATUTORY LIMITS / OTHER	
		ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED?				E.L. EACH ACCIDENT	$ 500,000
		If yes, describe under SPECIAL PROVISIONS below				E.L. DISEASE - EA EMPLOYEE	$ 500,000
						E.L. DISEASE - POLICY LIMIT	$ 500,000
		OTHER					

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES / EXCLUSIONS ADDED BY ENDORSEMENT / SPECIAL PROVISIONS

This certificate is proof of insurance for the above named insured.

CERTIFICATE HOLDER

Next, Inc.; Next Marketing, Inc.
1295 Vernon Street
Wabash, IN 46992

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO DO SO SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES.

AUTHORIZED REPRESENTATIVE [signature]

ACORD 25 (2001/08) 1 of 2 1157884

© ACORD CORPORATION 1988

Section 6.20      Major Customers and Suppliers

See attached.

Top Ten Customers

FYE November 29, 2009

1	Kohls	$8,824,440
2	Walmart	2,414,040
3	Cracker Barrel	1,184,859
4	K-Mart	459,918
5	Academy	372,039
6	Shopko	263,426
7	Global Sports International	221,846
8	Gordmans	149,612
9	JC Penny's	125,330
10	Olympia Sports	105,902

FYE November 28, 2008

1	Kohls	$6,326,264
2	Walmart	5,418,862
3	K-Mart	2,686,575
4	Cracker Barrel	752,648
5	Shopko	588,006
6	Academy	341,657
7	JFD LLC dba Alumni Hall	323,215
8	JC Penny's	297,150
9	Global Sports International	209,414
10	Dodge/Chrysler dealers	131,074

June 30, 2010

1	Kohls	$4,103,983
2	Cracker Barrel	700,017
3	Kohls ECOMM	422,569
4	Academy	270,592
5	Global Sports International	160,517
6	DuBois Bookstore	109,977
7	Shopko	45,840
8	Olympia Sports	45,100
9	Walmart	29,680
10	Collegewear & RPM	27,547

Top Ten Suppliers

FYE November 29, 2009

1	Linter Industries Corp	$3,989,290
2	Johnny's Signature Inc	1,721,020
3	Collegiate Licensing Co	1,222,635
4	Gildan Activewear SRL	925,526
5	Kohl's Department Stores	339,982
6	Ferra Sales & Marketing	308,070
7	Doug Knox	270,428
8	Barry T Chouinard Inc	241,048
9	Nazdar	137,400
10	David Allen Inc	132,787

FYE November 28, 2008

1	Linter Industries Corp	$7,655,604
2	Collegiate Licensing Co	1,376,826
3	Delta Apparel	978,201
4	Gildan Activewear SRL	922,987
5	Doug Knox	645,814
6	Kohl's Department Stores	262,040
7	Anvil Knitwear Inc	252,710
8	Contract Management Serv.	173,355
9	Nazdar	153,850
10	Mainetti USA	148,951

June 30, 2010

1	Linter Industries Corp	$895,463
2	Gildan Activewear SRL	697,364
3	Johnny's Signature Inc	690,078
4	Barry T Chouinard Inc	457,619
5	Collegiate Licensing Co	449,961
6	Kohl's Department Stores	350,000
7	Ferra Sales & Marketing	152,727
8	Wear Magic	84,945
9	Ohio State University	55,422
10	Nazdar	51,133

Section 6.21      Warranties

None.

Section 6.23      Consents

National City Bank (sale of customer purchase orders).

Collegiate Licensing Company (assignment of Standard Retail Product License Agreement dated February 11, 2004 as last renewed on March 8, 2010)

Licensing Resource Group (License Agreement dated March 2, 2010 for high school).

Licensing Resource Group (Standard License Agreement dated June 27, 2001, as last renewed on June 29, 2010 for college).

Strategic Marketing Affiliates Inc. (License Agreement to use Licensed Indicia of Member Universities dated December 20, 2007 as last renewed on December 11, 2009).

Those parties identified on Appendix A (License Agreements).

APPENDIX A

Albany State
Anderson University
Ashland University
Bryan College
DePauw University
Geneva College
Hannibal-LaGrange College
Hope College
Indiana University
Indiana Wesleyan University
Iowa, Univ of
Lake Superior State Univ
Lee University
Massachusetts (UMass)
Michigan State
Michigan Tech
Midland College
Midwestern State Univ.
Minnesota-Duluth
Northern Michigan University
Northern State University
Northwestern Tech
Odessa College
Ohio State
Oregon, Univ of
Saginaw Valley State
Shippensburg State
South Dakota State
Southern Indiana University
Southwestern Oklahoma State
Tallahassee Comm College
Tusculum College
Mary Hardin-Baylor, Univ of
University of the Cumberlands
William & Mary
Wisconsin-Eau Claire
Wor-Wic Community College

ANNEX B

PLAN OF LIQUIDATION AND DISSOLUTION

OF

NEXT, INC.

This Plan of Liquidation and Dissolution (the "Plan") is intended to accomplish the dissolution and liquidation of Next, Inc., a Delaware corporation (the "Company"), in accordance with Section 275 and other applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL").

1.           Approval and Adoption of Plan.  This Plan shall be effective when all of the following steps have been completed:

(a)           Resolutions of the Company's Board of Directors:  The Company's Board of Directors (the "Board") shall have adopted a resolution or resolutions with respect to the following:

(i)             the Board shall deem it advisable for the Company to be dissolved and liquidated completely.

(ii)            the Board shall approve this Plan as the appropriate means for carrying out the complete dissolution and liquidation of the Company; and

(iii)           the Board shall determine that, as part of the Plan (but not as a separate matter arising under Section 271 of the DGCL), it is deemed expedient and in the best interests of the Company, subject to the approval of the Company's stockholders at a special or annual meeting of the stockholders of the Company called for such purpose by the Board (the "Stockholder Approval"), (a) to sell certain of the assets of Next Marketing, Inc. (the "Seller"), a Delaware corporation, and a wholly-owned subsidiary of the Company, to T-Shirt International, Inc., a West Virginia corporation (the "Asset Sale"), (b) to modify its existing loan with Crossroads Bank ("Crossroads"), pursuant to the terms of that certain Loan Modification Agreement, in order to provide, without limitation, that (i) upon consummation of the Asset Sale, the Company will tender payment to Crossroads in an amount necessary to cause Crossroads to terminate its security interest in certain of Seller's real estate and production machinery and equipment; (ii) transfer certain real property and tangible personal property (the "Leased Property") to Crossroads; and (iii) following the consummation of the Sale Transaction, the Company will lease from Crossroads the Leased Property for a period of not less than 12 months, and (c) to approve the adoption of this Plan and transfer the proceeds of the Asset Sale and any of the Company's assets remaining after the Asset Sale (collectively, the "Remaining Assets") and all liabilities and obligations of the Company remaining on the date of dissolution of the Company (collectively, the "Remaining Liabilities") to the Company's creditors and stockholders, as appropriate.

(b)           Adoption of this Plan by the Company's Stockholders.  This Plan, including the dissolution of the Company and those provisions authorizing the Board subject to Stockholder Approval, to proceed with the Asset Sale and transfer to the Company's creditors and stockholders, as appropriate, shall have been approved by the holders of a majority of the voting power of the outstanding capital stock of the Company entitled to vote thereon at a special or annual meeting of the stockholders of the Company called for such purpose by the Board.  The date of such approval shall be referred to in this Plan as the "Approval Date."

2.           Dissolution and Liquidation Period.  Once the Plan is effective, the steps set forth below shall be completed at such times as the Board, in its absolute discretion, deems necessary, appropriate or advisable:

(a)           the filing of a Certificate of Dissolution of the Company (the "Certificate of Dissolution") pursuant to Section 275 of the DGCL specifying the date (no later than ninety (90) days after the filing) upon which the Certificate of Dissolution shall become effective (the "Effective Date"), and the completion of all actions that may be necessary, appropriate or desirable to dissolve the Company;

(b)           the cessation of all of the Company's business activities and the withdrawal of the Company from any jurisdiction in which it is qualified to do business, except and insofar as necessary for the sale of its assets and for the proper winding up of the Company pursuant to Section 278 of the DGCL;

(c)           the negotiation and consummation of sales and conversion of all of the assets and properties of the Company remaining after the Asset Sale into cash and/or other distribution form, including the assumption by the purchaser or purchasers of any or all liabilities of the Company;

(d)           the taking of all actions required or permitted under the dissolution procedures of Section 281(b) of the DGCL; and

(e)           the (i) payment or making reasonable provision to pay all claims and obligations of the Company, including all contingent, conditional or unmatured claims known to the Company; (ii) making of such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party; and (iii) making of such provision as shall be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company, are likely to arise or to become known to the Company within ten years after the date of dissolution.

Without limiting the generality of the foregoing, the Board may instruct the officers of the Company to delay the taking of any of the foregoing steps until the Company has performed such actions as the Board or such officers determine to be necessary, appropriate or advisable for the Company to maximize the value of the Company's assets upon liquidation; provided, that such steps may not be delayed longer than is permitted by applicable law.

In addition, notwithstanding the foregoing, the Company shall not be required to follow the procedures described in Section 281(b) of the DGCL, and the adoption of the Plan by the stockholders of the Company as provided in Section 1 above shall constitute full and complete authority for the Board and the officers of the Company, without further stockholder action, to proceed with the dissolution and liquidation of the Company in accordance with any applicable provision of the DGCL, including, without limitation, Sections 280 and 281(a) thereof.

3.           Authority of Officers and Directors.

(a)           After the Effective Date, the Board and the officers of the Company shall continue in their positions for the purpose of winding up the affairs of the Company as contemplated by Delaware law.  The Board may appoint officers, hire employees and retain independent contractors and advisors in connection with the winding up process, and is authorized to pay to the Company's officers, directors and employees, or any of them, compensation or additional compensation above their regular compensation, in money or other property, in recognition of the extraordinary efforts they, or any of them, shall be required to undertake, or actually undertake, in connection with the successful implementation of this Plan.  Adoption of this Plan by the stockholders of the Company as provided in Section 1 above shall constitute the approval by the Company's stockholders of the Board's authorization of the payment of any such compensation.

(b)           The adoption of the Plan by the stockholders of the Company as provided in Section 1 above shall constitute full and complete authority for the Board and the officers of the Company, without further stockholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character that the Board or such officers deem necessary, appropriate or advisable: (i) to dissolve the Company in accordance with the laws of the State of Delaware and cause its withdrawal from all jurisdictions in which it is authorized to do business; (ii) subject to Stockholder Approval, to proceed with the Asset Sale and to transfer the Remaining Assets and Remaining Liabilities to the Company's stockholders or otherwise to sell, dispose, convey, transfer and deliver all of the assets and properties of the Company; (iii) to satisfy or provide for the satisfaction of the Company's obligations in accordance with Sections 280 and 281 of the DGCL; and (iv) for the Board to distribute any properties and assets of the Company and all remaining funds  pro rata  to the stockholders of the Company's common stock in accordance with the respective number of shares then held of record as of Effective Date

4.           Conversion of Assets Into Cash and/or Other Distributable Form.

(a)           Subject to approval by the Board and the consummation of the Asset Sale, the officers, employees and agents of the Company shall, as promptly as feasible, proceed to (i) collect all sums due or owing to the Company, (ii) sell and convert into cash and/or other distributable form, all the remaining assets and properties of the Company, if any, and (iii) out of the assets and properties of the Company, pay, satisfy and discharge or make adequate provision for the payment, satisfaction and discharge of all debts and liabilities of the Company pursuant to Section 2 above, including all expenses of the sales of assets and of the dissolution and liquidation provided for by the Plan

(b)           The adoption of the Plan by the stockholders of the Company as provided in Section 1 above shall constitute full and complete authority for the Asset Sale, subject to Stockholder Approval, or for any sale, exchange or other disposition of the properties and assets of the Company contemplated by the Plan, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all such contracts for sale, exchange or other disposition.  The Company may invest in such interim assets as determined by the Board in its discretion, pending conversion to cash or other distributable forms.

5.           Professional Fees and Expenses.

(a)           It is specifically contemplated that the Board may authorize the payment of a retainer fee to a law firm or law firms selected by the Board for legal fees and expenses of the Company, including, among other things, to cover any costs payable pursuant to the indemnification of the Company's officers or members of the Board provided by the Company pursuant to its Certificate of Incorporation and Bylaws, as amended and/or restated, or the DGCL or otherwise.

(b)           In addition, in connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the sole and absolute discretion of the Board, pay any brokerage, agency and other fees and expenses of persons rendering services, including accountants and tax advisors, to the Company in connection with the Asset Sale, subject to Stockholder Approval, and the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of this Plan.

6.           Indemnification.  The Company shall continue to indemnify its officers, directors, employees and agents in accordance with its Certificate of Incorporation and Amended and Restated Bylaws and any contractual arrangements, for actions taken in connection with this Plan and the winding up of the affairs of the Company.  The Board, in its sole and absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover the Company's obligations hereunder, including without limitation directors' and officers' liability coverage.

7.           Liquidating Distributions.

(a)           In the event Stockholder Approval is obtained and the Asset Sale is consummated, liquidating distributions, if any, shall be made from time to time after the filing of the Certificate of Dissolution as provided in Section 2 above and adoption of this Plan by the stockholders to the stockholders of record, at the close of business on such date, pro rata to stockholders of the Company's common stock in accordance with the respective number of shares then held of record; provided that in the opinion of the Board adequate provision has been made for the payment, satisfaction and discharge of all known, unascertained or contingent debts, obligations and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the sale and distribution of assets and liquidation of the Company).  Liquidation distributions shall be made in cash or in kind, including in stock of, or ownership interests in, subsidiaries of the Company and remaining assets of the Company, if any.  Such distributions may occur in a single distribution or in a series of distributions, in such amounts and at such time or times as the Board in its absolute discretion, and in accordance with Section 281 of the DGCL, may determine; provided, however, that the Company shall complete the distribution of all its properties and assets to its stockholders as provided in this Section 7 as soon as practicable following the filing of its Certificate of Dissolution with the Secretary of State of the State of Delaware and in any event on or prior to the tenth anniversary of the Approval Date (the "Final Distribution Date").

(b)           If and to the extent deemed necessary, appropriate or desirable by the Board in its absolute discretion, the Company may establish and set aside a reasonable amount of cash and/or property to satisfy claims against the Company and other obligations of the Company (a "Contingency Reserve"), including, without limitations, (i) tax obligations, (ii) all expenses of the sale of the Company's property and assets, if any, (iii) the salary, fees and expenses of members of the Board, management and employees, (iv) expenses for the collection and defense of the Company's property and assets, (v) the expenses described in Sections 3, 5 and 6 above and (vi) all other expenses related to the dissolution and liquidation of the Company and the winding-up of its affairs.  Any unexpended amounts remaining in a Contingency Reserve shall be distributed to the Company's stockholders no later than the Final Distribution Date.

(c)           As provided in Section 12 below, distributions made pursuant to this Plan shall be treated as made in complete liquidation of the Company within the meaning of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder.  Subject to Stockholder Approval, the adoption of the Plan by the stockholders of the Company as provided in Section 1 above shall constitute full and complete authority for the making by the Board of all distributions contemplated in this Section 7.

8.           Liquidating Trusts.  The Board may but is not required to establish a Liquidating Trust (the "Liquidating Trust") and distribute assets of the Company to the Liquidating Trust.  The Liquidating Trust may be established by agreement with one or more trustees selected by the Board.  If the Liquidating Trust is established by agreement with one or more trustees, the trust agreement establishing and governing the Liquidating Trust shall be in form and substance determined by the Board.  The trustees shall in general be authorized to take charge of the Company's property, and to sell and convert into cash any and all corporate non-cash assets and collect the debts and property due and belonging to the Company, with power to prosecute and defend, in the name of the Company, or otherwise, all such suits as may be necessary or proper for the foregoing purposes, and to appoint an agent under it and to do all other acts which might be done by the Company that may be necessary, appropriate or advisable for the final settlement of the unfinished business of the Company.

9.           Unallocated Stockholders.  Any cash or other property held for distribution to stockholders of the Company who have not, at the time of the final liquidation distribution, whether been located shall be transferred to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution.  Such cash or other property shall thereafter be held by such person(s) solely for the benefit of and ultimate distribution, but without interest thereon, to such former stockholder or stockholders entitled to receive such assets, who shall constitute the sole equitable owners thereof, subject only to such escheat or other laws as may be applicable to unclaimed funds or property, and thereupon all responsibilities and liabilities of the Company with respect thereto shall be satisfied and exhausted.  In no event shall any of such assets revert to or become the property of the Company.

10.           Amendment, Modification or Abandonment of Plan.  If for any reason the Board determines that such action would be in the best interests of the Company, it may amend, modify or abandon the Plan and all actions contemplated thereunder, including the Asset Sale or the proposed dissolution of the Company, notwithstanding stockholder approval of the Asset Sale or the Plan, to the extent permitted by the DGCL; provided, however, that the Board shall not abandon the Plan following the filing of the Certificate of Dissolution without first obtaining stockholder consent.  Upon the abandonment of the Plan, the Plan shall be void.

11.           Cancellation of Stock and Stock Certificates.

(a)           After known liabilities of the Company have been paid to the full extent possible, and the remaining assets of the Company, if any, have been distributed to the stockholders, the stockholders shall surrender any and all certificates representing the stock of the Company and shall have no further rights against the Company, whether arising out of each stockholder's status as a stockholder or as a creditor of the Company.

(b)           Following the filing of a Certificate of Dissolution of the Company, the Company's share transfer books shall be closed and the Company's capital stock and stock certificates evidencing the Company's capital stock will be treated as no longer being outstanding.

12.           Liquidation under Code Sections 331 and 336.  It is intended that this Plan shall be a plan of complete liquidation of the Company in accordance with the terms of Sections 331 and 336 of the Code.  The Plan shall be deemed to authorize the taking of such action as, in the opinion of counsel to the Company, may be necessary to conform with the provisions of said Sections 331 and 336 and the regulations promulgated thereunder.

13.           Filing of Tax Forms.  The appropriate officers of the Company are authorized and directed, within thirty (30) days after the effective date of the Plan, to execute and file a United States Treasury Form 966 pursuant to Section 6043 of the Code and such additional forms and reports with the Internal Revenue Service as may be necessary or appropriate in connection with this Plan and the carrying out thereof.

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Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000074126_1 R2.09.05.010

SPECIAL MEETING OF STOCKHOLDERS
OF NEXT, INC.

September 10,2010

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com .

NEXT, INC.
Special Meeting of Stockholders
September 10, 2010 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Robert M. Budd and David O. Cole, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Next, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 a.m. Eastern Time on September 10, 2010, at the the offices of Next Marketing, 1295 Vernon Street, Wabash, IN. and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 and 2.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000074126_2 R2.09.05.010